Filed Pursuant to Rule 424(b)(5)
Registration No. 333-236921 and 333-251375
PROSPECTUS SUPPLEMENT (To Prospectus dated May 06, 2020)

5,482,352 Shares
Class A Common Stock
We are offering 5,482,352 shares of our Class A common stock, par value $0.01 per share.
Our Class A common stock is listed on the NASDAQ Global Select Market under the symbol “NFE.”
We intend to use the net proceeds from this offering, together with any proceeds from the Concurrent Secured Notes Offering (as defined herein), for general corporate purposes.
Investing in our Class A common stock involves risks. Please read “Risk Factors” beginning on page S-5.
Neither the Securities and Exchange Commission nor any state or other securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
	Per Share	Total
Public offering price	$51.00	$279,599,952
Underwriting discounts and commissions(1)	$1.4242	$7,807,966
Proceeds, before expenses, to us	$49.5758	$271,791,986
(1)
The underwriter has agreed to reimburse certain of our expenses in connection with this offering. See “Underwriting” for a description of the compensation payable to and the expenses to be reimbursed by the underwriter.

The underwriter may purchase up to an additional 400,000 shares of Class A common stock from us at a price of $49.5758 per share within 30 days from the date of this prospectus. See “Underwriting.”
The underwriter expects to deliver the shares of Class A common stock to purchasers on or about December 18, 2020 through the book-entry facilities of The Depository Trust Company.
Sole Bookrunning Manager
Morgan Stanley
Prospectus Supplement dated December 15, 2020.

Prospectus Supplement
Prospectus
S-i

New Fortress Energy Inc. (“NFE Inc.”) was formerly New Fortress Energy LLC, a Delaware limited liability company (“NFE LLC”), prior to its conversion to a Delaware corporation (the “Conversion”) effective at 12:01 a.m. (Eastern Time) on August 7, 2020 (the “Conversion Effective Time”), as described in more detail in the documents incorporated by reference herein. In this prospectus supplement and the accompanying prospectus or any free writing prospectus prepared by or on behalf of us, unless otherwise indicated or the context otherwise requires, references to “NFE,” the “Company,” “we,” “us,” “our” and similar terms refer to (i) prior to the Conversion Effective Time, NFE LLC and its subsidiaries and (ii) following the Conversion Effective Time, NFE Inc. and its subsidiaries. In addition, when used in a historical context that is prior to the completion of our IPO (as defined herein), references to “Company,” “we,” “our,” “us” or like terms refer to New Fortress Energy Holdings LLC, a Delaware limited liability company (“New Fortress Energy Holdings”), our predecessor for financial reporting purposes.
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering and certain other matters. The second part, the accompanying prospectus, gives more general information about us and our debt securities and capital stock. Generally, when we refer to “this prospectus”, we are referring to both parts of this document combined. To the extent information in this prospectus supplement conflicts with information in the accompanying prospectus, you should rely on the information in this prospectus supplement.
You should rely only on the information contained in this prospectus supplement and accompanying prospectus or any free writing prospectus prepared by or on behalf of us. We have not, and the underwriter has not, authorized anyone to give any information or to make any representations in connection with the offer made hereby except as contained or incorporated by reference in this prospectus supplement and accompanying prospectus or any free writing prospectus. You must not rely on unauthorized information or representations. This prospectus supplement and accompanying prospectus does not offer to sell or solicit an offer to buy any of our Class A common stock in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation.
The information contained in this prospectus supplement is current only as of the date on the cover page, and any information we have incorporated by reference is accurate only as of the date of each such document incorporated by reference. We do not imply that there has been no change in the information contained or incorporated by reference in this prospectus supplement or accompanying prospectus or in our business, financial condition, results of operations or prospects subsequent to that date by delivering this prospectus supplement or making any sale hereunder.
S-ii

BASIS OF PRESENTATION
In this prospectus supplement, references to the following terms will have the meanings specified below, unless otherwise indicated or the context otherwise requires:
ADO	automotive diesel oil

Annual Report	our annual report on Form 10-K for the year ended December 31, 2019

Bcf/yr	billion cubic feet per year

Btu
the amount of heat required to raise the temperature of one avoirdupois pound of pure water from 59 degrees Fahrenheit to 60 degrees Fahrenheit at an absolute pressure of 14.696 pounds per square inch gage

CAA	Clean Air Act

CERCLA	Comprehensive Environmental Response, Compensation and Liability Act

CWA	Clean Water Act

DOE	U.S. Department of Energy

DOT	U.S. Department of Transportation

FERC	Federal Energy Regulatory Commission

FTA countries	countries with which the United States has a free trade agreement providing for national treatment for trade in natural gas

GAAP	generally accepted accounting principles in the United States

GHG	greenhouse gases

GSA	gas sales agreement

Henry Hub	a natural gas pipeline located in Erath, Louisiana that serves as the official delivery location for futures contracts on the New York Mercantile Exchange

IPO	the Company’s initial public offering, which was completed on February 4, 2019

ISO container	International Organization of Standardization, an intermodal container

LNG	natural gas in its liquid state at or below its boiling point at or near atmospheric pressure

MMBtu	one million Btus, which corresponds to approximately 12.1 LNG gallons

mtpa	million tons per annum

MW	megawatt. We estimate 2,500 LNG gallons would be required to produce one megawatt

S-iii

NGA	Natural Gas Act of 1938, as amended

non-FTA countries	countries without a free trade agreement with the United States providing for national treatment for trade in natural gas and with which trade is permitted

OPA	Oil Pollution Act

OUR	Office of Utilities Regulation (Jamaica)

PHMSA	Pipeline and Hazardous Materials Safety Administration

PPA	power purchase agreement

SSA	steam supply agreement

TBtu	one trillion Btus, which corresponds to approximately 12,100,000 LNG gallons
S-iv

INDUSTRY AND MARKET DATA
This prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein include market, industry and other data based on a variety of third-party sources, including independent industry publications, government publications, reports by market research firms, information obtained from customers, distributors, suppliers, trade and business organizations and publicly available information. Some data are also based on good faith estimates by the Company’s management, which have been derived from management’s knowledge and experience in the industries in which we operate, from review of internal information and from the various sources listed above. The third-party sources generally state that the information contained therein has been obtained from sources believed to be reliable, but we cannot assure you as to the accuracy or completeness of included information. We have not independently verified any of the data from third-party sources, nor have we ascertained the underlying economic assumptions relied upon therein. In addition, while we are not aware of any misstatements regarding the estimates by the Company’s management, such estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under “Cautionary Statement on Forward-Looking Statements” and “Risk Factors” and similar headings in this prospectus supplement and accompanying prospectus and in our Annual Report and our subsequently filed Quarterly Reports on Form 10-Q, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference into this prospectus supplement and accompanying prospectus. None of the Company or the underwriter can guarantee the accuracy or completeness of such market, industry and other data. Accordingly, investors should not place undue weight on such market, industry and other data presented in this prospectus supplement and accompanying prospectus.
CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus and the information incorporated by reference herein contain forward-looking statements regarding, among other things, our plans, strategies, prospects and projections, both business and financial. All statements contained in this prospectus supplement and accompanying prospectus or incorporated by reference herein other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. While it is impossible to identify all such factors, factors that could cause actual results to differ materially from those estimated by us include:
•	our limited operating history;
•	loss of one or more of our customers;
•	inability to procure LNG on a fixed-price basis, or otherwise to manage LNG price risks, including hedging arrangements;
•	the completion of construction on our LNG facilities, power plants or Liquefaction Facilities (as defined herein) and the terms of our construction contracts for the completion of these assets;
•
cost overruns and delays in the completion of one or more of our LNG facilities, power plants or Liquefaction Facilities, as well as difficulties in obtaining sufficient financing to pay for such costs and delays;

•	our ability to obtain additional financing to effect our strategy;
•	failure to produce or purchase sufficient amounts of LNG or natural gas at favorable prices to meet customer demand;
•	hurricanes or other natural or manmade disasters;
•	impacts of the novel coronavirus (“COVID-19”) pandemic on our or our customers’ demand or customers’ or suppliers’ operations and financial status;
•	failure to obtain and maintain approvals and permits from governmental and regulatory agencies;
S-v

•	operational, regulatory, environmental, political, legal and economic risks pertaining to the construction and operation of our facilities;
•	inability to contract with suppliers and tankers to facilitate the delivery of LNG on their chartered LNG tankers;
•	cyclical or other changes in the demand for and price of LNG and natural gas and alternative fuels, including oil-based fuels;
•	failure of natural gas to be a competitive source of energy in the markets in which we operate and seek to operate;
•	competition from third parties in our business;
•	inability to re-finance our indebtedness outstanding from time to time or implement our financing plans;
•	changes to environmental and similar laws and governmental regulations that are adverse to our operations;
•	inability to enter into favorable agreements and obtain necessary regulatory approvals;
•	the tax treatment of us or of an investment in any of our securities;
•	a major health and safety incident relating to our business;
•	increased labor costs, and the unavailability of skilled workers or our failure to attract and retain qualified personnel;
•	risks related to the jurisdictions in which we do, or seek to do, business, particularly Florida, Puerto Rico, Jamaica, Mexico, Nicaragua and other jurisdictions in the Caribbean;
•	our inability to achieve the anticipated benefits of converting from a limited liability company to a corporation; and
•	other risks described in the “Risk Factors” section of this prospectus supplement.
All forward-looking statements speak only as of the date of this prospectus supplement or the date of the other documents incorporated by reference herein, as applicable. When considering forward-looking statements, you should keep in mind the risks set forth under “Risk Factors” and similar headings in, and other cautionary statements included in, this prospectus supplement and accompanying prospectus and in our Annual Report and our subsequently filed Quarterly Reports on Form 10-Q, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference into this prospectus supplement and accompanying prospectus. We undertake no duty to update these forward-looking statements, even though our situation may change in the future. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections or achievements.
S-vi

TRADEMARKS, SERVICE MARKS AND COPYRIGHTS
We own or have rights to trademarks, logos, service marks and trade names that we use in connection with the operation of our business. In addition, our names, logos and website names and addresses are our service marks or trademarks. We also own or have rights to copyrights that protect the content of our products. Solely for convenience, the trademarks, service marks, trade names and copyrights included or referred to in this prospectus supplement and accompanying prospectus are listed without the TM, SM, © and ® symbols, but such references do not constitute a waiver of any rights that might be associated with the respective trademarks, service marks, trade names and copyrights included or referred to in this prospectus supplement and accompanying prospectus.
S-vii

SUMMARY
This summary highlights selected information about this offering and our business contained elsewhere or incorporated by reference in this prospectus supplement. This summary is not complete and does not contain all of the information that may be important to you in making a decision to purchase our Class A common stock. This summary is qualified in its entirety by the more detailed information appearing elsewhere in this prospectus supplement and accompanying prospectus and the documents incorporated by reference herein. You should read carefully this entire prospectus supplement and accompanying prospectus and the documents incorporated by reference herein and should consider, among other things, the matters set forth in “Cautionary Statement on Forward-Looking Statements,” “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other similar headings in this prospectus supplement and accompanying prospectus and in our Annual Report and our subsequently filed Quarterly Reports on Form 10-Q, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference into this prospectus supplement and accompanying prospectus, as well as our historical financial statements and the related notes to those financial statements incorporated by reference in this prospectus supplement and accompanying prospectus.
Our Company
We are a global integrated gas-to-power infrastructure company that seeks to use natural gas to satisfy the world’s large and growing power needs. We deliver targeted energy solutions to customers around the world, thereby reducing their energy costs and diversifying their energy resources, while also reducing pollution and generating compelling margins. Our near-term mission is to provide modern infrastructure solutions to create cleaner, reliable energy while generating a positive economic impact worldwide. Our long-term mission is to become one of the world’s leading carbon emission-free independent power providing companies. We discuss this important goal in more detail in “Our Business—Toward a Carbon-Free Future.”
We deliver targeted energy solutions by employing a four-part integrated LNG supply and delivery model:
LNG Supply and Liquefaction - We supply LNG to our customers, typically by entering into long-term, LNG supply contracts which are generally based on an index such as Henry Hub plus an additional fee. We have successfully capitalized on current market conditions to secure long-term LNG contracts which are also based on Henry Hub plus an additional fee, with attractive terms. In addition, we supply LNG to our customers from open market purchases and LNG from our existing liquefaction and storage facility in Miami, Florida.
Shipping - We have long-term charters for liquefied natural gas carriers and floating storage and regasification units. These assets transport LNG from ports to our downstream facilities and gasify LNG for ultimate delivery to our customers.
Logistics - We own or control the logistics assets necessary to deliver LNG to our customers through our logistic assets that enable us to transport LNG from our downstream facilities to our customers.
Facilities - Through our network of current and planned downstream facilities, we are strategically positioned to deliver gas and power solutions to our customers seeking either to transition from environmentally dirtier distillate fuels such as automotive diesel oil and heavy fuel oil or to purchase natural gas to meet their current fuel needs. As an integrated gas-to-power energy infrastructure company, our business model spans the entire production and delivery chain from natural gas procurement and liquefaction to logistics, shipping, facilities and conversion or development of natural gas-fired generation. While historically, natural gas procurement or liquefaction, transportation, regasification and power generation have been financed separately, the segregation of such projects has inhibited the development of natural gas-fired power in many developing countries. In executing this business model, we have the capability to build or arrange any necessary infrastructure ourselves without reliance on multilateral financing sources or traditional project finance structures, so that we maintain our strategic flexibility.
We currently conduct our operations at our LNG storage and regasification facility at the Port of Montego Bay, Jamaica, our marine LNG storage and regasification facility in Old Harbour, Jamaica, our landed micro-fuel handling facility in San Juan, Puerto Rico and at our Miami Facility. In addition, we are currently developing facilities in Mexico, Nicaragua and Ireland, as described in more detail in “Our Business.” We are in active discussions with additional customers in multiple regions around the world who may have significant demand for additional LNG, although there can be no assurance that these discussions will result in additional contracts or the terms of such contracts or that we will be able to achieve our target pricing or margins.

Corporate Information
NFE LLC was formed as a Delaware limited liability company by New Fortress Energy Holdings on August 6, 2018. On August 7, 2020, effective as of the Conversion Effective Time, NFE LLC was converted from a Delaware limited liability company to NFE Inc., a Delaware corporation.
Our principal executive office is located at 111 W. 19th Street, 8th Floor, New York, NY 10011 and our telephone number is (516) 268-7400. We maintain a website at www.newfortressenergy.com. We have included our website address in this prospectus supplement solely as an inactive textual reference. The information on or otherwise accessible through our website does not constitute a part of, and is not incorporated by reference into, this prospectus supplement or the accompanying prospectus.
Recent Developments
Concurrent Secured Notes Offering
On September 2, 2020, we issued an aggregate principal amount of $1,000.0 million of 6.750% senior secured notes due 2025. Concurrently with this offering, we are offering to persons reasonably believed to be qualified institutional buyers (as defined in Rule 144A under the Securities Act) and outside the United States to persons other than U.S. persons in reliance on Regulation S under the Securities Act, in a separate offering exempt from registration under the Securities Act, $250.0 million aggregate principal amount of additional 6.750% senior secured notes due 2025 (the “New Notes”), which will be issued as “additional notes” under the indenture governing our existing 6.750% senior secured notes due 2025, pursuant to a separate offering memorandum (the “Concurrent Secured Notes Offering”). If we complete the Concurrent Secured Notes Offering, we intend to use the net proceeds from this offering, together with the proceeds, if any, from the Concurrent Secured Notes Offering, for general corporate purposes.
We cannot give any assurance that the Concurrent Secured Notes Offering will be completed, or that we will complete such offering for the amount of New Notes currently contemplated. The completion of this offering is not contingent upon the completion of the Concurrent Secured Notes Offering, and the completion of the Concurrent Secured Notes Offering is not contingent upon the completion of this offering. The foregoing description and other information in this prospectus supplement regarding the Concurrent Secured Notes Offering is included solely for informational purposes. Nothing in this prospectus supplement should be construed as an offer to sell, or a solicitation of an offer to buy, any New Notes.

THE OFFERING
The summary below contains basic information about this offering and may not contain all of the information that may be important to you. You should read this entire prospectus supplement, the accompanying prospectus and the documents incorporated and deemed to be incorporated by reference herein and therein before making an investment decision. As used in this section, “we,” “our” and “us” refer only to New Fortress Energy Inc. and not to its consolidated subsidiaries.
Issuer
New Fortress Energy Inc., a Delaware corporation.
Class A Common Stock Offered
5,482,352 shares of Class A common stock (or 5,882,352 shares if the underwriter exercises its option to purchase additional shares of Class A common stock in full).
Approximate Number of Shares of Class A Common Stock to be Outstanding after this Offering
174,221,759 shares (or 174,621,759 shares if the underwriter exercises its option to purchase additional shares of Class A common stock in full).(1)
NASDAQ Global Select Market Symbol for Class A Common Stock
“NFE”
Use of Proceeds
We estimate that the net proceeds to us from this offering, after deducting the underwriting discounts and commissions and estimated offering expenses payable by us, will be approximately $271.3 million (or $291.5 million if the underwriter exercises its option to purchase additional shares of Class A common stock in full). We intend to use the net proceeds from this offering, together with the proceeds, if any, from the Concurrent Secured Notes Offering, for general corporate purposes. See “Use of Proceeds.”
Concurrent Secured Notes Offering
Concurrently with this offering, we are offering $250.0 million of our 6.750% senior secured notes due 2025 in a separate offering exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). The completion of this offering is not contingent upon the completion of the Concurrent Secured Notes Offering, and the completion of the Concurrent Secured Notes Offering is not contingent upon the completion of this offering.
Risk Factors
Investing in our Class A common stock involves risks. You should consider carefully the information set forth in “Risk Factors” and all other information contained in or incorporated by reference in this prospectus supplement and accompanying prospectus before deciding to invest in our Class A common stock.
(1)	The number of shares of our Class A common stock to be outstanding immediately after this offering is based on 168,739,407 shares of our Class A common stock outstanding as of December 14, 2020.

SUMMARY FINANCIAL AND OTHER DATA
The following table presents our summary historical consolidated financial and operating data as of and for the periods indicated. The summary historical financial data as of September 30, 2020 and for the nine months ended September 30, 2020 and 2019 was derived from our unaudited interim condensed consolidated financial statements, which are incorporated by reference in this prospectus supplement and accompanying prospectus and which reflect all normal and recurring adjustments that are, in the opinion of management, necessary to provide a fair statement of the financial position, results of operations and cash flows of the Company for the interim periods presented. The summary historical financial data as of December 31, 2019 and 2018 and for the years ended December 31, 2019, 2018 and 2017 was derived from our audited consolidated financial statements. The data should be read in conjunction with the consolidated financial statements, related notes and other financial information incorporated by reference in this prospectus supplement and accompanying prospectus.
NFE LLC was formed on August 6, 2018 and did not have historical financial results. Accordingly, the summary historical financial data as of December 31, 2018 and for the years ended December 31, 2018 and 2017, the periods prior to our IPO, was derived from the audited historical consolidated financial statements of New Fortress Energy Holdings, our predecessor for financial reporting purposes.
This information is only a summary and should be read together with “Use of Proceeds” and the other information included elsewhere in this prospectus supplement and accompanying prospectus, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report and our subsequently filed Quarterly Reports on Form 10-Q, and our consolidated financial statements and related notes thereto, which are incorporated by reference into this prospectus supplement and accompanying prospectus. The historical financial results are not necessarily indicative of results to be expected for any future periods.
	Year Ended December 31,			Nine Months Ended September 30,
	2019	2018	2017	2020	2019
(In thousands)
Statements of Operations Data:
Total revenues	$189,125	$112,301	$97,262	$305,954	$119,373
Total operating expenses	376,400	170,789	122,252	479,343	270,395
Operating loss	(187,275)	(58,488)	(24,990)	(173,389)	(151,022)
Other expenses, net	16,605	20,032	6,155	88,142	14,590
Loss before taxes	(203,880)	(78,520)	(31,145)	(261,531)	(165,612)
Tax expense (benefit)	439	(338)	526	1,949	337
Net loss	(204,319)	(78,182)	(31,671)	(263,480)	(165,949)
	As of December 31,		As of September 30, 2020
	2019	2018
(In thousands)
Balance Sheet Data:
Property, plant and equipment, net	$192,222	$94,040	$622,475
Total assets	1,123,814	699,402	1,399,813
Long-term debt (includes current portion)	619,057	272,192	980,183
Total liabilities	736,490	416,755	1,301,076
	Year Ended December 31,			Nine Months Ended September 30,
	2019	2018	2017	2020	2019
(In thousands)
Statements of Cash Flow Data:
Net cash provided by (used in):
Operating activities	$(234,261)	$(93,227)	$(54,892)	$(115,710)	$(154,761)
Investing activities	(376,164)	(184,455)	(29,858)	(115,704)	(295,035)
Financing activities	602,607	260,204	13,960	291,816	593,001

RISK FACTORS
An investment in our Class A common stock involves a high degree of risk. You should carefully consider the following risks described below and under “Item 1A. Risk Factors” in our Annual Report and in our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2020, as updated by annual, quarterly and other reports we file with the SEC that are incorporated by reference into this prospectus supplement and accompanying prospectus, together with the other information set forth and incorporated by reference into this prospectus supplement and accompanying prospectus, before making your decision to invest in our Class A common stock. If any of the following risks were to occur, the value of our Class A common stock could be materially adversely affected or our business, financial condition and results of operations could be materially adversely affected and thus indirectly cause the value of our Class A common stock to decline. Additional risks not presently known to us or that we currently deem immaterial could also materially affect our business and the value of our Class A common stock. As a result of any of these risks, known or unknown, you may lose all or part of your investment in our Class A common stock. The risks discussed below also include forward-looking statements, and actual results may differ substantially from those discussed in these forward-looking statements. See “Cautionary Statement on Forward-Looking Statements” in this prospectus supplement.
Risks Related to Our Business
We have not yet completed contracting, construction and commissioning of all of our Facilities and Liquefaction Facilities. There can be no assurance that our Facilities and Liquefaction Facilities will operate as expected, or at all.
We have not yet entered into binding construction contracts, issued “final notice to proceed” or obtained all necessary environmental, regulatory, construction and zoning permissions for all of our Facilities (as defined herein) and Liquefaction Facilities. There can be no assurance that we will be able to enter into the contracts required for the development of our Facilities and Liquefaction Facilities on commercially favorable terms, if at all, or that we will be able to obtain all of the environmental, regulatory, construction and zoning permissions we need. In particular, we will require agreements with ports proximate to our Liquefaction Facilities capable of handling the transload of LNG directly from our transportation assets to our occupying vessel. If we are unable to enter into favorable contracts or to obtain the necessary regulatory and land use approvals on favorable terms, we may not be able to construct and operate these assets as expected, or at all. Additionally, the construction of these kinds of facilities is inherently subject to the risks of cost overruns and delays. There can be no assurance that we will not need to make adjustments to our Facilities and Liquefaction Facilities as a result of the required testing or commissioning of each development, which could cause delays and be costly. Furthermore, if we do enter into the necessary contracts and obtain regulatory approvals for the construction and operation of the Liquefaction Facilities, there can be no assurance that such operations will allow us to successfully export LNG to our facilities, or that we will succeed in our goal of reducing the risk to our operations of future LNG price variations. If we are unable to construct, commission and operate all of our Facilities and Liquefaction Facilities as expected, or, when and if constructed, they do not accomplish the goals described in this prospectus supplement and the documents incorporated by reference herein, or if we experience delays or cost overruns in construction, our business, operating results, cash flows and liquidity could be materially and adversely affected. Expenses related to our pursuit of contracts and regulatory approvals related to our Facilities and Liquefaction Facilities still under development may be significant and will be incurred by us regardless of whether these assets are ultimately constructed and operational.
We may experience time delays, unforeseen expenses and other complications while developing our projects. These complications can delay the commencement of revenue-generating activities, reduce the amount of revenue we earn and increase our development costs.
Development projects, including our Facilities, Liquefaction Facilities, power plants, and related infrastructure are often developed in multiple stages involving commercial and governmental negotiations, site planning, due diligence, permit requests, environmental impact studies, permit applications and review, marine logistics planning and transportation and end-user delivery logistics. Projects of this type are subject to a number of risks that may lead to delay, increased costs and decreased economic attractiveness. These risks are often increased in foreign jurisdictions, where legal processes, language differences, cultural expectations, currency exchange requirements, political relations with the U.S. government, changes in the political views and structure, government representatives, new regulations, regulatory reviews, employment laws and diligence requirements can make it more difficult, time-consuming and expensive to develop a project.

A primary focus of our business is the development of projects in foreign jurisdictions, including in locations where we have no prior development experience, and we expect to continue expanding into new jurisdictions in the future.
Our inexperience in these jurisdictions creates a meaningful risk that we may experience delays, unforeseen expenses or other obstacles that will cause the projects we are developing to take longer and be more expensive than our initial estimates.
While we plan our projects carefully and attempt to complete them according to timelines and budgets that we believe are feasible, we have experienced time delays and cost overruns in some projects that we have developed previously and may experience similar issues with future projects given the inherent complexity and unpredictability of developing infrastructure projects. For example, we previously expected to commence operations of our San Juan Facility and the converted Units 5 and 6 of the San Juan Power Plant (as defined herein) in San Juan, Puerto Rico in the third quarter of 2019. However, due in part to the earthquakes that occurred near Puerto Rico in January 2020 and third-party delays, we began supplying natural gas to Units 5 and 6 in the second quarter of 2020. Delays in the development beyond our estimated timelines, or amendments or change orders to the construction contracts we have entered into and will enter into in the future, could increase the cost of completion beyond the amounts that we estimate. Increased costs could require us to obtain additional sources of financing to continue development on our estimated development timeline or to fund our operations during such development. Any delay in completion of a facility could cause a delay in the receipt of revenues estimated therefrom or cause a loss of one or more customers in the event of significant delays. As a result of any one of these factors, any significant development delay, whatever the cause, could have a material adverse effect on our business, operating results, cash flows and liquidity.
Our ability to implement our business strategy may be materially and adversely affected by many known and unknown factors.
Our business strategy relies upon our future ability to successfully market natural gas to end-users, develop and maintain cost-effective logistics in our supply chain and construct, develop and operate energy-related infrastructure in the U.S., Jamaica, Mexico, Puerto Rico, Ireland, Nicaragua and other countries where we do not currently operate. Our strategy assumes that we will be able to expand our operations into other countries, including countries in the Caribbean, enter into long-term GSAs and/or PPAs with end-users, acquire and transport LNG at attractive prices, develop infrastructure, including the Pennsylvania Facility (as defined herein), as well as other future projects, into efficient and profitable operations in a timely and cost-effective way, obtain approvals from all relevant federal, state and local authorities, as needed, for the construction and operation of these projects and other relevant approvals and obtain long-term capital appreciation and liquidity with respect to such investments. We cannot assure you if or when we will enter into contracts for the sale of LNG and/or natural gas, the price at which we will be able to sell such LNG and/or natural gas or our costs for such LNG and/or natural gas. Thus, there can be no assurance that we will achieve our target pricing, costs or margins. Our strategy may also be affected by future governmental laws and regulations. Our strategy also assumes that we will be able to enter into strategic relationships with energy end-users, power utilities, LNG providers, shipping companies, infrastructure developers, financing counterparties and other partners. These assumptions are subject to significant economic, competitive, regulatory and operational uncertainties, contingencies and risks, many of which are beyond our control. Additionally, in furtherance of our business strategy, we may acquire operating businesses or other assets in the future. Any such acquisitions would be subject to significant risks and contingencies, including the risk of integration, and we may not be able to realize the benefits of any such acquisitions.
Additionally, our strategy may evolve over time. Our future ability to execute our business strategy is uncertain, and it can be expected that one or more of our assumptions will prove to be incorrect and that we will face unanticipated events and circumstances that may adversely affect our business. Any one or more of the following factors may have a material adverse effect on our ability to implement our strategy and achieve our targets:
•	inability to achieve our target costs for the purchase, liquefaction and export of natural gas and/or LNG and our target pricing for long-term contracts;
•	failure to develop cost-effective logistics solutions;
•	failure to manage expanding operations in the projected time frame;
•	inability to structure innovative and profitable energy-related transactions as part of our sales and trading operations and to optimally price and manage position, performance and counterparty risks;

•
inability, or failure, of any customer or contract counterparty to perform their contractual obligations to us (for further discussion of counterparty risk, see “– Our current ability to generate cash is substantially dependent upon the entry into and performance by customers under long-term contracts that we have entered into or will enter into in the near future, and we could be materially and adversely affected if any customer fails to perform its contractual obligations for any reason, including nonpayment and nonperformance, or if we fail to enter into such contracts at all.”);

•	inability to develop infrastructure, including our Facilities and Liquefaction Facilities, as well as other future projects, in a timely and cost-effective manner;
•	inability to attract and retain personnel in a timely and cost-effective manner;
•	failure of investments in technology and machinery, such as liquefaction technology or LNG tank truck technology, to perform as expected;
•	increases in competition which could increase our costs and undermine our profits;
•	inability to source LNG and/or natural gas in sufficient quantities and/or at economically attractive prices;
•	failure to anticipate and adapt to new trends in the energy sector in the U.S., Jamaica, the Caribbean, Mexico, Ireland, Nicaragua and elsewhere;
•	increases in operating costs, including the need for capital improvements, insurance premiums, general taxes, real estate taxes and utilities, affecting our profit margins;
•	inability to raise significant additional debt and equity capital in the future to implement our strategy as well as to operate and expand our business;
•	general economic, political and business conditions in the U.S., Jamaica, the Caribbean, Mexico, Ireland, Nicaragua and in the other geographic areas in which we intend to operate;
•
the severity and duration of world health events, including the recent COVID-19 pandemic and related economic and political impacts on our or our customers’ or suppliers’ operations and financial status;

•	inflation, depreciation of the currencies of the countries in which we operate and fluctuations in interest rates;
•	failure to win new bids or contracts on the terms, size and within the time frame we need to execute our business strategy;
•	failure to obtain approvals from governmental regulators and relevant local authorities for the construction and operation of potential future projects and other relevant approvals;
•
uncertainty regarding the timing, pace and extent of an economic recovery in the United States, the other jurisdictions in which we operate and elsewhere, which in turn will likely affect demand for crude oil and natural gas; or

•	existing and future governmental laws and regulations.
If we experience any of these failures, such failure may adversely affect our financial condition, results of operations and ability to execute our business strategy.
When we invest significant capital to develop a project, we are subject to the risk that the project is not successfully developed and that our customers do not fulfill their payment obligations to us following our capital investment in a project.
A key part of our business strategy is to attract new customers by agreeing to finance and develop new facilities, power plants, liquefaction facilities and related infrastructure in order to win new customer contracts for the supply of natural gas, LNG or power. This strategy requires us to invest capital and time to develop a project in exchange for the ability to sell natural gas, LNG or power and generate fees from customers in the future. When we develop large projects such as facilities, power plants and large liquefaction facilities, our required capital expenditure may be significant, and we typically do not generate meaningful fees from customers until the project has commenced commercial operations, which may take a year or more to achieve. If the project is not successfully developed for any reason, we face the risk of not recovering some or all of our invested capital, which may be significant. If the project is successfully developed, we face the risks that our customers may not fulfill their payment obligations or may not fulfill other performance obligations that impact our ability to collect payment. Our customer contracts and development agreements do not fully protect us against this risk and, in some instances, may not provide any meaningful protection from this risk. This risk is heightened in foreign jurisdictions, particularly if our counterparty is a government or government-related entity because any attempt to enforce our contractual or other rights may involve long and costly litigation where the ultimate outcome is uncertain.
If we invest capital in a project where we do not receive the payments we expect, we will have less capital to invest in other projects, our liquidity, results of operations and financial condition could be materially and adversely affected, and we could face the inability to comply with the terms of our existing debt or other agreements, which would exacerbate these adverse effects.
We have a limited operating history, which may not be sufficient to evaluate our business and prospects.
We have a limited operating history and track record. As a result, our prior operating history and historical financial statements may not be a reliable basis for evaluating our business prospects or the value of our Class A common stock. We commenced operations on February 25, 2014, and we had net losses of approximately $31.7 million in 2017, $78.2 million in 2018, and $204.3 million in 2019. Our strategy may not be successful, and if unsuccessful, we may be unable to modify it in a timely and successful manner. We cannot give you any assurance that we will be able to implement our strategy on a timely basis, if at all, or achieve our internal model or that our assumptions will be accurate. Our limited operating history also means that we continue to develop and implement various policies and procedures, including those related to project development planning, operational supply chain planning, data privacy and other matters. We will need to continue to build our team to develop and implement our strategies.
We will continue to incur significant capital and operating expenditures while we develop infrastructure for our supply chain, including for the completion of our Facilities and Liquefaction Facilities under construction, as well as other future projects. We will need to invest significant amounts of additional capital to implement our strategy. We have not yet completed constructing all of our Facilities and Liquefaction Facilities and our strategy includes the construction of additional facilities. Any delays beyond the expected development period for these assets would prolong, and could increase the level of, operating losses and negative operating cash flows. Our future liquidity may also be affected by the timing of construction financing availability in relation to the incurrence of construction costs and other outflows and by the timing of receipt of cash flows under our customer contracts in relation to the incurrence of project and operating expenses. Our ability to generate any positive operating cash flow and achieve profitability in the future is dependent on, among other things, our ability to develop an efficient supply chain (which may be impacted by the COVID-19 pandemic) and successfully and timely complete necessary infrastructure, including our Facilities and Liquefaction Facilities under construction, and fulfill our gas delivery obligations under our customer contracts.
Our business is dependent upon obtaining substantial additional funding from various sources, which may not be available or may only be available on unfavorable terms.
We believe we will have sufficient liquidity, cash flow from operations and access to additional capital sources to fund our capital expenditures and working capital needs for the next 12 months. In the future, we expect to incur additional indebtedness to assist us in developing our operations and we are considering alternative financing options, including in specific markets, or the opportunistic sale of one of our non-core assets. If we are unable to obtain additional funding, approvals or amendments to our financings outstanding from time to time, or if additional funding is only available on terms that we determine are not acceptable to us, we may be unable to fully execute our business plan and our business, financial condition or results of operations may be materially adversely affected. Additionally, we may need to adjust the timing of our planned capital expenditures and facilities development depending on the requirements of our existing financing and availability of such additional funding. Our ability to raise additional capital will depend on financial, economic and market conditions, which have increased in volatility and at times have been negatively impacted due to the COVID-19 pandemic, our progress in executing our business strategy and other factors, many of which are beyond our control. We cannot assure you that such additional funding will be available on acceptable terms, or at all. Additional debt financing, if available, may subject us to restrictive covenants that could limit our flexibility in conducting future business activities and could result in us expending significant resources to service our obligations. If we are unable to comply with our existing covenants or any additional covenants and service our debt, we may lose control of our business and be forced to reduce or delay planned investments or capital expenditures, sell assets, restructure our operations or submit to foreclosure proceedings, all of which could result in a material adverse effect upon our business.

A variety of factors beyond our control could impact the availability or cost of capital, including domestic or international economic conditions, increases in key benchmark interest rates and/or credit spreads, the adoption of new or amended banking or capital market laws or regulations, the re-pricing of market risks and volatility in capital and financial markets, risks relating to the credit risk of our customers and the jurisdictions in which we operate, as well as general risks applicable to the energy sector. Our financing costs could increase or future borrowings or equity offerings may be unavailable to us or unsuccessful, which could cause us to be unable to pay or refinance our indebtedness or to fund our other liquidity needs. We also historically have relied and in the future will likely rely on borrowings under term loans and other debt instruments to fund our capital expenditures. If any of the lenders in the syndicates backing these debt instruments were unable to perform on its commitments, we may need to seek replacement financing, which may not be available as needed, or may be available in more limited amounts or on more expensive or otherwise unfavorable terms.
We may not be profitable for an indeterminate period of time.
We have a limited operating history and did not commence revenue-generating activities until 2016, and did not achieve profitability as of September 30, 2020. We have made and will continue to make significant initial investments to complete construction and begin operations of each of our Facilities, power plants and Liquefaction Facilities, and we will need to make significant additional investments to develop, improve and operate them, as well as all related infrastructure. We also expect to make significant expenditures and investments in identifying, acquiring and/or developing other future projects. We also expect to incur significant expenses in connection with the launch and growth of our business, including costs for LNG purchases, rail and truck transportation, shipping and logistics and personnel. We will need to raise significant additional debt capital to achieve our goals.
We may not be able to achieve profitability, and if we do, we cannot assure you that we would be able to sustain such profitability in the future. Our failure to achieve or sustain profitability would have a material adverse effect on our business.
Our business is heavily dependent upon our international operations, particularly in Jamaica and Puerto Rico, and any disruption to those operations would adversely affect us.
Our operations in Jamaica began in October 2016, when our Montego Bay Facility commenced commercial operations, and continue to grow, and our San Juan Facility became fully operational in the third quarter of 2020. Jamaica and Puerto Rico are subject to acts of terrorism or sabotage and natural disasters, in particular hurricanes, extreme weather conditions, crime and similar other risks which may negatively impact our operations in the region. We may also be affected by trade restrictions, such as tariffs or other trade controls. Additionally, tourism is a significant driver of economic activity in the Caribbean. As a result, tourism directly and indirectly affects local demand for our LNG and therefore our results of operations. Trends in tourism in the Caribbean are primarily driven by the economic condition of the tourists’ home country or territory, the condition of their destination, and the availability, affordability and desirability of air travel and cruises. Additionally, unexpected factors could reduce tourism at any time, including local or global economic recessions, terrorism, travel restrictions, pandemics, severe weather or natural disasters. If we are unable to continue to leverage on the skills and experience of our international workforce and members of management with experience in the jurisdictions in which we operate to manage such risks, we may be unable to provide LNG at an attractive price and our business could be materially affected.
Because we are currently dependent upon a limited number of customers, the loss of a significant customer could adversely affect our operating results.
A limited number of customers currently represent a substantial majority of our income. Our operating results are currently contingent on our ability to maintain LNG, natural gas, steam and power sales to these customers. At least in the short term, we expect that a substantial majority of our sales will continue to arise from a concentrated number of customers, such as power utilities, railroad companies and industrial end-users. We expect the substantial majority of our revenue for the near future to be from customers in the Caribbean, and as a result, are subject to any risks specific to those customers and the jurisdictions and markets in which they operate. We may be unable to accomplish our business plan to diversify and expand our customer base by attracting a broad array of customers, which could negatively affect our business, results of operations and financial condition.

Our current ability to generate cash is substantially dependent upon the entry into and performance by customers under long-term contracts that we have entered into or will enter into in the near future, and we could be materially and adversely affected if any customer fails to perform its contractual obligations for any reason, including nonpayment and nonperformance, or if we fail to enter into such contracts at all.
Our current results of operations and liquidity are, and will continue to be in the near future, substantially dependent upon performance by JPS (as defined herein), SJPC (as defined herein) and PREPA (as defined herein), which have each entered into long-term GSAs and, in the case of JPS, a PPA in relation to the power produced at the CHP Plant (as defined herein), with us, and Jamalco (as defined herein), which has entered into a long-term SSA with us. While certain of our long-term contracts contain minimum volume commitments, our expected sales to customers under existing contracts are substantially in excess of such minimum volume commitments. Our near-term ability to generate cash is dependent on these customers’ continued willingness and ability to continue purchasing our products and services and to perform their obligations under their respective contracts. Their obligations may include certain nomination or operational responsibilities, construction or maintenance of their own facilities which are necessary to enable us to deliver and sell natural gas or LNG, and compliance with certain contractual representations and warranties.
Our credit procedures and policies may be inadequate to sufficiently eliminate risks of nonpayment and nonperformance. In assessing customer credit risk, we use various procedures including background checks which we perform on our potential customers before we enter into a long-term contract with them. As part of the background check, we assess a potential customer’s credit profile and financial position, which can include their operating results, liquidity and outstanding debt, and certain macroeconomic factors regarding the region(s) in which they operate. These procedures help us to appropriately assess customer credit risk on a case-by-case basis, but these procedures may not be effective in assessing credit risk in all instances. As part of our business strategy, we intend to target customers who have not been traditional purchasers of natural gas, including customers in developing countries, and these customers may have greater credit risk than typical natural gas purchasers. Therefore, we may be exposed to greater customer credit risk than other companies in the industry. Additionally, we may face difficulties in enforcing our contractual rights against contractual counterparties that have not submitted to the jurisdiction of U.S. courts. Further, adverse economic conditions in our industry increase the risk of nonpayment and nonperformance by customers, particularly customers that have sub-investment grade credit ratings. The COVID-19 pandemic could adversely impact our customers through decreased demand for power due to decreased economic activity and tourism, or through the adverse economic impact of the pandemic on their power customers. The impact of the COVID-19 pandemic, including governmental and other third-party responses thereto, on our customers could enhance the risk of nonpayment by such customers under our contracts, which would negatively affect our business, results of operations and financial condition.
In particular, JPS and SJPC, which are public utility companies in Jamaica, could be subject to austerity measures imposed on Jamaica by the International Monetary Fund (the “IMF”) and other international lending organizations. Jamaica is currently subject to certain public spending limitations imposed by agreements with the IMF, and any changes under these agreements could limit JPS’s and SJPC’s ability to make payments under their long-term GSAs and, in the case of JPS, its ability to make payments under its PPA, with us. In addition, our ability to operate the CHP Plant is dependent on our ability to enforce the related lease. General Alumina Jamaica Limited (“GAJ”), one of the lessors, is a subsidiary of Noble Group, which completed a financial restructuring in 2018. If GAJ is involved in a bankruptcy or similar proceeding, such proceeding could negatively impact our ability to enforce the lease. If we are unable to enforce the lease due to the bankruptcy of GAJ or for any other reason, we could be unable to operate the CHP Plant or to execute on our contracts related thereto, which could negatively affect our business, results of operations and financial condition. In addition, PREPA is currently subject to bankruptcy proceedings pending in the U.S. District Court for the District of Puerto Rico. As a result, PREPA’s ability to meet its payment obligations under its contracts will be largely dependent upon funding from the Federal Emergency Management Agency or other sources. PREPA’s contracting practices in connection with restoration and repair of PREPA’s electrical grid in Puerto Rico, and the terms of certain of those contracts, have been subject to comment and are the subject of review and hearings by U.S. federal and Puerto Rican governmental entities. In the event that PREPA does not have or does not obtain the funds necessary to satisfy obligations to us under our agreement with PREPA or terminates our agreement prior to the end of the agreed term, our financial condition, results of operations and cash flows could be materially and adversely affected.

If any of these customers fails to perform its obligations under its contract for the reasons listed above or for any other reason, our ability to provide products or services and our ability to collect payment could be negatively impacted, which could materially adversely affect our operating results, cash flow and liquidity, even if we were ultimately successful in seeking damages from such customer for a breach of contract.
Our contracts with our customers are subject to termination under certain circumstances.
Our contracts with our customers contain various termination rights. For example, each of our long-term customer contracts, including the contracts with JPS, SJPC, Jamalco and PREPA, contain various termination rights allowing our customers to terminate the contract, including, without limitation:
•	upon the occurrence of certain events of force majeure;
•	if we fail to make available specified scheduled cargo quantities;
•	the occurrence of certain uncured payment defaults;
•	the occurrence of an insolvency event;
•	the occurrence of certain uncured, material breaches; and
•	if we fail to commence commercial operations or achieve financial close within the agreed timeframes.
We may not be able to replace these contracts on desirable terms, or at all, if they are terminated. Contracts that we enter into in the future may contain similar provisions. If any of our current or future contracts are terminated, such termination could have a material adverse effect on our business, contracts, financial condition, operating results, cash flows, liquidity and prospects.
Cyclical or other changes in the demand for and price of LNG and natural gas may adversely affect our business and the performance of our customers and could have a material adverse effect on our business, contracts, financial condition, operating results, cash flows, liquidity and prospects.
Our business and the development of energy-related infrastructure and projects generally is based on assumptions about the future availability and price of natural gas and LNG and the prospects for international natural gas and LNG markets. Natural gas and LNG prices have at various times been and may become volatile due to one or more of the following factors:
•	additions to competitive regasification capacity in North America, Europe, Asia and other markets, which could divert LNG or natural gas from our business;
•	imposition of tariffs by China or any other jurisdiction on imports of LNG from the United States;
•	insufficient or oversupply of natural gas liquefaction or export capacity worldwide;
•	insufficient LNG tanker capacity;
•	weather conditions and natural disasters;
•	reduced demand and lower prices for natural gas;
•	increased natural gas production deliverable by pipelines, which could suppress demand for LNG;
•	decreased oil and natural gas exploration activities, including shut-ins and possible proration, which have begun and may continue to decrease the production of natural gas;
•	cost improvements that allow competitors to offer LNG regasification services at reduced prices;
•	changes in supplies of, and prices for, alternative energy sources, such as coal, oil, nuclear, hydroelectric, wind and solar energy, which may reduce the demand for natural gas;
•
changes in regulatory, tax or other governmental policies regarding imported or exported LNG, natural gas or alternative energy sources, which may reduce the demand for imported or exported LNG and/or natural gas;

•	political conditions in natural gas producing regions;
•	adverse relative demand for LNG compared to other markets, which may decrease LNG imports into or exports from North America; and
•	cyclical trends in general business and economic conditions that cause changes in the demand for natural gas.

Adverse trends or developments affecting any of these factors, including the timing of the impact of these factors in relation to our purchases and sales of natural gas and LNG—in particular prior to our Pennsylvania Facility becoming operational—could result in increases in the prices we have to pay for natural gas or LNG, which could materially and adversely affect the performance of our customers, and could have a material adverse effect on our business, contracts, financial condition, operating results, cash flows, liquidity and prospects. The COVID-19 pandemic and certain actions by the Organization of the Petroleum Exporting Countries (“OPEC”) related to the supply of oil in the market have caused volatility and disruption in the price of oil which may negatively impact our potential customers’ willingness or ability to enter into new contracts for the purchase of natural gas. Additionally, in situations where our supply chain has capacity constraints and as a result we are unable to receive all volumes under our long-term LNG supply agreements, our supplier may sell volumes of LNG in a mitigation sale to third parties. In these cases, the factors above may impact the price and amount we receive under mitigation sales and we may incur losses that would have an adverse impact on our financial condition, results of operations and cash flows. For example, among other reasons and because spot market LNG prices in the second quarter of 2020 were significantly lower than the price at which we had previously contracted to purchase LNG, we terminated our contractual obligation to purchase LNG for the remainder of 2020 in order to purchase LNG at lower prices on the spot market during that period in exchange for a one-time payment of $105 million. There can be no assurance we will achieve our target cost or pricing goals. In particular, because we have not currently procured fixed-price, long-term LNG supply to meet all future customer demand, increases in LNG prices and/or shortages of LNG supply could adversely affect our profitability. Additionally, we intend to rely on long-term, largely fixed-price contracts for the feedgas that we need in order to manufacture and sell our LNG. Our actual costs and any profit realized on the sale of our LNG may vary from the estimated amounts on which our contracts for feedgas were originally based. There is inherent risk in the estimation process, including significant changes in the demand for and price of LNG as a result of the factors listed above, many of which are outside of our control.
Failure to maintain sufficient working capital could limit our growth and harm our business, financial condition and results of operations.
We have significant working capital requirements, primarily driven by the delay between the purchase of and payment for natural gas and the extended payment terms that we offer our customers. Differences between the date when we pay our suppliers and the date when we receive payments from our customers may adversely affect our liquidity and our cash flows. We expect our working capital needs to increase as our total business increases. If we do not have sufficient working capital, we may not be able to pursue our growth strategy, respond to competitive pressures or fund key strategic initiatives, such as the development of our facilities, which may harm our business, financial condition and results of operations.
Operation of our LNG infrastructure and other facilities that we may construct involves significant risks.
As more fully discussed elsewhere in this prospectus supplement and the documents incorporated by reference herein, our existing facilities and expected future facilities face operational risks, including, but not limited to, the following: performing below expected levels of efficiency, breakdowns or failures of equipment, operational errors by trucks, including trucking accidents while transporting natural gas, tankers or tug operators, operational errors by us or any contracted facility operator, labor disputes and weather-related or natural disaster interruptions of operations.
Any of these risks could disrupt our operations and increase our costs, which would adversely affect our business, operating results, cash flows and liquidity.
The operation of the CHP Plant and other power plants will involve particular, significant risks.
The operation of the CHP Plant and other power plants that we operate in the future will involve particular, significant risks, including, among others: failure to maintain the required power generation license(s) or other permits required to operate the power plants; pollution or environmental contamination affecting operation of the power plants; the inability, or failure, of any counterparty to any plant-related agreements to perform their contractual obligations to us including, but not limited to, the lessor’s obligations to us under the CHP Plant lease; decreased demand for power produced, including as a result of the COVID-19 pandemic; and planned and unplanned power outages due to maintenance, expansion and refurbishment. We cannot assure you that future occurrences of any of the events listed above or any other events of a similar or dissimilar nature would not significantly decrease or eliminate the revenues from, or significantly increase the costs of operating, the CHP Plant or other power plants. If the CHP Plant or other power plants are unable to generate or deliver power or steam, as applicable, to our customers, such customers may not be required to make payments under their respective agreements so long as the event continues. Certain customers may have the right to terminate those agreements for certain failures to generate or deliver power or steam, as applicable, and we may not be able to enter into a replacement agreement on terms as favorable as the terminated agreement. In addition, such termination may give rise to termination or other rights under related agreements including related leases. As a consequence, there may be reduced or no revenues from one or more of our power plants, which could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.
Global climate change may in the future increase the frequency and severity of weather events and the losses resulting therefrom, which could have a material adverse effect on the economies in the markets in which we operate or plan to operate in the future and therefore on our business.
Over the past several years, changing weather patterns and climatic conditions, such as global warming, have added to the unpredictability and frequency of natural disasters in certain parts of the world, including the markets in which we operate and intend to operate, and have created additional uncertainty as to future trends. There is a growing consensus today that climate change increases the frequency and severity of extreme weather events and, in recent years, the frequency of major weather events appears to have increased. We cannot predict whether or to what extent damage that may be caused by natural events, such as severe tropical storms and hurricanes, will affect our operations or the economies in our current or future market areas, but the increased frequency and severity of such weather events could increase the negative impacts to economic conditions in these regions and result in a decline in the value or the destruction of our liquefiers and downstream facilities or affect our ability to transmit LNG. In particular, if one of the regions in which our Facilities are operating or under development is impacted by such a natural catastrophe in the future, it could have a material adverse effect on our business. Further, the economies of such impacted areas may require significant time to recover and there is no assurance that a full recovery will occur. Even the threat of a severe weather event could impact our business, financial condition or the price of our Class A common stock.
Hurricanes or other natural or manmade disasters could result in an interruption of our operations, a delay in the completion of our infrastructure projects, higher construction costs or the deferral of the dates on which payments are due under our customer contracts, all of which could adversely affect us.
Storms and related storm activity and collateral effects, or other disasters such as explosions, fires, seismic events, floods or accidents, could result in damage to, or interruption of operations in our supply chain, including at our facilities or related infrastructure, as well as delays or cost increases in the construction and the development of our proposed facilities or other infrastructure. Changes in the global climate may have significant physical effects, such as increased frequency and severity of storms, floods and rising sea levels; if any such effects were to occur, they could have an adverse effect on our marine and coastal operations. Due to the concentration of our current and anticipated operations in Southern Florida and the Caribbean, we are particularly exposed to the risks posed by hurricanes, tropical storms and their collateral effects. For example, the 2017 Atlantic hurricane season caused extensive and costly damage across Florida and the Caribbean, including Puerto Rico. In addition, earthquakes which occurred near Puerto Rico in January 2020 resulted in a temporary delay of development of our Puerto Rico projects. We are unable to predict with certainty the impact of future storms on our customers, our infrastructure or our operations.
If one or more tankers, facilities, pipelines, facilities, equipment or electronic systems that we own, lease or operate or that deliver products to us or that supply our facilities and customers’ facilities are damaged by severe weather or any other disaster, accident, catastrophe, terrorist or cyber-attack or event, our operations and construction projects could be delayed and our operations could be significantly interrupted. These delays and interruptions could involve significant damage to people, property or the environment, and repairs could take a week or less for a minor incident to six months or more for a major interruption. Any event that interrupts the revenues generated by our operations or that causes us to make significant expenditures not covered by insurance could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.
We do not, nor do we intend to, maintain insurance against all of these risks and losses. We may not be able to maintain desired or required insurance in the future at rates that we consider reasonable. The occurrence of a significant event not fully insured or indemnified against could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.

Information technology failures and cyberattacks could affect us significantly.
We rely on electronic systems and networks to communicate, control and manage our operations and prepare our financial management and reporting information. If we record inaccurate data or experience infrastructure outages, our ability to communicate and control and manage our business could be adversely affected.
We face various security threats, including cybersecurity threats from third parties and unauthorized users to gain unauthorized access to sensitive information or to render data or systems unusable, threats to the security of our facilities and infrastructure or third-party facilities and infrastructure, such as processing plants and pipelines, and threats from terrorist acts. Our implementation of various procedures and controls to monitor and mitigate security threats and to increase security for our information, facilities and infrastructure may result in increased capital and operating costs. Moreover, there can be no assurance that such procedures and controls will be sufficient to prevent security breaches from occurring. If security breaches were to occur, they could lead to losses of sensitive information, critical infrastructure or capabilities essential to our operations. If we were to experience an attack and our security measures failed, the potential consequences to our business and the communities in which we operate could be significant and could harm our reputation and lead to financial losses from remedial actions, loss of business or potential liability.
Our insurance may be insufficient to cover losses that may occur to our property or result from our operations.
Our current operations and future projects are subject to the inherent risks associated with LNG, natural gas and power operations, including explosions, pollution, release of toxic substances, fires, seismic events, hurricanes and other adverse weather conditions, and other hazards, each of which could result in significant delays in commencement or interruptions of operations and/or result in damage to or destruction of the our facilities and assets or damage to persons and property. In addition, such operations and the vessels of third parties on which our current operations and future projects may be dependent face possible risks associated with acts of aggression or terrorism. Some of the regions in which we operate are affected by hurricanes or tropical storms. We do not, nor do we intend to, maintain insurance against all of these risks and losses. In particular, we do not carry business interruption insurance for hurricanes and other natural disasters. Therefore, the occurrence of one or more significant events not fully insured or indemnified against could create significant liabilities and losses which could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.
We may be unable to procure adequate insurance coverage at commercially reasonable rates in the future. For example, environmental regulations have led in the past to increased costs for, and in the future may result in the lack of availability of, insurance against risks of environmental damage or pollution. A catastrophic release of natural gas, marine disaster or natural disasters could result in losses that exceed our insurance coverage, which could harm our business, financial condition and operating results. Any uninsured or underinsured loss could harm our business and financial condition. In addition, our insurance may be voidable by the insurers as a result of certain of our actions.
We intend to operate in jurisdictions that have experienced and may in the future experience significant political volatility. Our projects and developments could be negatively impacted by political disruption including risks of delays to our development timelines and delays related to regime change in the jurisdictions in which we intend to operate. We do not carry political risk insurance today. If we choose to carry political risk insurance in the future, it may not be adequate to protect us from loss, which may include losses as a result of project delays or losses as a result of business interruption related to a political disruption. Any attempt to recover from loss from political disruption may be time-consuming and expensive, and the outcome may be uncertain.
Changes in the insurance markets attributable to terrorist attacks or political change may also make certain types of insurance more difficult for us to obtain. In addition, the insurance that may be available may be significantly more expensive than our existing coverage.
We are unable to predict the extent to which the global COVID-19 pandemic will negatively affect our operations, financial performance, ability to achieve our strategic objectives. We are also unable to predict how this global pandemic may affect our customers and suppliers.
The COVID-19 pandemic has caused, and is expected to continue to cause, economic disruptions in various regions, disruptions in global supply chains, significant volatility and disruption of financial markets and in the price of oil. In addition, the pandemic has made travel and commercial activity significantly more cumbersome and less efficient compared to pre-pandemic conditions. Because the severity, magnitude and duration of the COVID-19 pandemic and its economic consequences are uncertain, rapidly changing and difficult to predict, the pandemic’s impact on our operations and financial performance, as well as its impact on our ability to successfully execute our business strategies and initiatives, remains uncertain and difficult to predict. Further, the ultimate impact of the COVID-19 pandemic on our operations and financial performance depends on many factors that are not within our control, including, but not limited, to: governmental, business and individuals’ actions that have been and continue to be taken in response to the pandemic (including restrictions on travel and transport and workforce pressures); the impact of the pandemic and actions taken in response on global and regional economies, travel, and economic activity; the availability of federal, state, local or non-U.S. funding programs; general economic uncertainty in key global markets and financial market volatility; global economic conditions and levels of economic growth; and the pace of recovery when the COVID-19 pandemic subsides.
The COVID-19 pandemic has subjected our operations, financial performance and financial condition to a number of operational financial risks. Although the services we provide are generally deemed essential, we may face negative impacts from increased operational challenges based on the need to protect employee health and safety, workplace disruptions and restrictions on the movement of people including our employees and subcontractors, and disruptions to supply chains related to raw materials and goods both at our own facilities and at customers and suppliers. We may also experience a lower demand for natural gas at our existing customers and a decrease in interest from potential customers as a result of the pandemic’s impact on the price of available fuel options, including oil-based fuels as well as strains the pandemic places on the capacity of potential customers to evaluate purchasing our goods and services. We may experience customer requests for potential payment deferrals or other contract modifications and delays of potential or ongoing construction projects due to government guidance or customer requests. Conditions in the financial and credit markets may limit the availability of funding and pose heightened risks to future financings we may require. These and other factors we cannot anticipate could adversely affect our business, financial position and results of operations. It is possible that the longer this period of economic and global supply chain and disruption continues, the greater the uncertainty will be regarding the possible adverse impact on our business operations, financial performance and results of operations.
From time to time, we may be involved in legal proceedings and may experience unfavorable outcomes.
In the future we may be subject to material legal proceedings in the course of our business, including, but not limited to, actions relating to contract disputes, business practices, intellectual property and other commercial and tax matters. Such legal proceedings may involve claims for substantial amounts of money or for other relief or might necessitate changes to our business or operations, and the defense of such actions may be both time-consuming and expensive. Further, if any such proceedings were to result in an unfavorable outcome, it could have an adverse effect on our business, financial position and results of operations.
Our success depends on key members of our management, the loss of any of whom could disrupt our business operations.
We depend to a large extent on the services of our chief executive officer, Wesley R. Edens, and some of our other executive officers. Mr. Edens does not have an employment agreement with us. The loss of the services of Mr. Edens or one or more of our other key executives could disrupt our operations and increase our exposure to the other risks described in this “Risks Factors” section. We do not maintain key man insurance on Mr. Edens or any of our employees. As a result, we are not insured against any losses resulting from the death of our key employees.
Our construction of energy-related infrastructure is subject to operational, regulatory, environmental, political, legal and economic risks, which may result in delays, increased costs or decreased cash flows.
The construction of energy-related infrastructure, including our Facilities and Liquefaction Facilities, as well as other future projects, involves numerous operational, regulatory, environmental, political, legal and economic risks beyond our control and may require the expenditure of significant amounts of capital during construction and thereafter. These potential risks include, among other things, the following:
•	we may be unable to complete construction projects on schedule or at the budgeted cost due to the unavailability of required construction personnel or materials, accidents or weather conditions;
•
we may issue change orders under existing or future engineering, procurement and construction (“EPC”) contracts resulting from the occurrence of certain specified events that may give our customers the right to cause us to enter into change orders or resulting from changes with which we otherwise agree;

•
we will not receive any material increase in operating cash flows until a project is completed, even though we may have expended considerable funds during the construction phase, which may be prolonged;

•	we may construct facilities to capture anticipated future energy consumption growth in a region in which such growth does not materialize;
•
the completion or success of our construction projects may depend on the completion of a third-party construction project (e.g., additional public utility infrastructure projects) that we do not control and that may be subject to numerous additional potential risks, delays and complexities;

•
the purchase of the project company holding the rights to develop and operate the Ireland Facility (as defined herein) is subject to a number of contingencies, many of which are beyond our control and could cause us not to acquire the remaining interests of the project company or cause a delay in the construction of our Ireland Facility;

•
we may not be able to obtain key permits or land use approvals including those required under environmental laws on terms that are satisfactory for our operations and on a timeline that meets our commercial obligations, and there may be delays, perhaps substantial in length, such as in the event of challenges by citizens groups or non-governmental organizations, including those opposed to fossil fuel energy sources;

•
we may be (and have been in select circumstances) subject to local opposition, including the efforts by environmental groups, which may attract negative publicity or have an adverse impact on our reputation; and

•	we may be unable to obtain rights-of-way to construct additional energy-related infrastructure or the cost to do so may be uneconomical.
A materialization of any of these risks could adversely affect our ability to achieve growth in the level of our cash flows or realize benefits from future projects, which could have a material adverse effect on our business, financial condition and results of operations.
We expect to be dependent on our primary building contractor and other contractors for the successful completion of our energy-related infrastructure.
Timely and cost-effective completion of our energy-related infrastructure, including our Facilities and Liquefaction Facilities, as well as future projects, in compliance with agreed specifications is central to our business strategy and is highly dependent on the performance of our primary building contractor and our other contractors under our agreements with them. The ability of our primary building contractor and our other contractors to perform successfully under their agreements with us is dependent on a number of factors, including their ability to:
•	design and engineer each of our facilities to operate in accordance with specifications;
•	engage and retain third-party subcontractors and procure equipment and supplies;
•	respond to difficulties such as equipment failure, delivery delays, schedule changes and failures to perform by subcontractors, some of which are beyond their control;
•	attract, develop and retain skilled personnel, including engineers;
•	post required construction bonds and comply with the terms thereof;
•	manage the construction process generally, including coordinating with other contractors and regulatory agencies; and
•	maintain their own financial condition, including adequate working capital.
Until and unless we have entered into an EPC contract for a particular project, in which the EPC contractor agrees to meet our planned schedule and projected total costs for a project, we are subject to potential fluctuations in construction costs and other related project costs. Although some agreements may provide for liquidated damages if the contractor fails to perform in the manner required with respect to certain of its obligations, the events that trigger a requirement to pay liquidated damages may delay or impair the operation of the applicable facility, and any liquidated damages that we receive may be delayed or insufficient to cover the damages that we suffer as a result of any such delay or impairment. The obligations of our primary building contractor and our other contractors to pay liquidated damages under their agreements with us are subject to caps on liability, as set forth therein. Furthermore, we may have disagreements with our contractors about different elements of the construction process, which could lead to the assertion of rights and remedies under their contracts and increase the cost of the applicable facility or result in a contractor’s unwillingness to perform further work. We may hire contractors to perform work in jurisdictions where they do not have previous experience, or contractors we have not previously hired to perform work in jurisdictions we are beginning to develop, which may lead to such contractors being unable to perform according to its respective agreement. If any contractor is unable or unwilling to perform according to the negotiated terms and timetable of its respective agreement for any reason or terminates its agreement for any reason, we would be required to engage a substitute contractor, which could be particularly difficult in certain of the markets in which we plan to operate. This would likely result in significant project delays and increased costs, which could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.
In addition, if our contractors are unable or unwilling to perform according to their respective agreements with us, our projects may be delayed and we may face contractual consequences in our agreements with our customers, including for development services, the supply of natural gas, LNG or steam and the supply of power. We may be required to pay liquidated damages, face increased expenses or reduced revenue, and may face issues complying with certain covenants in such customer agreements or in our financings. We may not have full protection to seek payment from our contractors to compensate us for such payments and other consequences.
We are relying on third-party engineers to estimate the future rated capacity and performance capabilities of our existing and future facilities, and these estimates may prove to be inaccurate.
We are relying on third parties for the design and engineering services underlying our estimates of the future rated capacity and performance capabilities of our Facilities and Liquefaction Facilities, as well as other future projects. If any of these facilities, when actually constructed, fails to have the rated capacity and performance capabilities that we intend, our estimates may not be accurate. Failure of any of our existing or future facilities to achieve our intended future capacity and performance capabilities could prevent us from achieving the commercial start dates under our customer contracts and could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.
We perform development or construction services from time to time, which are subject to a variety of risks unique to these activities.
From time to time, we may agree to provide development or construction services as part of our customer contracts and such services are subject to a variety of risks unique to these activities. If construction costs of a project exceed original estimates, such costs may have to be absorbed by us, thereby making the project less profitable than originally estimated, or possibly not profitable at all. In addition, a construction project may be delayed due to government or regulatory approvals, supply shortages, or other events and circumstances beyond our control, or the time required to complete a construction project may be greater than originally anticipated. For example, the conversion of Unit 5 and 6 in the San Juan Power Plant was delayed in part due to the earthquakes that occurred near Puerto Rico in January 2020 and third-party delays.
We rely on third-party subcontractors and equipment manufacturers to complete many of our projects. To the extent that we cannot engage subcontractors or acquire equipment or materials in the amounts and at the costs originally estimated, our ability to complete a project in a timely fashion or at a profit may be impaired. If the amount we are required to pay for these goods and services exceeds the amount we have estimated in bidding for fixed-price contracts, we could experience losses in the performance of these contracts. In addition, if a subcontractor or a manufacturer is unable to deliver its services, equipment or materials according to the negotiated terms for any reason including, but not limited to, the deterioration of its financial condition, we may be required to purchase the services, equipment or materials from another source at a higher price. This may reduce the profit we expect to realize or result in a loss on a project for which the services, equipment or materials were needed.
If any such excess costs or project delays were to be material, such events may adversely affect our cash flow and liquidity.

We may not be able to purchase or receive physical delivery of natural gas in sufficient quantities and/or at economically attractive prices to satisfy our delivery obligations under the GSAs, PPA and SSA, which could have a material adverse effect on us.
Under the GSAs with JPS, SJPC and PREPA, we are required to deliver to JPS, SJPC and PREPA specified amounts of natural gas at specified times, while under the SSA with Jamalco, we are required to deliver steam, and under the PPA with JPS, we are required to deliver power, each of which also requires us to obtain sufficient amounts of LNG. However, we may not be able to purchase or receive physical delivery of sufficient quantities of LNG to satisfy those delivery obligations, which may provide JPS or SJPC or PREPA or Jamalco with the right to terminate its GSA, PPA or SSA, as applicable. In addition, price fluctuations in natural gas and LNG may make it expensive or uneconomical for us to acquire adequate supply of these items or to sell our inventory of natural gas or LNG at attractive prices.
We are dependent upon third-party LNG suppliers and shippers and other tankers and facilities to provide delivery options to and from our tankers and energy-related infrastructure. If LNG were to become unavailable for current or future volumes of natural gas due to repairs or damage to supplier facilities or tankers, lack of capacity, impediments to international shipping or any other reason, our ability to continue delivering natural gas, power or steam to end-users could be restricted, thereby reducing our revenues. Additionally, under tanker charters, we will be obligated to make payments for our chartered tankers regardless of use. We may not be able to enter into contracts with purchasers of LNG in quantities equivalent to or greater than the amount of tanker capacity we have purchased. If any third parties were to default on their obligations under our contracts or seek bankruptcy protection, we may not be able to replace such contracts or purchase or receive a sufficient quantity of natural gas in order to satisfy our delivery obligations under our GSAs, PPA and SSA with LNG produced at our own Liquefaction Facilities. In June 2020, Chesapeake Energy Corporation, the parent of the company party to our Chesapeake GSA, filed for protection under Chapter 11 of the U.S. Bankruptcy Code. We are closely monitoring our exposure to Chesapeake to ensure they continue to fulfill their obligations under the Chesapeake GSA. Any permanent interruption at any key LNG supply chains that caused a material reduction in volumes transported on or to our tankers and facilities could have a material adverse effect on our business, financial condition, operating results, cash flow, liquidity and prospects.
While we have entered into contracts with a third-party to purchase a substantial portion of our currently contracted and expected LNG volumes through 2030, we will need to purchase significant additional LNG volumes to meet our delivery obligations to our downstream customers. Failure to secure contracts for the purchase of a sufficient amount of natural gas could materially and adversely affect our business, operating results, cash flows and liquidity.
Recently, the LNG industry has experienced increased volatility. If market disruptions and bankruptcies of third-party LNG suppliers and shippers negatively impacts our ability to purchase a sufficient amount of LNG or significantly increases our costs for purchasing LNG, our business, operating results, cash flows and liquidity could be materially and adversely affected. There can be no assurances that we will complete the Pennsylvania Facility or be able to supply our facilities with LNG produced at our own facilities. Even if we do complete the Pennsylvania Facility, there can be no assurance that it will operate as we expect or that we will succeed in our goal of reducing the risk to our operations of future LNG price variations.
We face competition based upon the international market price for LNG or natural gas.
Our business is subject to the risk of natural gas and LNG price competition at times when we need to replace any existing customer contract, whether due to natural expiration, default or otherwise, or enter into new customer contracts. Factors relating to competition may prevent us from entering into new or replacement customer contracts on economically comparable terms to existing customer contracts, or at all. Such an event could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects. Factors which may negatively affect potential demand for natural gas from our business are diverse and include, among others:
•	increases in worldwide LNG production capacity and availability of LNG for market supply;
•	increases in demand for natural gas but at levels below those required to maintain current price equilibrium with respect to supply;
•	increases in the cost to supply natural gas feedstock to our liquefaction projects;
•	increases in the cost to supply LNG feedstock to our facilities;

•	decreases in the cost of competing sources of natural gas, LNG or alternate fuels such as coal, heavy fuel oil and ADO;
•	decreases in the price of LNG; and
•
displacement of LNG or fossil fuels more broadly by alternate fuels or energy sources or technologies (including but not limited to nuclear, wind, solar, biofuels and batteries) in locations where access to these energy sources is not currently available or prevalent.

In addition, we may not be able to successfully execute on our strategy to supply our existing and future customers with LNG produced primarily at our own facilities upon completion of the Pennsylvania Facility. See “–We have not yet completed contracting, construction and commissioning of all of our Facilities and Liquefaction Facilities. There can be no assurance that our Facilities and Liquefaction Facilities will operate as expected, or at all.”
As part of our business development, we enter into non-binding agreements, and may not agree final definitive documents on similar terms or at all.
Our business development process includes entering into non-binding letters of intent, non-binding memorandums of understanding, non-binding term sheets and responding to requests for proposals with potential customers. These agreements and any award following a request for proposals are subject to negotiating final definitive documents. The negotiation process may cause us or our potential counterparty to adjust the material terms of the agreement, including the price, term, schedule and any related development obligations. We cannot assure you if or when we will enter into binding definitive agreements for transactions initially described in non-binding agreements, and the terms of our binding agreements may differ materially from the terms of the related non-binding agreements. For example, we signed a non-binding memorandum of understanding with the Philippine National Oil Company on October 14, 2020.
As part of our efforts to reduce global carbon emissions, we are making investments in green hydrogen energy technologies. The innovative nature of these projects entails the risk that we may never realize the anticipated benefits we hope to achieve for the planet.
We are making investments to develop green hydrogen energy technologies as part of our long-term goal to become one of the world’s leading providers of carbon-free energy. In October 2020, we announced our intention to partner with Long Ridge Energy Terminal and GE Gas Power to transition a power plant to be capable of burning 100% green hydrogen over the next decade, and our investment in H2Pro, an Israel-based company developing a novel, efficient, and low-cost green hydrogen production technology. We expect to make additional investments in this field in the future. Because these technologies are innovative, we may be making investments in unproven business strategies and technologies with which we have limited or no prior development or operating experience. As an investor in these technologies, it is also possible that we could be exposed to claims and liabilities, expenses, regulatory challenges and other risks.
Technological innovation may impair the economic attractiveness of our projects.
The success of our current operations and future projects will depend in part on our ability to create and maintain a competitive position in the natural gas liquefaction industry. In particular, although we plan to build out our delivery logistics chain in Northern Pennsylvania using proven technologies such as those currently in operation at our Miami Facility, we do not have any exclusive rights to any of these technologies. In addition, such technologies may be rendered obsolete or uneconomical by legal or regulatory requirements, technological advances, more efficient and cost-effective processes or entirely different approaches developed by one or more of our competitors or others, which could materially and adversely affect our business, ability to realize benefits from future projects, results of operations, financial condition, liquidity and prospects.
Changes in legislation and regulations could have a material adverse impact on our business, results of operations, financial condition, liquidity and prospects.
Our business is subject to numerous governmental laws, rules, regulations and requires permits that impose various restrictions and obligations that may have material effects on our results of operations. In addition, each of the applicable regulatory requirements and limitations is subject to change, either through new regulations enacted on the federal, state or local level, or by new or modified regulations that may be implemented under existing law. The nature and extent of any changes in these laws, rules, regulations and permits may be unpredictable and may have material effects on our business. Future legislation and regulations or changes in existing legislation and regulations, or interpretations thereof, such as those relating to the liquefaction, storage, or regasification of LNG, or its transportation could cause additional expenditures, restrictions and delays in connection with our operations as well as other future projects, the extent of which cannot be predicted and which may require us to limit substantially, delay or cease operations in some circumstances. Revised, reinterpreted or additional laws and regulations that result in increased compliance costs or additional operating costs and restrictions could have an adverse effect on our business, the ability to expand our business, including into new markets, results of operations, financial condition, liquidity and prospects.
Increasing trucking regulations may increase our costs and negatively impact our results of operations.
We are developing a transportation system specifically dedicated to transporting LNG from our Liquefaction Facilities to a nearby port, from which our LNG can be transported to our operations in the Atlantic Basin and elsewhere. This transportation system may include trucks that we or our affiliates own and operate. Any such operations would be subject to various trucking safety regulations, including those which are enacted, reviewed and amended by the Federal Motor Carrier Safety Administration (“FMCSA”). These regulatory authorities exercise broad powers, governing activities such as the authorization to engage in motor carrier operations, driver licensing, insurance requirements, financial reporting and review of certain mergers, consolidations and acquisitions, and transportation of hazardous materials. To a large degree, intrastate motor carrier operations are subject to state and/or local safety regulations that mirror federal regulations but also regulate the weight and size dimensions of loads.
All federally regulated carriers’ safety ratings are measured through a program implemented by the FMCSA known as the Compliance Safety Accountability (“CSA”) program. The CSA program measures a carrier’s safety performance based on violations observed during roadside inspections as opposed to compliance audits performed by the FMCSA. The quantity and severity of any violations are compared to a peer group of companies of comparable size and annual mileage. If a company rises above a threshold established by the FMCSA, it is subject to action from the FMCSA. There is a progressive intervention strategy that begins with a company providing the FMCSA with an acceptable plan of corrective action that the company will implement. If the issues are not corrected, the intervention escalates to on-site compliance audits and ultimately an “unsatisfactory” rating and the revocation of the company’s operating authority by the FMCSA, which could result in a material adverse effect on our business and consolidated results of operations and financial position.
Any trucking operations would be subject to possible regulatory and legislative changes that may increase our costs. Some of these possible changes include changes in environmental regulations, changes in the hours of service regulations which govern the amount of time a driver may drive or work in any specific period, onboard black box recorder device requirements or limits on vehicle weight and size.
We may not be able to renew or obtain new or favorable charters or leases, which could adversely affect our business, prospects, financial condition, results of operations and cash flows.
We have obtained long-term leases and corresponding rights-of-way agreements with respect to the land on which the Jamaica Facilities, the pipeline connecting the Montego Bay Facility to the Bogue Power Plant (as defined herein), the Miami Facility, the San Juan Facility and the CHP Plant are situated. However, we do not own the land. As a result, we are subject to the possibility of increased costs to retain necessary land use rights as well as local law. If we were to lose these rights or be required to relocate, our business could be materially and adversely affected. The Miami Facility is currently located on land we are leasing from an affiliate. Any payments under the existing lease or future modifications or extensions to the lease could involve transacting with an affiliate. We have also entered into LNG tanker charters in order to secure shipping capacity for our import of LNG to the Jamaica Facilities.
Our ability to renew existing charters or leases for our current projects or obtain new charters or leases for our future projects will depend on prevailing market conditions upon expiration of the contracts governing the leasing or charter of the applicable assets. Therefore, we may be exposed to increased volatility in terms of rates and contract provisions. Likewise, our counterparties may seek to terminate or renegotiate their charters or leases with us. If we are not able to renew or obtain new charters or leases in direct continuation, or if new charters or leases are entered into at rates substantially above the existing rates or on terms otherwise less favorable compared to existing contractual terms, our business, prospects, financial condition, results of operations and cash flows could be materially adversely affected.

We may not be able to successfully enter into contracts or renew existing contracts to charter tankers in the future, which may result in us not being able to meet our obligations.
We enter into time charters of ocean-going tankers for the transportation of LNG, which extend for varying lengths of time. We may not be able to successfully enter into contracts or renew existing contracts to charter tankers in the future, which may result in us not being able to meet our obligations. We are also exposed to changes in market rates and availability for tankers, which may affect our earnings. Fluctuations in rates result from changes in the supply of and demand for capacity and changes in the demand for seaborne carriage of commodities. Because the factors affecting the supply and demand are outside of our control and are unpredictable, the nature, timing, direction and degree of changes in industry conditions are also unpredictable.
We rely on the operation of tankers under our time charters and ship-to-ship kits to transfer LNG between ships. The operation of ocean-going tankers and kits carries inherent risks. These risks include the possibility of:
•	natural disasters;
•	mechanical failures;
•	grounding, fire, explosions and collisions;
•	piracy;
•	human error; and
•	war and terrorism.
We do not currently maintain a redundant supply of ships, ship-to-ship kits or other equipment. As a result, if our current equipment fails, is unavailable or insufficient to service our LNG purchases, production, or delivery commitments we may need to procure new equipment, which may not be available or be expensive to obtain. Any such occurrence could delay the start of operations of facilities we intend to commission, interrupt our existing operations and increase our operating costs. Any of these results could have a material adverse effect on our business, financial condition and operating results.
The operation of LNG carriers is inherently risky, and an incident resulting in significant loss or environmental consequences involving an LNG vessel could harm our reputation and business.
Cargoes of LNG and our chartered vessels are at risk of being damaged or lost because of events such as:
•	marine disasters;
•	piracy;
•	bad weather;
•	mechanical failures;
•	environmental accidents;
•	grounding, fire, explosions and collisions;
•	human error; and
•	war and terrorism.
An accident involving our cargoes or any of our chartered vessels could result in any of the following:
•	death or injury to persons, loss of property or environmental damage;
•	delays in the delivery of cargo;
•	loss of revenues;
•	termination of charter contracts;
•	governmental fines, penalties or restrictions on conducting business;
•	higher insurance rates; and
•	damage to our reputation and customer relationships generally.

Any of these circumstances or events could increase our costs or lower our revenues.
If our chartered vessels suffer damage as a result of such an incident, they may need to be repaired. The loss of earnings while these vessels are being repaired would decrease our results of operations. If a vessel we charter were involved in an accident with the potential risk of environmental impacts or contamination, the resulting media coverage could have a material adverse effect on our reputation, our business, our results of operations and cash flows and weaken our financial condition.
Our chartered vessels operating in international waters, now or in the future, will be subject to various international and local laws and regulations relating to protection of the environment.
Our chartered vessels’ operations in international waters and in the territorial waters of other countries are regulated by extensive and changing international, national and local environmental protection laws, regulations, treaties and conventions in force in international waters, the jurisdictional waters of the countries in which our vessels operate, as well as the countries of our vessels’ registration, including those governing oil spills, discharges to air and water, the handling and disposal of hazardous substances and wastes and the management of ballast water. The International Maritime Organization (“IMO”) International Convention for the Prevention of Pollution from Ships of 1973, as amended from time to time, and generally referred to as “MARPOL,” can affect operations of our chartered vessels. In addition, our chartered LNG vessels may become subject to the International Convention on Liability and Compensation for Damage in Connection with the Carriage of Hazardous and Noxious Substances by Sea (the “HNS Convention”), adopted in 1996 and subsequently amended by a Protocol to the HNS Convention in April 2010. Other regulations include, but are not limited to, the designation of Emission Control Areas under MARPOL, the IMO International Convention on Civil Liability for Oil Pollution Damage of 1969, as amended from time to time, the International Convention on Civil Liability for Bunker Oil Pollution Damage, the IMO International Convention for the Safety of Life at Sea of 1974, as amended from time to time, the International Safety Management Code for the Safe Operations of Ships and for Pollution Prevention, the IMO International Convention on Load Lines of 1966, as amended from time to time and the International Convention for the Control and Management of Ships’ Ballast Water and Sediments in February 2004.
Moreover, the overall trends are towards more regulations and more stringent requirements which are likely to add to our costs of doing business. For example, IMO regulations, which became applicable on January 1, 2020, limit the sulfur content of fuel oil for ships to 0.5 weight percent starting January 1, 2020. Likewise, the European Union is considering extending its emissions trading scheme to maritime transport to reduce GHG emissions from vessels. We contract with leading vessel providers in the LNG market and look for them to take the lead in maintaining compliance with all such requirements, although the terms of our charter agreements may call for us to bear some or all of the associated costs. While we believe we are similarly situated with respect to other companies that charter vessels, we cannot assure you that these requirements will not have a material effect on our business.
Our chartered vessels operating in U.S. waters, now or in the future, will also be subject to various federal, state and local laws and regulations relating to protection of the environment, including the OPA, the CERCLA, the CWA and the CAA. In some cases, these laws and regulations require governmental permits and authorizations before conducting certain activities. These environmental laws and regulations may impose substantial penalties for noncompliance and substantial liabilities for pollution. Failure to comply with these laws and regulations may result in substantial civil and criminal fines and penalties. As with the industry generally, our chartered vessels’ operations will entail risks in these areas, and compliance with these laws and regulations, which may be subject to frequent revisions and reinterpretation, may increase our overall cost of business.
There may be shortages of LNG tankers worldwide, which could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.
We rely on ocean-going LNG tankers and freight carriers (for ISO containers) for the movement of LNG. Consequently, our ability to provide services to our customers could be adversely impacted by shifts in tanker market dynamics, shortages in available cargo capacity, changes in policies and practices such as scheduling, pricing, routes of service and frequency of service, or increases in the cost of fuel, taxes and labor, and other factors not within our control. The construction and delivery of LNG tankers require significant capital and long construction lead times, and the availability of the tankers could be delayed to the detriment of our LNG business and our customers because of:
•	an inadequate number of shipyards constructing LNG tankers and a backlog of orders at these shipyards;

•	political or economic disturbances in the countries where the tankers are being constructed;
•	changes in governmental regulations or maritime self-regulatory organizations;
•	work stoppages or other labor disturbances at the shipyards, including as a result of the COVID-19 pandemic;
•	bankruptcy or other financial crisis of shipbuilders;
•	quality or engineering problems;
•	weather interference or a catastrophic event, such as a major earthquake, tsunami or fire; or
•	shortages of or delays in the receipt of necessary construction materials.
Changes in ocean freight capacity, which are outside our control, could negatively impact our ability to provide natural gas if LNG shipping capacity is adversely impacted and LNG transportation costs increase because we may bear the risk of such increases and may not be able to pass these increases on to our customers. Material interruptions in service or stoppages in LNG transportation could adversely impact our business, results of operations and financial condition.
Competition in the LNG industry is intense, and some of our competitors have greater financial, technological and other resources than we currently possess.
We operate in the highly competitive area of LNG production and face intense competition from independent, technology-driven companies as well as from both major and other independent oil and natural gas companies and utilities, many of which have been in operation longer than us.
Many competing companies have secured access to, or are pursuing development or acquisition of, LNG facilities in North America. We may face competition from major energy companies and others in pursuing our proposed business strategy to provide liquefaction and export products and services. In addition, competitors have and are developing LNG facilities in other markets, which will compete with our LNG facilities. Some of these competitors have longer operating histories, more development experience, greater name recognition, larger staffs and substantially greater financial, technical and marketing resources than we currently possess. We also face competition for the contractors needed to build our facilities. The superior resources that some of these competitors have available for deployment could allow them to compete successfully against us, which could have a material adverse effect on our business, ability to realize benefits from future projects, results of operations, financial condition, liquidity and prospects.
Failure of LNG to be a competitive source of energy in the markets in which we operate, and seek to operate, could adversely affect our expansion strategy.
Our operations are, and will be, dependent upon LNG being a competitive source of energy in the markets in which we operate. In the United States, due mainly to a historic abundant supply of natural gas and discoveries of substantial quantities of unconventional, or shale, natural gas, imported LNG has not developed into a significant energy source. The success of the domestic liquefaction component of our business plan is dependent, in part, on the extent to which natural gas can, for significant periods and in significant volumes, be produced in the United States at a lower cost than the cost to produce some domestic supplies of other alternative energy sources, and that it can be transported at reasonable rates through appropriately scaled infrastructure. The COVID-19 pandemic and actions by OPEC have significantly impacted energy markets, and the price of oil has recently traded at historic low prices.
Potential expansion in the Caribbean and other parts of world where we may operate is primarily dependent upon LNG being a competitive source of energy in those geographical locations. For example, in the Caribbean, due mainly to a lack of regasification infrastructure and an underdeveloped international market for natural gas, natural gas has not yet developed into a significant energy source. The success of our operations in the Caribbean is dependent, in part, on the extent to which LNG can, for significant periods and in significant volumes, be produced internationally and delivered to Caribbean customers at a lower cost than the cost to deliver other alternative energy sources.
Political instability in foreign countries that export LNG, or strained relations between such countries and countries in the Caribbean, may also impede the willingness or ability of LNG suppliers and merchants in such countries to export LNG to the Caribbean. Furthermore, some foreign suppliers of LNG may have economic or other reasons to direct their LNG to non-Caribbean markets or from or to our competitors’ LNG facilities. Natural gas also competes with other sources of energy, including coal, oil, nuclear, hydroelectric, wind and solar energy, which may become available at a lower cost in certain markets.
As a result of these and other factors, natural gas may not be a competitive source of energy in the markets we intend to serve or elsewhere. The failure of natural gas to be a competitive supply alternative to oil and other alternative energy sources could adversely affect our ability to deliver LNG or natural gas to our customers in the Caribbean or other locations on a commercial basis.
Any use of hedging arrangements may adversely affect our future operating results or liquidity.
To reduce our exposure to fluctuations in the price, volume and timing risk associated with the purchase of natural gas, we may enter into futures, swaps and option contracts traded or cleared on the Intercontinental Exchange and the New York Mercantile Exchange or over-the-counter (“OTC”) options and swaps with other natural gas merchants and financial institutions. Hedging arrangements would expose us to risk of financial loss in some circumstances, including when:
•	expected supply is less than the amount hedged;
•	the counterparty to the hedging contract defaults on its contractual obligations; or
•	there is a change in the expected differential between the underlying price in the hedging agreement and actual prices received.
The use of derivatives also may require the posting of cash collateral with counterparties, which can impact working capital when commodity prices change. However, we do not currently have any hedging arrangements, and failure to properly hedge our positions against changes in natural gas prices could also have a material adverse effect on our business, financial condition and operating results.
Our risk management strategies cannot eliminate all LNG price and supply risks. In addition, any non-compliance with our risk management strategies could result in significant financial losses.
Our strategy is to maintain a manageable balance between LNG purchases, on the one hand, and sales or future delivery obligations, on the other hand. Through these transactions, we seek to earn a margin for the LNG purchased by selling LNG for physical delivery to third-party users, such as public utilities, shipping/marine cargo companies, industrial users, railroads, trucking fleets and other potential end-users converting from traditional ADO or oil fuel to natural gas. These strategies cannot, however, eliminate all price risks. For example, any event that disrupts our anticipated supply chain could expose us to risk of loss resulting from price changes if we are required to obtain alternative supplies to cover these transactions. We are also exposed to basis risks when LNG is purchased against one pricing index and sold against a different index. Moreover, we are also exposed to other risks, including price risks on LNG we own, which must be maintained in order to facilitate transportation of the LNG to our customers or to our facilities. If we were to incur a material loss related to commodity price risks, it could have a material adverse effect on our financial position, results of operations and cash flows. There can be no assurance that we will complete the Pennsylvania Facility or be able to supply our facilities and the CHP Plant with LNG produced at our own facilities. Even if we do complete the Pennsylvania Facility, there can be no assurance that it will operate as expected or that we will succeed in our goal of reducing the risk to our operations of future LNG price variations.
We may experience increased labor costs, and the unavailability of skilled workers or our failure to attract and retain qualified personnel could adversely affect us.
We are dependent upon the available labor pool of skilled employees, including truck drivers. We compete with other energy companies and other employers to attract and retain qualified personnel with the technical skills and experience required to construct and operate our energy-related infrastructure and to provide our customers with the highest quality service. In addition, the tightening of the transportation related labor market due to the shortage of skilled truck drivers may affect our ability to hire and retain skilled truck drivers and require us to pay increased wages. Our affiliates in the United States who hire personnel on our behalf are also subject to the Fair Labor Standards Act, which governs such matters as minimum wage, overtime and other working conditions. We are also subject to applicable labor regulations in the other jurisdictions in which we operate, including Jamaica. We may face challenges and costs in hiring, retaining and managing our Jamaican and other employee base. A shortage in the labor pool of skilled workers, particularly in Jamaica or the United States, or other general inflationary pressures or changes in applicable laws and regulations, could make it more difficult for us to attract and retain qualified personnel and could require an increase in the wage and benefits packages that we offer, thereby increasing our operating costs. Any increase in our operating costs could materially and adversely affect our business, financial condition, operating results, liquidity and prospects.
Our current lack of asset and geographic diversification could have an adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.
The substantial majority of our anticipated revenue in 2020 will be dependent upon our assets and customers in Jamaica and Puerto Rico. Jamaica and Puerto Rico have historically experienced economic volatility and the general condition and performance of their economies, over which we have no control, may affect our business, financial condition and results of operations. Due to our current lack of asset and geographic diversification, an adverse development at the Jamaica Facilities or our San Juan Facility, in the energy industry or in the economic conditions in Jamaica or Puerto Rico, would have a significantly greater impact on our financial condition and operating results than if we maintained more diverse assets and operating areas.
We may incur impairments to long-lived assets.
We test our long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of these assets may not be recoverable. Significant negative industry or economic trends, and decline of our market capitalization, reduced estimates of future cash flows for our business segments or disruptions to our business could lead to an impairment charge of our long-lived assets. Our valuation methodology for assessing impairment requires management to make judgments and assumptions based on historical experience and to rely heavily on projections of future operating performance. Projections of future operating results and cash flows may vary significantly from results. In addition, if our analysis results in an impairment to our long-lived assets, we may be required to record a charge to earnings in our consolidated financial statements during a period in which such impairment is determined to exist, which may negatively impact our operating results.
A major health and safety incident involving LNG or the energy industry more broadly or relating to our business may lead to more stringent regulation of LNG operations or the energy business generally, could result in greater difficulties in obtaining permits, including under environmental laws, on favorable terms, and may otherwise lead to significant liabilities and reputational damage.
Health and safety performance is critical to the success of all areas of our business. Any failure in health and safety performance from our operations may result in an event that causes personal harm or injury to our employees, other persons, and/or the environment, as well as the imposition of injunctive relief and/or penalties for non-compliance with relevant regulatory requirements or litigation. Any such failure that results in a significant health and safety incident may be costly in terms of potential liabilities, and may result in liabilities that exceed the limits of our insurance coverage. Such a failure, or a similar failure elsewhere in the energy industry (including, in particular, LNG liquefaction, storage, transportation or regasification operations), could generate public concern, which may lead to new laws and/or regulations that would impose more stringent requirements on our operations, have a corresponding impact on our ability to obtain permits and approvals, and otherwise jeopardize our reputation or the reputation of our industry as well as our relationships with relevant regulatory agencies and local communities. Individually or collectively, these developments could adversely impact our ability to expand our business, including into new markets. Similarly, such developments could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.
The swaps regulatory and other provisions of the Dodd-Frank Act and the rules adopted thereunder and other regulations, including EMIR and REMIT, could adversely affect our ability to hedge risks associated with our business and our operating results and cash flows.
Title VII of the Dodd-Frank Act established federal regulation of the OTC derivatives market and made other amendments to the Commodity Exchange Act that are relevant to our business. The provisions of Title VII of the Dodd-Frank Act and the rules adopted thereunder by the Commodity Futures Trading Commission (the “CFTC”), the SEC and other federal regulators may adversely affect our ability to manage certain of our risks on a cost-effective basis. Such laws and regulations may also adversely affect our ability to execute our strategies with respect to hedging our exposure to variability in expected future cash flows attributable to the future sale of our LNG inventory and to price risk attributable to future purchases of natural gas to be utilized as fuel to operate our facilities, our CHP Plant and to secure natural gas feedstock for our Liquefaction Facilities.

The CFTC has proposed new rules setting limits on the positions in certain core futures contracts, economically equivalent futures contracts, options contracts and swaps for or linked to certain physical commodities, including natural gas, held by market participants, with limited exemptions for certain bona fide hedging and other types of transactions. The CFTC has also adopted final rules regarding aggregation of positions, under which a party that controls the trading of, or owns 10% or more of the equity interests in, another party will have to aggregate the positions of the controlled or owned party with its own positions for purposes of determining compliance with position limits unless an exemption applies. The CFTC’s aggregation rules are now in effect, though CFTC staff have granted relief, until August 12, 2022, from various conditions and requirements in the final aggregation rules. With the implementation of the final aggregation rules and upon the adoption and effectiveness of final CFTC position limits rules, our ability to execute our hedging strategies described above could be limited. It is uncertain at this time whether, when and in what form the CFTC’s proposed new position limits rules may become final and effective.
Under the Dodd-Frank Act and the rules adopted thereunder, we may be required to clear through a derivatives clearing organization any swaps into which we enter that fall within a class of swaps designated by the CFTC for mandatory clearing and we could have to execute trades in such swaps on certain trading platforms. The CFTC has designated six classes of interest rate swaps and credit default swaps for mandatory clearing, but has not yet proposed rules designating any other classes of swaps, including physical commodity swaps, for mandatory clearing. Although we expect to qualify for the end-user exception from the mandatory clearing and trade execution requirements for any swaps entered into to hedge our commercial risks, if we fail to qualify for that exception and have to clear such swaps through a derivatives clearing organization, we could be required to post margin with respect to such swaps, our cost of entering into and maintaining such swaps could increase and we would not enjoy the same flexibility with the cleared swaps that we enjoy with the uncleared OTC swaps we may enter. Moreover, the application of the mandatory clearing and trade execution requirements to other market participants, such as Swap Dealers, may change the cost and availability of the swaps that we may use for hedging.
As required by the Dodd-Frank Act, the CFTC and the federal banking regulators have adopted rules requiring certain market participants to collect initial and variation margin with respect to uncleared swaps from their counterparties that are financial end-users and certain registered Swap Dealers and Major Swap Participants. The requirements of those rules are subject to a phased-in compliance schedule, which commenced on September 1, 2016. Although we believe we will qualify as a non-financial end user for purposes of these rules, were we not to do so and have to post margin as to our uncleared swaps in the future, our cost of entering into and maintaining swaps would be increased. In June 2011, the Basel Committee on the Banking Supervision, an international trade body comprised of senior representatives of bank supervisory authorities and central banks from 27 countries, including the United States and the European Union, announced the final framework for a comprehensive set of capital and liquidity standards, commonly referred to as “Basel III.” Our counterparties that are subject to the Basel III capital requirements may increase the cost to us of entering into swaps with them or, although not required to collect margin from us under the margin rules, require us to post collateral with them in connection with such swaps in order to offset their increased capital costs or to reduce their capital costs to maintain those swaps on their balance sheets.
The Dodd-Frank Act also imposes regulatory requirements on swaps market participants, including Swap Dealers and other swaps entities as well as certain regulations on end-users of swaps, including regulations relating to swap documentation, reporting and recordkeeping, and certain business conduct rules applicable to Swap Dealers and other swaps entities. Together with the Basel III capital requirements on certain swaps market participants, these regulations could significantly increase the cost of derivative contracts (including through requirements to post margin or collateral), materially alter the terms of derivative contracts, reduce the availability of derivatives to protect against certain risks that we encounter, and reduce our ability to monetize or restructure derivative contracts and to execute our hedging strategies. If, as a result of the swaps regulatory regime discussed above, we were to forgo the use of swaps to hedge our risks, such as commodity price risks that we encounter in our operations, our operating results and cash flows may become more volatile and could be otherwise adversely affected.
The European Market Infrastructure Regulation (“EMIR”) may result in increased costs for OTC derivative counterparties and also lead to an increase in the costs of, and demand for, the liquid collateral that EMIR requires central counterparties to accept. Although we expect to qualify as a non-financial counterparty under EMIR and thus not be required to post margin under EMIR, our subsidiaries and affiliates operating in the Caribbean may still be subject to increased regulatory requirements, including recordkeeping, marking to market, timely confirmations, derivatives reporting, portfolio reconciliation and dispute resolution procedures. Regulation under EMIR could significantly increase the cost of derivatives contracts, materially alter the terms of derivatives contracts and reduce the availability of derivatives to protect against risks that we encounter. The increased trading costs and collateral costs may have an adverse impact on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.
Our subsidiaries and affiliates operating in the Caribbean may be subject to the Regulation on Wholesale Energy Market Integrity and Transparency (“REMIT”) as wholesale energy market participants. This classification imposes increased regulatory obligations on our subsidiaries and affiliates, including a prohibition to use or disclose insider information or to engage in market manipulation in wholesale energy markets, and an obligation to report certain data. These regulatory obligations may increase the cost of compliance for our business and if we violate these laws and regulations, we could be subject to investigation and penalties.
Failure to obtain and maintain permits, approvals and authorizations from governmental and regulatory agencies on favorable terms with respect to the design, construction and operation of our facilities could impede operations and construction and could have a material adverse effect on us.
The design, construction and operation of energy-related infrastructure, including our existing and proposed facilities, the import and export of LNG and the transportation of natural gas, are highly regulated activities at the federal, state and local levels. Approvals of the DOE under Section 3 of the NGA, as well as several other material governmental and regulatory permits, approvals and authorizations, including under the CAA and the CWA and their state analogues, may be required in order to construct and operate an LNG facility and export LNG. Permits, approvals and authorizations obtained from the DOE and other federal and state regulatory agencies also contain ongoing conditions, and additional requirements may be imposed. Certain federal permitting processes may trigger the requirements of the National Environmental Policy Act (“NEPA”), which requires federal agencies to evaluate major agency actions that have the potential to significantly impact the environment. Compliance with NEPA may extend the time and/or increase the costs for obtaining necessary governmental approvals associated with our operations and create independent risk of legal challenges to the adequacy of the NEPA analysis, which could result in delays that may adversely affect our business, contracts, financial condition, operating results, cash flow, liquidity and profitability. On July 15, 2020, the White House Council on Environmental Quality issued a final rule revising NEPA regulations; however, the regulations, which would become effective 60 days after publication, have been challenged in court, and thus the impacts of any such revisions are uncertain at this time. On June 18, 2020, we received an order from FERC, which asked us to explain why our San Juan Facility is not subject to FERC’s jurisdiction under section 3 of the NGA. Because we do not believe that the San Juan Facility is jurisdictional, we provided our reply to FERC on July 20, 2020 and requested that FERC act expeditiously. We do not know if or when FERC will respond to our reply, or the outcome of any such response. Although FERC has civil penalty authority and the authority to authorize the siting, construction, and operation of jurisdictional LNG facilities, we do not know, nor has FERC indicated, what remedy FERC may require if FERC determines that our San Juan Facility is subject to FERC’s Section 3 jurisdiction. In addition, we may be subject to additional requirements and new regulations by relevant authorities in Jamaica, Mexico, Ireland, Nicaragua or other jurisdictions, including with respect to land use approvals and permits needed to construct and operate our facilities and sell LNG and power.
We cannot control the outcome of any review and approval process, including whether or when any such permits, approvals and authorizations will be obtained, the terms of their issuance, or possible appeals or other potential interventions by third parties that could interfere with our ability to obtain and maintain such permits, approvals and authorizations or the terms thereof. If we are unable to obtain and maintain such permits, approvals and authorizations on favorable terms, we may not be able to recover our investment in our projects and may be subject to financial penalties under our customer and other agreements. Many of these permits, approvals and authorizations require public notice and comment before they can be issued, which can lead to delays to respond to such comments, and even potentially to revise the permit application. There is no assurance that we will obtain and maintain these governmental permits, approvals and authorizations on favorable terms, or that we will be able to obtain them on a timely basis, and failure to obtain and maintain any of these permits, approvals or authorizations could have a material adverse effect on our business, financial condition, operating results, liquidity and prospects. Moreover, many of these permits, approvals and authorizations are subject to administrative and judicial challenges, which can delay and protract the process for obtaining and implementing permits and can also add significant costs and uncertainty.

Existing and future environmental, health and safety laws and regulations could result in increased compliance costs or additional operating costs or construction costs and restrictions.
Our business is now and will in the future be subject to extensive federal, state and local laws and regulations both in the United States and in other jurisdictions where we operate. These requirements regulate and restrict, among other things: the siting and design of our facilities; discharges to air, land and water, with particular respect to the protection of human health, the environment and natural resources and safety from risks associated with storing, receiving and transporting LNG; the handling, storage and disposal of hazardous materials, hazardous waste and petroleum products; and remediation associated with the release of hazardous substances. For example, PHMSA has promulgated detailed regulations governing LNG facilities under its jurisdiction to address siting, design, construction, equipment, operations, maintenance, personnel qualifications and training, fire protection and security. While the Miami Facility is subject to these regulations, none of our LNG facilities currently under development are subject to PHMSA’s jurisdiction, but state and local regulators can impose similar siting, design, construction and operational requirements. In addition, the U.S. Coast Guard regulations require certain security and response plans, protocols and trainings to mitigate and reduce the risk of intentional or accidental impacts to energy transportation and production infrastructure located in certain domestic ports.
Federal and state laws impose liability, without regard to fault or the lawfulness of the original conduct, for the release of certain types or quantities of hazardous substances into the environment. As the owner and operator of our facilities, we could be liable for the costs of cleaning up any such hazardous substances that may be released into the environment at or from our facilities and for any resulting damage to natural resources.
Many of these laws and regulations, such as the CAA and the CWA, and analogous state laws and regulations, restrict or prohibit the types, quantities and concentrations of substances that can be emitted into the environment in connection with the construction and operation of our facilities, and require us to obtain and maintain permits and provide governmental authorities with access to our facilities for inspection and reports related to our compliance. For example, the Pennsylvania Department of Environmental Protection laws and regulations will apply to the construction and operation of the Pennsylvania Facility. Relevant local authorities may also require us to obtain and maintain permits associated with the construction and operation of our facilities, including with respect to land use approvals. Failure to comply with these laws and regulations could lead to substantial liabilities, fines and penalties or capital expenditures related to pollution control equipment and restrictions or curtailment of our operations, which could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.
Other future legislation and regulations could cause additional expenditures, restrictions and delays in our business and to our proposed construction, the extent of which cannot be predicted and which may require us to limit substantially, delay or cease operations in some circumstances. In October 2017, the U.S. Government Accountability Office issued a legal determination that a 2013 interagency guidance document was a “rule” subject to the Congressional Review Act (“CRA”). This legal determination could open a broader set of agency guidance documents to potential disapproval and invalidation under the CRA, potentially increasing the likelihood that laws and regulations applicable to our business will become subject to revised interpretations in the future that we cannot predict. Revised, reinterpreted or additional laws and regulations that result in increased compliance costs or additional operating or construction costs and restrictions could have a material adverse effect on our business, contracts, financial condition, operating results, cash flow, liquidity and prospects.
Greenhouse Gases/Climate Change. The threat of climate change continues to attract considerable attention in the United States and in foreign countries. Numerous proposals have been made and could continue to be made at the international, national, regional and state government levels to monitor and limit existing and future GHG emissions. As a result, our operations are subject to a series of risks associated with the processing, transportation, and use of fossil fuels and emission of GHGs.
In the United States to date, no comprehensive climate change legislation has been implemented at the federal level, although various individual states and state coalitions have adopted or considered adopting legislation, regulations or other regulatory initiatives, including GHG cap and trade programs, carbon taxes, reporting and tracking programs, and emission restrictions, pollution reduction incentives, or renewable energy or low-carbon replacement fuel quotas. At the international level, the United Nations-sponsored “Paris Agreement” was signed by 195 countries who agreed to limit their GHG emissions through non-binding, individually-determined reduction goals every five years after

2020. Although the United States has announced its withdrawal from such agreement, effective November 4, 2020, other countries where we operate or plan to operate, including Jamaica, Ireland, Mexico, and Nicaragua, have signed or acceded to this agreement. However, the scope of future domestic climate and GHG emissions-focused regulatory requirements, if any, remain uncertain.
Governmental, scientific, and public concern over the threat of climate change arising from GHG emissions has resulted in increasing political uncertainty in the United States. For example, based in part on the publicized climate plan and pledges by the President-elect, the impending change in administration may lead to significant legislation, rulemaking, or executive orders that seek to address climate change, incentivize low-carbon infrastructure or initiatives, or ban or restrict the exploration and production of fossil fuels. Other actions that could be pursued by presidential candidates may include more restrictive requirements for the establishment of pipeline infrastructure or the permitting of LNG export facilities, as well as the reversal of the United States’ withdrawal from the Paris Agreement.
Climate-related litigation and permitting risks are also increasing, as a number of cities, local governments and private organizations have sought to either bring suit against oil and natural gas companies in state or federal court, alleging various public nuisance claims, or seek to challenge permits required for infrastructure development. Fossil fuel producers are also facing general risks of shifting capital availability due to stockholder concern over climate change and potentially stranded assets in the event of future, comprehensive climate and GHG-related regulation. While several of these cases have been dismissed, there is no guarantee how future lawsuits might be resolved.
The adoption and implementation of new or more comprehensive international, federal or state legislation, regulations or other regulatory initiatives that impose more stringent restrictions on GHG emissions could result in increased compliance costs, and thereby reduce demand for or erode value for, the natural gas that we process and market. Additionally, political, litigation, and financial risks may result in reduced natural gas production activities, increased liability for infrastructure damages as a result of climatic changes, or an impaired ability to continue to operate in an economic manner. One or more of these developments could have a material adverse effect on our business, financial condition and results of operation.
The adoption and implementation of any U.S. federal, state or local regulations or foreign regulations imposing obligations on, or limiting emissions of GHGs from, our equipment and operations could require us to incur significant costs to reduce emissions of GHGs associated with our operations or could adversely affect demand for natural gas and natural gas products. The potential increase in our operating costs could include new costs to operate and maintain our facilities, install new emission controls on our facilities, acquire allowances to authorize our GHG emissions, pay taxes related to our GHG emissions, and administer and manage a GHG emissions program. We may not be able to recover such increased costs through increases in customer prices or rates. In addition, changes in regulatory policies that result in a reduction in the demand for hydrocarbon products that are deemed to contribute to GHGs, or restrict their use, may reduce volumes available to us for processing, transportation, marketing and storage. These developments could have a material adverse effect on our financial position, results of operations and cash flows.
Fossil Fuels. Our business activities depend upon a sufficient and reliable supply of natural gas feedstock, and are therefore subject to concerns in certain sectors of the public about the exploration, production and transportation of natural gas and other fossil fuels and the consumption of fossil fuels more generally. Legislative and regulatory action, and possible litigation, in response to such public concerns may also adversely affect our operations. We may be subject to future laws, regulations, or actions to address such public concern with fossil fuel generation, distribution and combustion, greenhouse gases and the effects of global climate change.
Our customers may also move away from using fossil fuels such as LNG for their power generation needs for reputational or perceived risk-related reasons. These matters represent uncertainties in the operation and management of our business, and could have a material adverse effect on our financial position, results of operations and cash flows.
Hydraulic Fracturing. Certain of our suppliers of natural gas and LNG employ hydraulic fracturing techniques to stimulate natural gas production from unconventional geological formations (including shale formations), which currently entails the injection of pressurized fracturing fluids (consisting of water, sand and certain chemicals) into a well bore. Moreover, hydraulically fractured natural gas wells account for a significant percentage of the natural gas production in the U.S.; the U.S. Energy Information Administration reported in 2016 that hydraulically fractured wells provided two-thirds of U.S. marketed gas production in 2015. The requirements for permits or authorizations to conduct these activities vary depending on the location where such drilling and completion activities will be conducted. Several states have adopted or considered adopting regulations to impose more stringent permitting, public disclosure or well construction requirements on hydraulic fracturing operations, or to ban hydraulic fracturing altogether. As with most permitting and authorization processes, there is a degree of uncertainty as to whether a permit will be granted, the time it will take for a permit or approval to be issued and any conditions which may be imposed in connection with the granting of the permit. Certain regulatory authorities have delayed or suspended the issuance of permits or authorizations while the potential environmental impacts associated with issuing such permits can be studied and appropriate mitigation measures evaluated. In addition to state laws, some local municipalities have adopted or considered adopting land use restrictions, such as city ordinances, that may restrict the performance of or prohibit the well drilling in general and/or hydraulic fracturing in particular.
Hydraulic fracturing activities are typically regulated at the state level, but federal agencies have asserted regulatory authority over certain hydraulic fracturing activities and equipment used in the production, transmission and distribution of oil and natural gas, including such oil and natural gas produced via hydraulic fracturing. Federal and state legislatures and agencies may seek to further regulate or even ban such activities. For example, the Delaware River Basin Commission (“DRBC”), a regional body created via interstate compact responsible for, among other things, water quality protection, water supply allocation, regulatory review, water conservation initiatives, and watershed planning in the Delaware River Basin, has implemented a de facto ban on hydraulic fracturing activities in that basin since 2010 pending the approval of new regulations governing natural gas production activity in the basin. More recently, the DRBC has stated that it will consider new regulations that would ban natural gas production activity, including hydraulic fracturing, in the basin. If additional levels of regulation or permitting requirements were imposed on hydraulic fracturing operations, natural gas prices in North America could rise, which in turn could materially adversely affect the relative pricing advantage that has existed in recent years in favor of domestic natural gas prices (based on Henry Hub pricing). Increased regulation or difficulty in permitting of hydraulic fracturing, and any corresponding increase in domestic natural gas prices, could materially adversely affect demand for LNG and our ability to develop commercially viable LNG facilities.
We are subject to numerous governmental export laws and trade and economic sanctions laws and regulations. Our failure to comply with such laws and regulations could subject us to liability and have a material adverse impact on our business, results of operations or financial condition.
We conduct business throughout the world, and our business activities and services are subject to various applicable import and export control laws and regulations of the United States and other countries, particularly countries in the Caribbean, Ireland, Mexico, Nicaragua and the other countries in which we seek to do business. We must also comply with U.S. trade and economic sanctions laws, including the U.S. Commerce Department’s Export Administration Regulations and economic and trade sanctions regulations maintained by the U.S. Treasury Department’s Office of Foreign Assets Control. Although we take precautions to comply with all such laws and regulations, violations of governmental export control and economic sanctions laws and regulations could result in negative consequences to us, including government investigations, sanctions, criminal or civil fines or penalties, more onerous compliance requirements, loss of authorizations needed to conduct aspects of our international business, reputational harm and other adverse consequences. Moreover, it is possible that we could invest both time and capital into a project involving a counterparty who may become subject to sanctions. If any of our counterparties becomes subject to sanctions as a result of these laws and regulations or otherwise, we may face an array of issues, including, but not limited to: having to abandon the related project, being unable to recuperate prior invested time and capital or being subject to law suits, investigations or regulatory proceedings that could be time-consuming and expensive to respond to and which could lead to criminal or civil fines or penalties.
We are also subject to anti-corruption laws and regulations, including the U.S. Foreign Corrupt Practices Act (“FCPA”), which generally prohibit companies and their intermediaries from making improper payments to foreign officials for the purpose of obtaining or keeping business and/or other benefits. Some of the jurisdictions in which we currently, or may in the future, operate may present heightened risks for FCPA issues, such as Nicaragua, Jamaica, Mexico and Puerto Rico. Although we have adopted policies and procedures that are designed to ensure that we, our employees and other intermediaries comply with the FCPA, it is highly challenging to adopt policies and procedures that ensure compliance in all respects with the FCPA, particularly in high-risk jurisdictions. Developing and implementing policies and procedures is a complex endeavor. There is no assurance that these policies and procedures will work effectively all of the time or protect us against liability under anti-corruption laws and regulations, including the FCPA, for actions taken by our employees and other intermediaries with respect to our business or any businesses that we may acquire.

If we are not in compliance with anti-corruption laws and regulations, including the FCPA, we may be subject to costly and intrusive criminal and civil investigations as well significant potential criminal and civil penalties and other remedial measures, including changes or enhancements to our procedures, policies and control, as well as potential personnel change and disciplinary actions. In addition, non-compliance with anti-corruption laws could constitute a breach of certain covenants in operational or debt agreements, and cross-default provisions in certain of our agreements could mean that an event of default under certain of our commercial agreements could trigger an event of default under our other agreements, including our debt agreements. Any adverse finding against us could also negatively affect our relationship and reputation with current and potential customers. The occurrence of any of these events could have a material adverse impact on our business, results of operations, financial condition, liquidity and future business prospects.
In addition, in certain countries we serve or expect to serve our customers through third-party agents and other intermediaries, such as customs agents. Violations of applicable import, export, trade and economic sanctions laws and regulations by these third-party agents or intermediaries may also result in adverse consequences and repercussions to us. There can be no assurance that we and our agents and other intermediaries will be in compliance with export control and economic sanctions laws and regulations in the future. In such event of non-compliance, our business and results of operations could be adversely impacted.
Risks Related to the Jurisdictions in Which We Operate
We are currently highly dependent upon economic, political and other conditions and developments in the Caribbean, particularly Jamaica, Puerto Rico and the other jurisdictions in which we operate.
We currently conduct a meaningful portion of our business in Jamaica and Puerto Rico. As a result, our current business, results of operations, financial condition and prospects are materially dependent upon economic, political and other conditions and developments in Jamaica and Puerto Rico.
We currently have interests and operations in Jamaica and the United States (including Puerto Rico) and currently intend to expand into additional markets in the Caribbean, Mexico, Ireland, Nicaragua and other geographies, and such interests are subject to governmental regulation in each market. The governments in these markets differ widely with respect to structure, constitution and stability and some countries lack mature legal and regulatory systems. To the extent that our operations depend on governmental approval and regulatory decisions, the operations may be adversely affected by changes in the political structure or government representatives in each of the markets in which we operate. Recent political, security and economic changes have resulted in political and regulatory uncertainty in certain countries in which we operate or may pursue operations. Some of these markets have experienced political, security and economic instability in the recent past and may experience instability in the future. In 2019, public demonstrations in Puerto Rico led to the governor’s resignation and the political change interrupted the bidding process for the privatization of PREPA’s transmission and distribution systems. While our operations were not, to date, impacted by the demonstrations or changes in Puerto Rico’s administration, any substantial disruption in our ability to perform our obligations under the Fuel Sale and Purchase Agreement with PREPA could have a material adverse effect on our financial condition, results of operations and cash flows. Furthermore, we cannot predict how our relationship with PREPA could change given PREPA’s award for its transmission and distribution system. PREPA may seek to find alternative power sources or purchase substantially less natural gas from us than what we currently expect to sell to PREPA.
Any slowdown or contraction affecting the local economy in a jurisdiction in which we operate could negatively affect the ability of our customers to purchase LNG, natural gas, steam or power from us or to fulfill their obligations under their contracts with us. If the economy in Jamaica, Puerto Rico or other jurisdictions in which we operate worsens because of, for example:
•	lower economic activity, including as a result of the COVID-19 pandemic which has significantly affected Jamaica’s and other jurisdictions’ tourism industries;
•	change in applicable laws;
•	an increase in oil, natural gas or petrochemical prices;
•	devaluation of the applicable currency;
•	higher inflation; or
•	an increase in domestic interest rates,

then our business, results of operations, financial condition and prospects may also be significantly affected by actions taken by the government in the jurisdictions in which we operate. The COVID-19 pandemic has resulted in lower economic activity and a decrease in oil prices worldwide. Certain of the jurisdictions in which we operate have recently restricted travel, implemented workforce pressures, and experienced reduced business development, travel, hospitality and tourism due to COVID-19. Caribbean governments traditionally have played a central role in the economy and continue to exercise significant influence over many aspects of it. They may make changes in policy, or new laws or regulations may be enacted or promulgated, relating to, for example, monetary policy, taxation, exchange controls, interest rates, regulation of banking and financial services and other industries, government budgeting and public sector financing. These and other future developments in the Jamaican economy or in the governmental policies in our Caribbean markets may reduce demand for our products and adversely affect our business, financial condition, results of operations or prospects.
For example, JPS and SJPC are subject to the mandate of the OUR. The OUR regulates the amount of money that power utilities in Jamaica, including JPS and SJPC, can charge their customers. Though the OUR cannot impact the fixed price we charge our customers for LNG, pricing regulations by the OUR and other similar regulators could negatively impact our customers’ ability to perform their obligations under our GSAs and, in the case of JPS, the PPA, which could adversely affect our business, financial condition, results of operations or prospects.
Our development activities and future operations in Nicaragua may be materially affected by political, economic and other uncertainties.
Nicaragua has recently experienced political and economic challenges. Specifically, in 2018, U.S. legislation was approved to restrict U.S. aid to Nicaragua. In 2018, 2019 and 2020, U.S. and European governmental authorities imposed a number of sanctions against entities and individuals in or associated with the government of Nicaragua and Venezuela. If any of our counterparties becomes subject to sanctions as a result of these laws and regulations, changes thereto or otherwise, we may face an array of issues, including, but not limited to: having to suspend our development or operations on a temporary or permanent basis, being unable to recuperate prior invested time and capital or being subject to lawsuits, investigations or regulatory proceedings that could be time-consuming and expensive to respond to and which could lead to criminal or civil fines or penalties. There is also a risk of civil unrest, strikes or political turmoil in Nicaragua, and the outcome of any such unrest cannot be predicted.
Our financial condition and operating results may be adversely affected by foreign exchange fluctuations.
Our condensed consolidated financial statements are presented in U.S. dollars. Therefore, fluctuations in exchange rates used to translate other currencies into U.S. dollars will impact our reported consolidated financial condition, results of operations and cash flows from period to period. These fluctuations in exchange rates will also impact the value of our investments and the return on our investments. Additionally, some of the jurisdictions in which we operate may limit our ability to exchange local currency for U.S. dollars.
A portion of our cash flows and expenses may in the future be incurred in currencies other than the U.S. dollar. Our material counterparties’ cash flows and expenses may be incurred in currencies other than the U.S. dollar. There can be no assurance that non-U.S. currencies will not be subject to volatility and depreciation or that the current exchange rate policies affecting these currencies will remain the same. We may choose not to hedge, or we may not be effective in efforts to hedge, this foreign currency risk. Depreciation or volatility of the Jamaican dollar against the U.S. dollar or other currencies could cause counterparties to be unable to pay their contractual obligations under our agreements or to lose confidence in us and may cause our expenses to increase from time to time relative to our revenues as a result of fluctuations in exchange rates, which could affect the amount of net income that we report in future periods.
We have operations in multiple jurisdictions and may expand our operations to additional jurisdictions, including jurisdictions in which the tax laws, their interpretation or their administration may change. As a result, our tax obligations and related filings are complex and subject to change, and our after-tax profitability could be lower than anticipated.
We are subject to income, withholding and other taxes in the United States on a worldwide basis and in numerous state, local and foreign jurisdictions with respect to our income and operations related to those jurisdictions. Our after-tax profitability could be affected by numerous factors, including the availability of tax credits, exemptions and other benefits to reduce our tax liabilities, changes in the relative amount of our earnings subject to tax in the various jurisdictions in which we operate, the potential expansion of our business into or otherwise becoming subject to tax in additional jurisdictions, changes to our existing businesses and operations, the extent of our intercompany transactions and the extent to which taxing authorities in the relevant jurisdictions respect those intercompany transactions.
Our after-tax profitability may also be affected by changes in the relevant tax laws and tax rates, regulations, administrative practices and principles, judicial decisions, and interpretations, in each case, possibly with retroactive effect.
Risk Factors Related to Ownership of Our Class A Common Stock
We are a “controlled company” within the meaning of NASDAQ rules and, as a result, qualify for and intend to rely on exemptions from certain corporate governance requirements.
Affiliates of certain entities controlled by Wesley R. Edens and Randal A. Nardone (“Consenting Entities”) hold a majority of the voting power of our stock. As a result, we are a controlled company within the meaning of the NASDAQ Global Select Market (“NASDAQ”) corporate governance standards. Under NASDAQ rules, a company of which more than 50% of the voting power for the election of directors is held by an individual, a group or another company is a controlled company and may elect not to comply with certain NASDAQ corporate governance requirements, including the requirements that:
•	a majority of the board of directors consist of independent directors as defined under the rules of NASDAQ;
•	the nominating and governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and
•	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.
These requirements will not apply to us as long as we remain a controlled company. A controlled company does not need its board of directors to have a majority of independent directors or to form independent compensation and nominating and governance committees. We intend to utilize some or all of these exemptions. Accordingly, our corporate governance may not afford the same protections as companies that are subject to all of the corporate governance requirements of NASDAQ.
A small number of our original investors have the ability to direct the voting of a majority of our stock, and their interests may conflict with those of our other stockholders.
As of October 26, 2020, affiliates of the Consenting Entities own an aggregate of approximately 100,035,675 shares of Class A common stock, representing 59.3% of our voting power. As of October 26, 2020, Wesley R. Edens and Randal A. Nardone directly or indirectly own 72,627,775 shares and 26,196,526 shares, respectively, of our Class A common stock, representing 43.0% and 15.5% of the voting power of the Class A common stock, respectively. The beneficial ownership of greater than 50% of our voting stock means affiliates of the Consenting Entities are able to control matters requiring stockholder approval, including the election of directors, changes to our organizational documents and significant corporate transactions. This concentration of ownership makes it unlikely that any other holder or group of holders of our Class A common stock will be able to affect the way we are managed or the direction of our business. The interests of the affiliates of the Consenting Entities with respect to matters potentially or actually involving or affecting us, such as future acquisitions, financings and other corporate opportunities and attempts to acquire us, may conflict with the interests of our other stockholders, including holders of the Class A common stock.
Given this concentrated ownership, the affiliates of the Consenting Entities would have to approve any potential acquisition of us. The existence of a significant stockholder may have the effect of deterring hostile takeovers, delaying or preventing changes in control or changes in management, or limiting the ability of our other stockholders to approve transactions that they may deem to be in the best interests of our company. Moreover, the concentration of stock ownership with affiliates of the Consenting Entities may adversely affect the trading price of our securities, including our Class A common stock, to the extent investors perceive a disadvantage in owning securities of a company with a significant stockholder.
Furthermore, in connection with the IPO, we entered into a shareholders’ agreement (the “Shareholders’ Agreement”) with New Fortress Energy Holdings and its affiliates, and in connection with the Exchange Transactions (as defined herein), New Fortress Energy Holdings assigned, pursuant to the terms of the Shareholders’

Agreement, to the Consenting Entities, New Fortress Energy Holdings’ right to designate a certain number of individuals to be nominated for election to our board of directors so long as its assignees collectively beneficially own at least 5% of the outstanding Class A common stock. The Shareholders’ Agreement provides that the parties to the Shareholders’ Agreement (including certain former members of New Fortress Energy Holdings) shall vote their stock in favor of such nominees. In addition our Certificate of Incorporation provides the Consenting Entities the right to approve certain material transactions so long as the Consenting Entities and their affiliates collectively, directly or indirectly, own at least 30% of the outstanding Class A common stock.
Our Certificate of Incorporation and By-Laws, as well as Delaware law, contain provisions that could discourage acquisition bids or merger proposals, which may adversely affect the market price of our Class A common stock and could deprive our investors of the opportunity to receive a premium for their Class A common stock.
Our Certificate of Incorporation and By-Laws authorize our board of directors to issue preferred stock without stockholder approval in one or more series, designate the number of stock constituting any series, and fix the rights, preferences, privileges and restrictions thereof, including dividend rights, voting rights, rights and terms of redemption, redemption price or prices and liquidation preferences of such series. If our board of directors elects to issue preferred stock, it could be more difficult for a third-party to acquire us. In addition, some provisions of our Certificate of Incorporation and By-Laws could make it more difficult for a third-party to acquire control of us, even if the change of control would be beneficial to our securityholders. These provisions include:
•	dividing our board of directors into three classes of directors, with each class serving staggered three-year terms;
•
providing that all vacancies, including newly created directorships, may, except as otherwise required by law, or, if applicable, the rights of holders of a series of preferred stock, only be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•
permitting special meetings of our stockholders to be called only by (i) the chairman of our board of directors, (ii) a majority of our board of directors, or (iii) a committee of our board of directors that has been duly designated by the board of directors and whose powers include the authority to call such meetings;

•	prohibiting cumulative voting in the election of directors;
•	establishing advance notice provisions for stockholder proposals and nominations for elections to the board of directors to be acted upon at meetings of the stockholders; and
•	providing that the board of directors is expressly authorized to adopt, or to alter or repeal our certain provisions of our organizational documents to the extent permitted by law.
Additionally, our Certificate of Incorporation provides that we have opted out of Section 203 of the Delaware General Corporation Law. However, our Certificate of Incorporation includes a similar provision, which, subject to certain exceptions, prohibits us from engaging in a business combination with an “interested stockholder,” unless the business combination is approved in a prescribed manner. Subject to certain exceptions, an “interested stockholder” means any person who, together with that person’s affiliates and associates, owns 15% or more of our outstanding voting stock or an affiliate or associate of ours who owned 15% or more of our outstanding voting stock at any time within the previous three years, but shall not include any person who acquired such stock from the Consenting Entities or NFE SMRS Holdings LLC (except in the context of a public offering) or any person whose ownership of stock in excess of 15% of our outstanding voting stock is the result of any action taken solely by us. Our Certificate of Incorporation provides that the Consenting Entities and NFE SMRS Holdings LLC and any of their respective direct or indirect transferees, and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision.
Our Certificate of Incorporation and By-Laws designate the Court of Chancery of the State of Delaware as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by our stockholders, which could limit our stockholders’ ability to obtain a favorable judicial forum for disputes with us or our directors, officers, employees or agents.
Our Certificate of Incorporation and By-Laws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware is, to the fullest extent permitted by applicable law, the sole and exclusive forum for (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our stockholders, (iii) any action asserting a claim against us or any of our directors, officers or employees arising pursuant to any provision of our organizational documents, the Delaware Limited Liability Company Act or the DGCL, as applicable, or (iv) any action asserting a claim against us or any of our directors, officers or employees that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in our stock will be deemed to have notice of, and consented to, the provisions described in the preceding sentence. This choice of forum provision may limit a stockholder’s ability to bring a claim in a judicial forum that it considers more likely to be favorable for disputes with us or our directors, officers, employees or agents, which may discourage such lawsuits against us and such persons. Alternatively, if a court were to find these provisions of our organizational documents inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect our business, financial condition, results of operations or prospects.
The declaration and payment of dividends to holders of our Class A common stock is at the discretion of our board of directors and there can be no assurance that we will continue to pay dividends in amounts or on a basis consistent with prior distributions to our investors, if at all.
The declaration and payment of dividends to holders of our Class A common stock will be at the discretion of our board of directors in accordance with applicable law after taking into account various factors, including actual results of operations, liquidity and financial condition, net cash provided by operating activities, restrictions imposed by applicable law, our taxable income, our operating expenses and other factors our board of directors deem relevant. There can be no assurance that we will continue to pay dividends in amounts or on a basis consistent with prior distributions to our investors, if at all. Because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on hand and any funds we receive from our subsidiaries and our ability to receive distributions from our subsidiaries may be limited by the financing agreements to which they are subject.
The incurrence or issuance of debt, which ranks senior to our Class A common stock upon our liquidation, including the Concurrent Secured Notes Offering, and future issuances of equity or equity-related securities, which would dilute the holdings of our existing Class A common stockholders and may be senior to our Class A common stock for the purposes of making distributions, periodically or upon liquidation, may negatively affect the market price of our Class A common stock.
We have incurred and may in the future incur or issue debt, including the Concurrent Secured Notes Offering, or issue equity or equity-related securities to finance our operations, acquisitions or investments. Upon our liquidation, lenders and holders of our debt and holders of our preferred stock (if any) would receive a distribution of our available assets before Class A common stockholders. Any future incurrence or issuance of debt would increase our interest cost and could adversely affect our results of operations and cash flows. We are not required to offer any additional equity securities to existing Class A common stockholders on a preemptive basis. Therefore, additional issuances of Class A common stock, directly or through convertible or exchangeable securities (including limited partnership interests in our operating partnership), warrants or options, will dilute the holdings of our existing Class A common stockholders and such issuances, or the perception of such issuances, may reduce the market price of our Class A common stock. Any preferred stock issued by us would likely have a preference on distribution payments, periodically or upon liquidation, which could eliminate or otherwise limit our ability to make distributions to Class A common stockholders. Because our decision to incur or issue debt or issue equity or equity-related securities in the future will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing, nature or success of our future capital raising efforts. Thus, Class A common stockholders bear the risk that our future incurrence or issuance of debt or issuance of equity or equity-related securities will adversely affect the market price of our Class A common stock.
We may issue preferred stock, the terms of which could adversely affect the voting power or value of our Class A common stock.
Our Certificate of Incorporation and By-Laws authorize us to issue, without the approval of our stockholders, one or more classes or series of preferred stock having such designations, preferences, limitations and relative rights, including preferences over our Class A common stock in respect of dividends and distributions, as our board of directors may determine. The terms of one or more classes or series of preferred stock could adversely impact the voting power or value of our Class A common stock. For example, we might grant holders of preferred stock the right to elect some number of our directors in all events or on the happening of specified events or the right to veto specified transactions. Similarly, the repurchase or redemption rights or liquidation preferences we might assign to holders of preferred stock could affect the residual value of the Class A common stock.
The market price and trading volume of our Class A common stock may be volatile, which could result in rapid and substantial losses for our stockholders.
The market price of our Class A common stock may be highly volatile and could be subject to wide fluctuations. In addition, the trading volume in our Class A common stock may fluctuate and cause significant price variations to occur. The offering price of our Class A common stock will be determined by negotiation among us and the underwriter based on a number of factors and may not be indicative of prices that will prevail in the open market following completion of this offering. If the market price of our Class A common stock declines significantly, you may be unable to resell your shares at or above your purchase price, if at all. The market price of our Class A common stock may fluctuate or decline significantly in the future. Some of the factors that could negatively affect our share price or result in fluctuations in the price or trading volume of our Class A common stock include:
•	a shift in our investor base;
•	our quarterly or annual earnings, or those of other comparable companies;
•	actual or anticipated fluctuations in our operating results;
•	changes in accounting standards, policies, guidance, interpretations or principles;
•	announcements by us or our competitors of significant investments, acquisitions or dispositions;
•	the failure of securities analysts to cover our Class A common stock;
•	changes in earnings estimates by securities analysts or our ability to meet those estimates;
•	the operating and share price performance of other comparable companies;
•	overall market fluctuations;
•	general economic conditions; and
•	developments in the markets and market sectors in which we participate.
Stock markets in the United States have experienced extreme price and volume fluctuations. Market fluctuations, as well as general political and economic conditions such as acts of terrorism, prolonged economic uncertainty, a recession or interest rate or currency rate fluctuations, could adversely affect the market price of our Class A common stock.
Sales or issuances of our Class A common stock could adversely affect the market price of our Class A common stock.
Sales of substantial amounts of our Class A common stock in the public market, or the perception that such sales might occur, could adversely affect the market price of our Class A common stock. The issuance of our Class A common stock in connection with property, portfolio or business acquisitions or the exercise of outstanding options or otherwise could also have an adverse effect on the market price of our Class A common stock.
We, our executive officers and directors have agreed that, for a period of 45 days from the date of this prospectus supplement, we and they will not, without the prior written consent of the underwriter, dispose of or hedge any stock or any securities convertible into or exchangeable for our Class A common stock. Morgan Stanley & Co. LLC, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time. If the restrictions under the lock-up agreements are waived or upon the expiration of the lock-up agreements, a substantial amount of our common stock may become available for sale into the market, subject to applicable law, which could reduce the market price for our Class A common stock. None of our other significant shareholders are entering into such agreements.
An active, liquid and orderly trading market for our Class A common stock may not be maintained and the price of our Class A common stock may fluctuate significantly.
Prior to January 2019, there was no public market for our Class A common stock. An active, liquid and orderly trading market for our Class A common stock may not be maintained. Active, liquid and orderly trading markets usually result in less price volatility and more efficiency in carrying out investors’ purchase and sale orders. The market price of our Class A common stock could vary significantly as a result of a number of factors, some of which are beyond our control. In the event of a drop in the market price of our Class A common stock, you could lose a substantial part or all of your investment in our Class A common stock.
We recently ceased to be an emerging growth company, and now are required to comply with certain heightened reporting requirements, including those relating to auditing standards and disclosure about our executive compensation.
The Jumpstart Our Business Startups Act of 2012, or “JOBS Act”, contains provisions that, among other things, relax certain reporting requirements for “emerging growth companies,” including certain requirements relating to auditing standards and compensation disclosure. Prior to September 2, 2020, we were classified as an emerging growth company. As an emerging growth company, we were not required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act and (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosures regarding executive compensation required of larger public companies or (iv) hold nonbinding advisory votes on executive compensation. When we were an emerging growth company, we followed the exemptions described above. We also elected to use the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards under Section 102(b)(2) of the JOBS Act. This election allowed us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result, our financial statements may not be comparable to companies that comply with public company effective dates, and our stockholders and potential investors may have difficulty in analyzing our operating results if comparing us to such companies. In addition, because we relied on exemptions available to emerging growth companies, our historical public filings contain less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies.
We expect to incur additional costs associated with the heightened reporting requirements described above, including the requirement to provide auditor’s attestation report on our system of internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, as well as additional audit costs resulting from PCAOB requirements. In addition, our auditors may identify control deficiencies of varying degrees of severity, and we may incur significant costs to remediate those deficiencies or otherwise improve our internal controls. As a public company, we are required to report any control deficiencies that constitute a “material weakness” in our internal control over financial reporting, and doing so could impair our ability to raise capital and otherwise adversely affect the value of our securities.
If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud. As a result, current and potential stockholders could lose confidence in our financial reporting, which would harm our business and the trading price of our Class A common stock.
Effective internal controls are necessary for us to provide reliable financial reports, prevent fraud and operate successfully as a publicly traded company. If we cannot provide reliable financial reports or prevent fraud, our reputation and operating results would be harmed. We cannot be certain that we will be able to maintain adequate controls over our financial processes and reporting in the future or that we will be able to comply with our obligations under Section 404 of the Sarbanes-Oxley Act. Any failure to develop or maintain effective internal controls, or difficulties encountered in implementing or improving our internal controls, could harm our operating results or cause us to fail to meet our reporting obligations. Ineffective internal controls could also cause investors to lose confidence in our reported financial information, which would likely have a negative effect on the trading price of our Class A common stock.
The requirements of being a public company, including compliance with the reporting requirements of the Exchange Act and the requirements of the Sarbanes-Oxley Act, may strain our resources, increase costs and distract management, and we may be unable to comply with these requirements in a timely or cost-effective manner.
As a public company with stock listed on NASDAQ, we are and will be subject to an extensive body of regulations that did not apply to us previously, including certain provisions of the Sarbanes-Oxley Act, the Dodd-Frank Act, regulations of the SEC and NASDAQ requirements. Compliance with these rules and regulations increase our legal, accounting, compliance and other expenses that we did not incur prior to the IPO and has made some activities more time-consuming and costly. For example, as a result of becoming a public company, we added independent directors and created additional board committees. We entered into an administrative services agreement with FIG LLC, an affiliate of Fortress Investment Group (which currently employs Messrs. Edens, our chief executive officer and chairman of our Board of Directors, and Nardone, one of our Directors), in connection with the IPO, pursuant to which FIG LLC provides us with certain back-office services and charges us for selling, general and administrative expenses incurred to provide these services. FIG LLC will also continue to provide compliance services for the foreseeable future. In addition, we may incur additional costs associated with our public company reporting requirements and maintaining directors’ and officers’ liability insurance. It is possible that our actual incremental costs of being a publicly traded company will be higher than we currently estimate, and the incremental costs may have a material adverse effect on our business, prospects, financial condition, results of operations and cash flows.
If securities or industry analysts do not publish research or reports about our business, if they adversely change their recommendations regarding our Class A common stock or if our operating results do not meet their expectations, our share price could decline.
The trading market for our Class A common stock will be influenced by the research and reports that industry or securities analysts publish about us or our business. If one or more of these analysts cease coverage of our company or fail to publish reports on us regularly, we could lose viability in the financial markets, which in turn could cause our share price or trading volume to decline.
We may fail to realize the anticipated benefits of the Exchange Transactions and the Conversion or those benefits may take longer to realize than expected or may not offset the costs of the Exchange Transactions and the Conversion, which could have an adverse impact on the trading price of our Class A common stock.
We expect the Exchange Transactions and the Conversion will confer several significant benefits to us. Most notably, we expect that the Exchange Transactions will significantly reduce our future tax distribution obligations to the members of NFI, which will enable us to instead invest those funds to develop projects that we expect will increase our returns for all stockholders, enhance our liquidity, improve our credit profile and potentially lower our cost of capital.
We may fail to realize the anticipated benefits of the Exchange Transactions and the Conversion or those benefits may take longer to realize than we expect. Moreover, there can be no assurance that the anticipated benefits of the Exchange Transactions and the Conversion will offset their costs. Our failure to achieve the anticipated benefits of the Exchange Transactions and the Conversion at all or in a timely manner, or a failure of any benefits realized to offset its costs, could have an adverse impact on the trading price of our Class A common stock.
We are a holding company. Our sole material asset is our equity interest in NFI, and accordingly, we are dependent upon distributions from NFI to pay taxes and cover our corporate and other overhead expenses.
We are a holding company and have no material assets other than our equity interest in NFI. We have no independent means of generating revenue. To the extent NFI has available cash and subject to the terms of NFI’s credit agreements and any other debt instruments, we will cause NFI to make distributions to us, in an amount sufficient to allow us to pay our taxes, and to us in an amount at least sufficient to reimburse us for our corporate and other overhead expenses. To the extent that we needs funds and NFI or its subsidiaries are restricted from making such distributions under applicable law or regulation or under the terms of their financing arrangements or are otherwise unable to provide such funds, our liquidity and financial condition could be adversely affected.

USE OF PROCEEDS
We expect that the net proceeds from this offering, after deducting the estimated underwriting discount and related transaction fees and expenses, will be approximately $271.3 million (or $291.5 million if the underwriter exercises its option to purchase additional shares of Class A common stock in full). We intend to use the net proceeds from this offering, together with the net proceeds, if any, from the Concurrent Secured Notes Offering, for general corporate purposes.

CAPITALIZATION
We are providing the following information to assist you in analyzing the financial aspects of the offering. We urge you to read all the information contained in the following table in conjunction with our historical financial statements and related notes incorporated by reference in this prospectus supplement and accompanying prospectus. See “Where You Can Find More Information.”
The following table sets forth our consolidated cash and cash equivalents, long-term debt, total debt and total capitalization as of September 30, 2020 on: (1) an actual basis, (2) an as adjusted basis, after giving effect to this offering and (3) an as further adjusted basis, assuming consummation of, and after giving effect to, the Concurrent Secured Notes Offering.
	As of September 30, 2020
	Actual	As Adjusted for this offering	As Further Adjusted for Concurrent Secured Notes Offering
(dollars in thousands)	(unaudited)	(unaudited)	(unaudited)
Cash and cash equivalents(1)	$153,437	$424,729	$684,229
Long-term debt:
Secured notes(2)	980,183	980,183	1,239,683
Total debt	980,183	980,183	1,239,683
Total stockholders’ equity	98,737	370,029	370,029
Total capitalization	$1,078,920	$1,350,212	$1,609,712
(1)
Cash and cash equivalents, actual, includes Restricted Cash of $40,714 as of September 30, 2020. Cash and cash equivalents, actual, as adjusted and as further adjusted, excludes the impact of the cash dividend in respect of our common stock of $0.10 per share for the fourth quarter of 2020, which was paid on December 9, 2020.

(2)
Secured notes, actual and as adjusted, represents $1,000,000 aggregate principal amount of our 6.750% senior secured notes due 2025 outstanding as of September 30, 2020, net of $19,817 of remaining unamortized deferred financing costs as of September 30, 2020. Secured notes, as further adjusted, includes $250,000 aggregate principal amount of additional 6.750% senior secured notes due 2025 offered in the Concurrent Secured Notes Offering, increased by the notes premium and reduced by the initial purchasers’ discount and estimated related transaction fees and expenses of approximately $500.

DESCRIPTION OF CAPITAL STOCK
The following description of capital stock of the Company is based upon the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation of the Company and the Bylaws of the Company. The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to the Certificate of Incorporation and the Bylaws.
Authorized Shares
Under our Certificate of Incorporation, we are authorized to issue up to 750 million Class A shares, each having a par value of one cent ($0.01), 50 million Class B shares, each having a par value of one cent ($0.01), and 200 million preferred shares, each having a par value of one cent ($0.01). Our Class A shares are registered pursuant to Section 12 of the Exchange Act, and are listed on the NASDAQ Global Select Market under the symbol “NFE.” Our Class B shares are not registered pursuant to Section 12 of the Exchange Act nor listed on any securities exchange. As of December 14, 2020, there were 168,739,407 Class A shares outstanding. As of the date hereof, there are no Class B shares or preferred shares outstanding.
Class A Shares
Voting Rights. Holders of Class A shares are entitled to one vote per share held of record on all matters to be voted upon by the shareholders. Holders of our Class A shares and Class B shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except that the amendment of certain provisions of our Certificate of Incorporation or Bylaws that would have a material adverse effect on the rights or preferences of any class or series of shares in relation to other classes or series of shares must be approved by the holders of a majority of the outstanding shares of the class or series affected. The holders of Class A shares do not have cumulative voting rights in the election of directors.
Dividend Rights. Holders of our Class A shares are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred shares.
Liquidation Rights. Upon our dissolution, liquidation or winding up, after payment in full of all amounts required to be paid to creditors and to the holders of preferred shares having liquidation preferences, if any, the holders of our Class A shares will be entitled to receive our remaining assets available for distribution in accordance with the DGCL.
Other Matters. The Class A shares have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A shares. All outstanding Class A shares are fully paid and non-assessable.
Class B Shares
Generally. Prior to the exchange of all of the units (the “NFI LLC Units”) (other than NFI LLC Units owned by NFE or its subsidiaries) of New Fortress Intermediate LLC (“NFI”) and all of the Class B shares for Class A shares (the “Exchange Transactions”), the NFI unitholders held one Class B share for each NFI LLC Unit that they held. Accordingly, prior to the Exchange Transactions, the NFI unitholders had a number of votes in NFE equal to the aggregate number of NFI LLC Units that they held. Following the Exchange Transactions and as of the date hereof, there are no Class B shares outstanding and all of the NFI LLC Units are owned by NFE or its subsidiaries. Class B shares cannot be transferred without transferring an equal number of NFI LLC Units and vice versa.
Voting Rights. Holders of our Class B shares are entitled to one vote per share held of record on all matters to be voted upon by the shareholders. Holders of our Class A shares and Class B shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except that the amendment of certain provisions of our Certificate of Incorporation or Bylaws that would have a material adverse effect on the rights or preferences of any class or series of shares in relation to other classes or series of shares must be approved by the holders of a majority of the outstanding shares of the class or series affected. The holders of Class B shares do not have cumulative voting rights in the election of directors.
Dividend and Liquidation Rights. Holders of our Class B shares do not have any right to receive dividends, unless the dividend consists of our Class B shares or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for Class B shares paid proportionally with respect to each outstanding Class B share and a dividend consisting of Class A shares or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for Class A shares on the same terms is simultaneously paid to the holders of Class A shares. Holders of our Class B shares do not have any right to receive a distribution upon our liquidation or winding up.
Redemption Right. Pursuant to the limited liability company agreement of NFI, each holder of NFI LLC Units has the right to redeem his or her NFI LLC Units, together with an equal number of Class B shares, for Class A shares (or cash at the Company’s election, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications).
Preferred Shares
Pursuant to our Certificate of Incorporation, our board of directors by resolution may establish one or more series of preferred shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval to the extent permitted by applicable law. The rights with respect to a series of preferred shares may be more favorable to the holder(s) thereof than the rights attached to our Class A shares.
Transfer Agent and Registrar
Duties. American Stock Transfer & Trust Company, LLC is the registrar and transfer agent for the Class A shares. We pay all fees charged by the transfer agent for transfers of Class A shares except the following, which must be paid by our Class A shareholders:
•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;
•	special charges for services requested by a holder of a Class A share; and
•	other similar fees or charges.
There are no charges to our Class A shareholders for disbursements of any dividends. We indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Resignation or Removal. The transfer agent may resign, by notice to us, or be removed by us.
Transfer of Class A shares and Class B shares
We may, at our discretion, treat the nominee holder of a Class A share or Class B share as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
Class A shares and Class B shares are securities and any transfers are subject to the laws governing the transfer of securities.
Until a Class A share or Class B share has been transferred on our books, we and the transfer agent may treat the record holder of the Class A share or Class B share as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.
Our Certificate of Incorporation and Bylaws
Organization and Duration
New Fortress Energy LLC was formed on August 6, 2018. On August 7, 2020, we converted from a Delaware limited liability company named New Fortress Energy LLC to a Delaware corporation named New Fortress Energy Inc. The Company will remain in existence until dissolved in accordance with the DGCL.
Purpose
Under our organizational documents, we are permitted to engage in any business activity that lawfully may be conducted by a corporation organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.

Amendment of Our Organizational Documents
Amendments to our Certificate of Incorporation may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment to our Certificate of Incorporation or Bylaws, our board of directors is generally required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the outstanding shares.
Prohibited Amendments. No amendment may be made that would:
•	enlarge the obligations of any shareholder without such shareholder’s consent, unless approved by at least a majority of the type or class of shares so affected; or
•	change the term of existence of our company.
The provision of our organizational documents preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the outstanding shares.
No Shareholder Approval. Our board of directors may generally make amendments to our Bylaws, and in certain circumstances to our Certificate of Incorporation, without the approval of any shareholder or assignee to reflect:
•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;
•
an amendment that our board of directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment that our board of directors determines to be necessary or appropriate for the authorization of additional securities;
•	any amendment expressly permitted in our organizational documents to be made by our board of directors acting alone;
•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our organizational documents;
•
any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our organizational documents;

•	a change in our fiscal year or taxable year and related changes; and
•	any other amendments substantially similar to any of the matters described in the clauses above.
In addition, our board of directors may make amendments to our Bylaws without the approval of any shareholder or assignee if our board of directors determines that those amendments:
•	do not adversely affect the shareholders in any material respect;
•
are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•
are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our shareholders;

•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of shares under the provisions of our Bylaws; or
•	are required to effect the intent of the provisions of our organizational documents or are otherwise contemplated by our organizational documents.

Merger, Sale or Other Disposition of Assets
Pursuant to the provisions of the DGCL, our board of directors is generally prohibited, without the prior approval of holders of a majority of the total combined voting power of all of our Class A shares and Class B shares, from causing us to, among other things, merge, sell, exchange or otherwise dispose of all or substantially all of our assets in a single transaction or a series of related transactions, or approving on our behalf the sale, exchange or other disposition of all or substantially all of our assets, provided that our board of directors may mortgage, pledge, hypothecate or grant a security interest in all or substantially all of our assets without the approval of any shareholder. Our board of directors may also sell all or substantially all of our assets under a foreclosure or other realization upon the encumbrances above without that approval.
Books and Reports
We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For financial reporting purposes and for tax purposes, our fiscal year is the calendar year.
Anti-Takeover Effects of Delaware Law and Our Organizational Documents
The following is a summary of certain provisions of our organizational documents that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the Class A shares held by Class A shareholders.
Issuance of Additional Interests. Our organizational documents authorize us to issue up to 750 million Class A shares, 50 million Class B shares and 200 million preferred shares for the consideration and on the terms and conditions determined by our board of directors without the approval of the shareholders, subject to the requirements of NASDAQ. These additional shares may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute—Section 203. We are a corporation organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.
Section 203 of the DGCL restricts certain business combinations with interested stockholders in certain situations. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction by which that person became an interested stockholder, unless the business combination is approved in a prescribed manner.
We have opted out of Section 203 of the DGCL; however, our Certificate of Incorporation contains similar provisions providing that we may not engage in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the shareholder became an interested stockholder, unless:
•	prior to such time, our board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested stockholder;
•
upon consummation of the transaction which resulted in the shareholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•
at or subsequent to that time, the business combination is approved by our board of directors and by the affirmative vote of holders of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

The restrictions described above do not apply if (a) the Company does not have a class of voting stock that is: (i) listed on a national securities exchange; or (ii) held of record by more than 2,000 shareholders, unless any of the foregoing results from action taken, directly or indirectly, by an interested stockholder or from a transaction in which a person becomes an interested stockholder; or (b) a shareholder becomes an interested stockholder inadvertently and

(i) as soon as practicable divests itself of ownership of sufficient shares so that the shareholder ceases to be an interested stockholder; and (ii) would not, at any time within the three year period immediately prior to a business combination between the Company and such shareholder, have been an interested stockholder but for the inadvertent acquisition of ownership.
Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” means any person who, together with that person’s affiliates and associates, owns 15% or more of our outstanding voting stock or an affiliate or associate of ours who owned 15% or more of our outstanding voting stock at any time within the previous three years. Our Certificate of Incorporation provides that certain entities controlled by Wesley R. Edens and Randal A. Nardone and NFE SMRS Holdings LLC and any of their respective direct or indirect transferees (except in the context of a public offering), and any group as to which such persons are a party, do not constitute “interested stockholders” for purposes of this provision. Additionally, the “interested stockholders” definition does not include any person whose ownership of shares in excess of 15% of our outstanding voting stock is the result of any action taken solely by us. For purposes of this description only, “voting stock” has the meaning given to it in Section 203 of the DGCL.
Under certain circumstances, this provision makes it more difficult for a person who is an “interested stockholder” to effect various business combinations with us for a three-year period. This provision may encourage companies interested in acquiring us to negotiate in advance with our board of directors because the shareholder approval requirement would be avoided if our board of directors approved either the business combination or the transaction which resulted in the shareholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in our board of directors and may make it more difficult to accomplish transactions which shareholders may otherwise deem to be in their best interests.
Other Provisions of Our Organizational Documents. Our Certificate of Incorporation provides that our board shall consist of not fewer than one and not more than fifteen directors as the board of directors may from time to time determine, subject to the consent rights of the Consenting Entities described under “Description of Capital Stock—Consent Rights” below. Our board of directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors.
The classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.
In addition, our board of directors shall have the power to appoint a person as a director to fill a vacancy on our board occurring as a result of the death, disability, disqualification, removal or resignation of a director, or as a result of an increase in the size of our board of directors.
Pursuant to our Certificate of Incorporation, preferred shares may be issued from time to time, and the board of directors is authorized to determine and alter all designations, preferences, rights, powers and duties without limitation. See “Description of Capital Stock—Preferred Shares.”
Ability of Our Shareholders to Act. Our organizational documents do not permit our shareholders to call special shareholders meetings, except that if any Consenting Entities or their affiliates collectively own outstanding voting shares that represent a majority of the total combined voting power of all of our outstanding Class A shares and Class B shares then entitled to vote at an election of directors, such Consenting Entities may call a special meeting of the shareholders. Special meetings of shareholders may be called by a majority of the board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers include the authority to call such meetings. Written notice of any special meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.

Our organizational documents permit our shareholders to consent in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our shareholders if a consent or consents in writing, setting forth the action so taken, shall be signed by the shareholders having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote thereon were present and voted.
Our organizational documents provide that nominations of persons for election to our board of directors may be made at any annual meeting of our shareholders, or at any special meeting of our shareholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by certain shareholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to our secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary of the date on which we first made publicly available (whether by mailing, by filing with the SEC or by posting on an internet website) our proxy materials for the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting, not later than the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.
Removal of Members of Our Board of Directors
A director or the entire board of directors may be removed, with or without cause, at any time, by holders of a majority of the total combined voting power of all of our outstanding Class A shares and Class B shares then entitled to vote at an election of directors. The vacancy in the board of directors caused by any such removal will be filled by a vote of the majority of directors then in office.
Forum Selection
Our Bylaws provide that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our shareholders;
•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the DGCL or our organizational documents; or
•
any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act, or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Our Bylaws also provide that any person or entity purchasing or otherwise acquiring any interest in our shares will be deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions will benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’

organizational documents has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our Bylaws is inapplicable or unenforceable.
Consent Rights
So long as the Consenting Entities or their affiliates collectively, directly or indirectly, own at least 30% of the outstanding Class A shares and Class B shares, we have agreed not to take, and will take all necessary action to cause our subsidiaries not to take, the following direct or indirect actions (or enter into an agreement to take such actions) without the prior consent of each of the Consenting Entities (so long as such Consenting Entity or its affiliates owns at least one share):
•	any material change, through any acquisition, disposition of assets or otherwise, in the nature of our business or operations and our subsidiaries as of February 4, 2019;
•	terminating Wesley Edens as our chief executive officer or as Chairman of the Board of Directors and hiring or appointing his successor;
•
any transaction that, if consummated, would constitute a Change of Control (as defined in our Certificate of Incorporation) or entering into any definitive agreement or series of related agreements that govern any transaction or series of related transactions that, if consummated, would result in a Change of Control;

•	any increase or decrease in the size of the board of directors, committees of the board of directors and board and committees of our subsidiaries;
•	any voluntary election by us or any of our subsidiaries to liquidate or dissolve or commence bankruptcy or insolvency proceedings or the adoption of a plan with respect to any of the foregoing; and
•
any amendment, modification or waiver of our organizational documents or any other of our governing documents following the date of our Certificate of Incorporation that materially and adversely affects any Consenting Entity or any of their affiliates.

Corporate Opportunity
Under our Certificate of Incorporation, we renounce, to the fullest extent permitted by Section 122 (17) of the DGCL, any interest or expectancy of the Company in, or in being offered, an opportunity to participate in, any Business Opportunity. A “Business Opportunity” is any matter, transaction or interest that is presented to, or acquired, created or developed by, or which otherwise comes into the possession of, any of our directors who is not an employee of the Company (collectively, “Covered Persons”), unless such matter, transaction or interest is presented to, or acquired, created or developed by, or otherwise comes into the possession of, a Covered Person solely in such Covered Person’s capacity as a director of the Company.
To the fullest extent permitted by law, we waive any claim against a Covered Person, and agree to indemnify all Covered Persons against any claim, that is based on fiduciary duties, the corporate opportunity doctrine or any other legal theory which could limit any Covered Person from pursuing or engaging in any Business Opportunity. Directors have no obligation under the Certificate of Incorporation or as a result of any duty expressed or implied by law to present Business Opportunities to the Company that may become available to affiliates of such director. None of the Company, any shareholder or any other person has any rights by virtue of a director’s duties as a director or our organizational documents in any business ventures of any director.
Shareholders’ Agreement
In connection with our initial public offering, we entered into a shareholders’ with New Fortress Energy Holdings LLC, Wesley R. Edens and Randal A. Nardone. The Shareholders’ Agreement provides the Consenting Entities or their respective affiliates with the right to designate a certain number of individuals to be nominated for election to our board of directors so long as the Consenting Entities and their respective affiliates collectively beneficially own at least 5% of the outstanding Class A shares and Class B shares. The Shareholders’ Agreement also provides that the parties to the Shareholders’ Agreement (including certain direct or indirect former members of New Fortress Energy Holdings LLC) (i) shall vote their shares in favor of such nominees and (ii) are entitled to certain registration rights with respect to their Class A shares.

INFORMATION REGARDING CLASS A COMMON STOCK AND DIVIDEND POLICY
Our Class A common stock trades on the NASDAQ Global Select Market under the symbol “NFE.” On December 14, 2020, the closing sale price for our Class A common stock, as reported on the NASDAQ Global Select Market, was $53.64, and there were approximately 7 record holders of our Class A common stock. This figure does not reflect the beneficial ownership of shares held in nominee name.
The declaration and payment of dividends to holders of our Class A common stock will be at the discretion of our board of directors in accordance with applicable law after taking into account various factors, including actual results of operations, liquidity and financial condition, net cash provided by operating activities, restrictions imposed by applicable law, our taxable income, our operating expenses and other factors our board of directors deem relevant. There can be no assurance that we will continue to pay dividends in amounts or on a basis consistent with prior distributions to our investors, if at all. Because we are a holding company and have no direct operations, we will only be able to pay dividends from our available cash on hand and any funds we receive from our subsidiaries and our ability to receive distributions from our subsidiaries may be limited by the financing agreements to which they are subject.

OUR BUSINESS
Overview
We are a global integrated gas-to-power infrastructure company that seeks to use natural gas to satisfy the world’s large and growing power needs. We deliver targeted energy solutions to customers around the world, thereby reducing their energy costs and diversifying their energy resources, while also reducing pollution and generating compelling margins. Our near-term mission is to provide modern infrastructure solutions to create cleaner, reliable energy while generating a positive economic impact worldwide. Our long-term mission is to become one of the world’s leading carbon emission-free independent power providing companies. We discuss this important goal in more detail below under “Toward a Carbon-Free Future.”
We deliver targeted energy solutions by employing a four-part integrated LNG supply and delivery model:
LNG Supply and Liquefaction - We supply LNG to our customers, typically by entering into long-term, LNG supply contracts which are generally based on an index such as Henry Hub plus an additional fee. We have successfully capitalized on current market conditions to secure long-term LNG contracts which are also based on Henry Hub plus an additional fee, with attractive terms. In addition, we supply LNG to our customers from open market purchases and LNG from our existing liquefaction and storage facility in Miami, Florida (the “Miami Facility”).
Shipping - We have long-term charters for liquefied natural gas carriers (“LNGCs”) and floating storage and regasification units (“FSRUs”). These assets transport LNG from ports to our downstream facilities and gasify LNG for ultimate delivery to our customers.
Logistics - We own or control the logistics assets necessary to deliver LNG to our customers through our logistic assets that enable us to transport LNG from our downstream facilities to our customers.
Facilities - Through our network of current and planned downstream facilities, we are strategically positioned to deliver gas and power solutions to our customers seeking either to transition from environmentally dirtier distillate fuels such as automotive diesel oil (“ADO”) and heavy fuel oil (“HFO”) or to purchase natural gas to meet their current fuel needs.
Our Business Model
As an integrated gas-to-power energy infrastructure company, our business model spans the entire production and delivery chain from natural gas procurement and liquefaction to logistics, shipping, facilities and conversion or development of natural gas-fired power generation. While historically, natural gas procurement or liquefaction, transportation, regasification and power generation have been financed separately, the segregation of such projects has inhibited the development of natural gas-fired power in many developing countries. In executing this business model, we have the capability to build or arrange any necessary infrastructure ourselves without reliance on multilateral financing sources or traditional project finance structures, so that we maintain our strategic flexibility.
We currently conduct our operations at our LNG storage and regasification facility at the Port of Montego Bay, Jamaica (the “Montego Bay Facility”), our marine LNG storage and regasification facility in Old Harbour, Jamaica (the “Old Harbour Facility” and, together with the Montego Bay Facility, the “Jamaica Facilities”), our landed micro-fuel handling facility in San Juan, Puerto Rico (the “San Juan Facility”) and at our Miami Facility. In addition, we are currently developing facilities in Mexico, Nicaragua and Ireland, as described below in more detail. We are in active discussions with additional customers in multiple regions around the world who may have significant demand for additional LNG, although there can be no assurance that these discussions will result in additional contracts or the terms of such contracts or that we will be able to achieve our target pricing or margins.
Our Facilities
Downstream, we have six facilities operational or under active development. Our Facilities position us to acquire and supply LNG to customers in a number of attractive markets around the world.
We look to build facilities in locations where the need for LNG is significant. In these markets, we first seek to identify and establish “beachhead” target markets for the sale of LNG, natural gas or natural gas-fired power. We then seek to convert and supply natural gas to additional power customers. Finally, our goal is to expand within the market by supplying additional industrial and transportation customers.

We currently have three operational facilities and three under active development, as described below. In addition, on October 14, 2020, we signed a non-binding memorandum of understanding with the Philippine National Oil Company to advance the development of infrastructure to supply reliable, cost-competitive power and natural gas into the Philippine market. We design and construct facilities to meet the supply and demand specifications of our current and potential future customers in the applicable region. Our Facilities currently operating or under development are expected to be capable of receiving between 740,000 and 6 million LNG gallons (61,000 and 500,000 MMBtu) per day depending upon the needs of our customers and potential demand in the region. Set forth below is additional detail regarding each such facility:
Montego Bay, Jamaica - Our Montego Bay Facility commenced commercial operations in October 2016. The Montego Bay Facility is capable of processing up to 740,000 LNG gallons (61,000 MMBtu) per day and features approximately 7,000 cubic meters of onsite storage. It supplies natural gas to the 145 MW power station operated by Jamaican Public Service Company Limited (“JPS”) pursuant to a long-term contract for natural gas equivalent to approximately 310,000 gallons of LNG (25,600 MMBtu) per day. The Montego Bay Facility also supplies numerous on-island industrial users with natural gas or LNG pursuant to numerous offtake contracts of various durations, some of which contain take-or-pay provisions. We have total aggregate contracted volumes of approximately 405,000 gallons of LNG (33,470 MMBtu) per day at our Montego Bay Facility with a weighted average remaining contract length of 15.5 years as of September 30, 2020. We have the ability to service other potential customers with the excess capacity of the Montego Bay Facility, and we are seeking to enter into long-term contracts with new customers for such purposes. We deliver LNG to the Montego Bay Facility via small LNGCs.
Old Harbour, Jamaica - Our Old Harbour Facility commenced commercial operations in June 2019. It is capable of processing approximately 6 million gallons of LNG (500,000 MMBtu) per day. The Old Harbour Facility is supplying gas to a new 190 MW Old Harbour gas-fired power plant (the “Old Harbour Power Plant”) operated by South Jamaica Power Company Limited (“SJPC”) pursuant to a long-term contract for natural gas equivalent to approximately 380,000 gallons of LNG (31,400 MMBtu) per day. The Old Harbour Facility is also supplying gas to the dual-fired combined heat and power (“CHP”) facility in Clarendon, Jamaica (the “CHP Plant”) that we constructed and which commenced commercial operations on March 3, 2020. See “—Our Current Customers—Jamalco CHP Plant.” We have total aggregate contracted volumes of approximately 760,000 gallons of LNG (62,810 MMBtu) per day at our Old Harbour Facility with an average contract length of 19.0 years as of September 30, 2020. We have the ability to service other potential customers with the excess capacity of the Old Harbour Facility, and we are seeking to enter into long-term contracts with new customers for such purposes. The Old Harbour Facility is an offshore facility with storage and regasification equipment provided via FSRU. The offshore design eliminates the need for expensive storage tanks and permanent, onshore infrastructure.
San Juan, Puerto Rico – Our San Juan Facility became fully operational in the third quarter of 2020. It is designed as a landed micro-fuel handling facility located in the Port of San Juan, Puerto Rico. We have leased the land under a long-term agreement. The San Juan Facility has multiple truck loading bays to provide LNG to on-island industrial users. In addition, it supplies natural gas to Units 5 and 6 of the San Juan Combined Cycle Power Plant (the “San Juan Power Plant”), which are owned and operated by the Puerto Rico Electric Power Authority, a public instrumentality of the government of Puerto Rico (“PREPA”). We converted Units 5 and 6, which together have a capacity of 440 MW, to use natural gas as fuel and expect to supply both Units 5 and 6 with approximately 26 TBtu of natural gas per year, which would equal approximately 863,000 gallons of LNG (70,000 MMBtu) per day.
La Paz, Baja California Sur, Mexico - We were awarded a public tender to build, own and operate an LNG receiving facility (the “La Paz Facility”) on July 18, 2018. Our La Paz Facility is currently under development and is expected to commence commercial operations in the first quarter of 2021. It is being designed as an LNG receiving facility located at the Port of Pichilingue in Baja California Sur, Mexico, where LNG will be delivered via ISO containers on an offshore supply vehicle from a mothership moored nearby. Initially, the La Paz Facility is expected to supply approximately 271,000 gallons of LNG (22,400 MMBtu) per day under an intercompany GSA for approximately 100 MW of power supplied by gas-fired modular power units that we plan to develop, own and operate, which may be increased to 330,000 gallons of LNG (27,300 MMBtu) per day for up to 135 MW of power. Similarly, we expect that we will use the La Paz Facility to facilitate the supply of approximately 200,000 gallons of LNG (16,500 MMBtu) per day to regional industrial users and hotels.
Puerto Sandino, Nicaragua - We have entered into a 25-year power purchase agreement with Nicaragua’s electricity distribution companies, and under the terms of such agreement we expect to provide approximately 800,000 gallons of LNG (65,000 MMBtu) per day. We are designing and developing an offshore liquefied natural gas receiving, storage and regasification facility off the coast of Puerto Sandino, Nicaragua (the “Puerto Sandino Facility”). The Puerto Sandino Facility is expected to supply gas to a new approximately 300 MW natural gas-fired power plant (the “Nicaragua Power Plant”) that we will own and operate.
Shannon, Ireland - We have entered into an agreement to purchase all of the ownership interests in a project company that owns the rights to develop and operate an LNG facility and a CHP plant on the Shannon Estuary near Ballylongford, Ireland. We intend for this facility to include a storage facility with onshore regasification equipment and pipeline connection into the distribution system of Gas Networks Ireland, Ireland’s national gas network (the “Ireland Facility” and, together with the Jamaica Facilities, the San Juan Facility, the La Paz Facility and the Puerto Sandino Facility, our “Facilities”). We are in the process of obtaining final planning permission from the Commission for Regulation of Utilities in Ireland and we intend to begin construction of the Ireland Facility after we have obtained such permission and secured contracts with downstream customers with volumes sufficient to support the development.
Our LNG Supply Contracts and Liquefaction Assets
LNG Supply Contracts
In December 2018, the Company entered into a contract with Centrica LNG Company Limited (“Centrica”) for the purchase of 29 firm cargoes of 1.1 billion gallons of LNG (86.7 million MMBtu) scheduled for delivery between June 2019 and December 2021. In June 2020, we entered into an agreement with Centrica to terminate our obligation to purchase any additional LNG cargoes for the remainder of 2020 in exchange for a one-time payment of $105 million, which has enabled us to purchase LNG in the open market at prices that are significantly lower than the price we were obligated to pay to Centrica to purchase LNG in 2020.
On February 7, 2020, we entered into a long-term LNG supply agreement with an established international gas supplier, for the purchase of 27.5 TBtus per annum of LNG at a price indexed to Henry Hub. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained in our Annual Report and our subsequently filed Quarterly Reports on Form 10-Q, which are incorporated by reference into this prospectus supplement and accompanying prospectus.
Liquefaction Assets
We constructed the Miami Facility, which commenced full commercial operations in 2016, in under 12 months at a cost to build of approximately $70 million. The Miami Facility has one liquefaction train, with liquefaction production capacity of approximately 100,000 gallons of LNG (8,300 MMBtu) per day and was 97.7% dispatchable during 2019. The Miami Facility also has three LNG storage tanks, with total capacity of approximately 1,000 cubic meters. The Miami Facility also includes two separate LNG transfer areas capable of serving both truck and rail. For the nine months ended September 30, 2020, we delivered approximately 35,000 gallons of LNG (2,900 MMBtu) per day from the Miami Facility pursuant to long-term, take-or-pay contracts.
We are currently evaluating the timing of the development of a natural gas liquefaction plant on land we have purchased in the Marcellus area of Pennsylvania (the “Pennsylvania Facility”, and together with the Miami Facility, the “Liquefaction Facilities”). In December 2019, PHMSA granted a special permit to one of our subsidiaries to ship LNG by rail, which would allow us to transport the LNG produced by the Pennsylvania Facility to a port for transloading onto marine vessels.
Our Current Customers
Our downstream customers are, and we expect future customers to be, a mix of power, transportation and industrial users of natural gas and LNG. We seek to substantially reduce our customers’ fuel costs while providing them with a cleaner-burning, more environmentally friendly fuel source. We also intend to sell power and steam directly to some of our customers. In addition, we provide development services to some customers for the conversion or development of natural gas-fired power generation in connection with long-term agreements to supply natural gas or LNG to the customer.
We seek to enter into long-term, take-or-pay contracts to deliver natural gas or LNG. Pricing for any particular customer depends on the size of the customer, purchased volume, the customer’s credit profile, the complexity of the delivery and the infrastructure required to deliver it.

A limited number of customers currently represent a large percentage of our income. For the nine months ended September 30, 2020, revenue from three significant customers constituted 88% of total revenues.
We have several contracts with government affiliated entities in Jamaica, including contracts with JPS and SJPC (as defined below and collectively, the “Jamaica GSAs”) and with a governmental instrumentality in Puerto Rico, PREPA. The Jamaica GSAs represent approximately 50% of Jamaica’s installed power capacity and sales of approximately 955,000 gallons of LNG (79,000 MMBtu) per day. The Jamaica GSAs have remaining terms of approximately 19 years, with mutual options to extend, subject to certain conditions. The aggregate minimum quantities we are required to deliver, and our counterparties are required to purchase, under the Jamaica GSAs initially, total approximately 56,200 MMBtu per day. Additionally, we have a Fuel Sale and Purchase Agreement with PREPA under which we expect PREPA to purchase 863,000 gallons of LNG (70,000 MMBtu) per day.
Bogue Power Plant
We have executed a 22-year agreement to supply JPS’s 145 MW Bogue power plant (the “Bogue Power Plant”) in Montego Bay, Jamaica with natural gas. The Bogue Power Plant has been converted to run on natural gas as well as ADO as backup fuel.
Old Harbour Power Plant
We have also executed an agreement to supply SJPC’s Old Harbour Power Plant in Old Harbour, Jamaica with natural gas and back-up ADO for 20 years. The Old Harbour Power Plant is an approximately 190 MW capacity dual fuel plant owned by SJPC.
Jamalco CHP Plant
We have also executed a suite of agreements, including a 20-year SSA to supply a joint venture between General Alumina Jamaica (“GAJ”), a subsidiary of Noble Group, and Clarendon Alumina Production Limited, an entity owned by the Government of Jamaica, with a focus on bauxite mining and alumina production in Jamaica (“Jamalco”) with steam for use in its alumina refinery operations and a 20-year PPA to supply electricity to JPS. The CHP Plant is a 150 MW capacity combined heat and power plant and is fueled by natural gas with the ability to run on ADO as a backup fuel source.
PREPA San Juan Power Plant
On March 5, 2019 we entered into an agreement with PREPA, under which we converted Units 5 and 6 of the San Juan Power Plant to use natural gas, which together have a capacity of 440 MW, and we are supplying natural gas fuel to Units 5 and 6. The natural gas supply agreement has an initial natural gas supply term of 5 years from the beginning of commercial operations of the Units on natural gas and has three separate 5-year extensions that are exercisable at PREPA’s option. We have supplied natural gas for the commissioning of Units 5 and 6 since April 2020.
Nicaragua Power Plant
On February 13, 2020, we entered into a 25-year power purchase agreement to supply electricity to Nicaragua’s electricity distribution companies. Under the terms of the agreement, we will construct a natural gas-fired power plant with a capacity of approximately 300 MW.
Industrial End-User Sales
We have entered into multiple long-term contracts to sell LNG directly to industrial end-users in Jamaica and Puerto Rico. To fulfill the requirements of our end-user customers, we transport LNG through our Facilities (either from our Liquefaction Facilities in the United States or from third parties in market purchases) and deliver such LNG directly to customers’ facilities.

Competition
In marketing LNG and natural gas, we compete for sales of LNG and natural gas primarily with LNG distribution companies who focus on sales of LNG without our integrated approach which includes development services and power. We also compete with a variety of natural gas marketers who may have affiliated distribution partners, including:
•	major integrated marketers whose advantages include large amounts of capital and the ability to offer a wide range of services and market numerous products other than natural gas;
•	producer marketers who sell natural gas they produce or which is produced by an affiliated company;
•	small geographically focused marketers who focus their marketing on the geographic area in which their affiliated distributor operates; and
•
aggregators who gather small volumes of natural gas from various sources, combine them and sell the larger volumes for more favorable prices and terms than would be possible selling the smaller volumes separately.

Despite these competitors, we do not expect to experience significant competition for our LNG logistics services with respect to the Facilities to the extent we have entered into fixed GSAs or other long-term agreements we serve through the Facilities. If and when we have to replace our agreements with our counterparties, we may compete with other then-existing LNG logistics companies for these customers.
There are no other liquefaction facilities currently in operation in Southern Florida.
In purchasing LNG, we will compete for supplies of LNG with:
•
large, multinational and national companies with longer operating histories, more development experience, greater name recognition, larger staffs and substantially greater financial, technical and marketing resources;

•	oil and gas producers who sell or control LNG derived from their international oil and gas properties; and
•	purchasers located in other countries where prevailing market prices can be substantially different from those in the United States.
Government Regulation
Our LNG infrastructure is, and operations are, subject to extensive regulation under federal, state and local statutes, rules, regulations and laws, as well as foreign regulations and laws. These laws require, among other things, consultations with appropriate federal, state and other agencies and that we obtain, maintain and comply with applicable permits, approvals and other authorizations for the siting and conduct of our business. These regulatory requirements increase our costs of operations and construction, and failure to comply with such laws could result in consequences such as substantial penalties and/or the issuance of administrative orders to cease or restrict operations until we are in compliance.
DOE Export/Import
The DOE issued orders authorizing us, through our subsidiary, American LNG Marketing LLC or its designee, to export up to a combined total of the equivalent of 60,000 mtpa (approximately 3.02 Bcf/yr) of domestically produced LNG by tanker from the Miami Facility to FTA countries for a 20-year term and to non-FTA countries for a 20-year term under contracts with terms of two years or longer. The 20-year term of the authorizations commenced on February 5, 2016, the date of first export from the Miami Facility. The DOE has also authorized American LNG Marketing LLC or its designee to export LNG from the Miami Facility to FTA and non-FTA countries under short-term (less than two years) agreements or on a spot cargo basis. Any LNG exported under the short-term authorization would be counted toward the quantity authorized under the long-term authorizations. These authorizations from the DOE are only applicable to exports of LNG produced at our Miami Facility, and exports of LNG from a liquefaction facility other than the Miami Facility (such as the Pennsylvania Facility) to FTA and/or non-FTA countries will require us to obtain new authorizations from the DOE.
The DOE issued an order authorizing us, through our subsidiary, NFEnergía LLC, to import LNG from various international sources by vessel at our San Juan Facility up to a total volume equivalent to 80 Bcf of natural gas over the two-year period beginning March 26, 2020. NFEnergía LLC must renew its authorization every two years. Imports of LNG are deemed to be consistent with the public interest under Section 3(c) of the Natural Gas Act (“NGA”) and applications for such imports must be granted without modification or delay.
FERC Authorization
The Federal Energy Regulatory Commission (“FERC”) regulates the siting, construction and operation of “LNG terminals” under NGA Section 3(e). In consultation with our outside counsel and, where appropriate, FERC staff, we have designed and constructed our U.S. facilities so that they do not meet the statutory definition of an “LNG terminal” as interpreted by FERC pursuant to its case law. On June 18, 2020, we received an order from FERC which asked us to explain why our San Juan Facility is not subject to FERC’s jurisdiction. Because we do not believe that the San Juan Facility is jurisdictional, we provided our reply to FERC on July 20, 2020 and requested that FERC act expeditiously.
Pipelines and Hazardous Materials Safety Administration
Many LNG facilities are also subject to regulation by the DOT, through PHMSA; PHMSA has established requirements relating to the design, installation, testing, construction, operation, replacement and management of “pipeline facilities,” which PHMSA has defined to include certain LNG facilities that liquefy, store, transfer or vaporize natural gas transported by pipeline in interstate or foreign commerce. PHMSA has promulgated detailed, comprehensive regulations governing LNG facilities under its jurisdiction at Title 49, Part 193 of the United States Code of Federal Regulations. These regulations address LNG facility siting, design, construction, equipment, operations, maintenance, personnel qualifications and training, fire protection and security. Variances from these regulations may require obtaining a special permit from PHMSA, the issuance of which is subject to public notice and comment and consultation with other federal agencies, which could result in delays, perhaps substantial in length, to the construction of our facilities where such variances are needed; additionally, PHMSA may condition, revoke, suspend or modify the special permits it issues.
In December 2019, PHMSA granted a special permit to one of our subsidiaries to ship LNG by rail, which would allow us to ship the LNG produced by the Pennsylvania Facility to a port for transloading onto marine vessels. On July 24, 2020, PHMSA issued a final rule authorizing the nationwide transportation of LNG by rail in DOT– 113C120W specification rail tank cars, subject to all applicable requirements and certain additional operational controls. The appeal period for the special permit has expired, although the final rule authorizing nationwide transportation will likely be challenged.
Environmental Regulation
Our LNG infrastructure and operations are subject to various international, federal, state and local laws and regulations as well as foreign laws and regulations relating to the protection of the environment, natural resources and human health. These laws and regulations may require the installation of controls on emissions and structures to prevent or mitigate any potential harm to human health and the environment or require certain protocols to be in place for mitigating or responding to accidental or intentional incidents at certain facilities. These laws and regulations may also lead to substantial penalties for noncompliance and substantial liabilities for incidents arising out of the operation of our facilities. Many of these laws and regulations restrict or prohibit the types, quantities and concentration of substances that can be released into the environment and can lead to substantial civil and criminal fines and penalties for non-compliance.
Other local laws and regulations, including local zoning laws, critical infrastructure regulations and fire protection codes, may also affect where and how we operate.
The costs of compliance with these requirements are not expected to have a material adverse effect on our business, financial condition or results of operations.
Environmental Regulation in Mexico
Mexican law comprehensively regulates all aspects of the receipt, delivery, storage and re-vaporization of LNG as well as the generation and transmission of electricity in Mexico. Various federal agencies in Mexico regulate these activities, including the Department of Environment and Natural Resources, Department of Communication and Transportation, Energy Regulatory Commission, and the Agency for Safety, Energy & Environment, which issues permits for all activities associated with the use of fossil fuels. State and local agencies also regulate these activities, issuing permits and authorizing the use of property for such purposes. In order to be able to obtain various permits for operations under Mexican law, the project must first complete environmental and social impact analyses according to the requirements of Mexican law. Each such impact analysis is subject to further appeal. Mexican law allows the governmental entities and, in certain cases, individuals to pursue claims against violators of environmental laws or permits issued pursuant to such laws.
Environmental Regulation in Jamaica
Our operations in Jamaica are governed by various environmental laws and regulations. These laws and regulations are largely implemented through the National Environmental Protection Agency and cover discharges of pollutants, regulation of air emissions, discharges and treatment of wastewater, storage of fuels, and responses to industrial emergencies involving hazardous materials. The level of environmental regulation in Jamaica has increased in recent years, and the enforcement of environmental laws is becoming more stringent. Compliance has not had a material adverse effect on our business, operations, or financial condition. Jamaica is also in the process of developing a law to govern the receipt, storage, processing and distribution of natural gas, as well as requirements for the licensing, construction, and operation of natural gas facilities and transportation.
Environmental Regulation in Nicaragua
The regulation of activities with the potential to impact the environment in Nicaragua are largely regulated by the Natural Resource and Environment Ministry. Nicaragua regulates many areas of environmental protection. In order to obtain various permits for operations, a project must complete environmental and social impact analyses according to Nicaraguan law. While Nicaragua does not currently have any legislation specifically addressing the receipt, handling, and distribution of natural gas, such laws may be passed in future.
Environmental Regulation in Ireland
LNG deliveries, storage, regasification and use are extensively regulated in Ireland. Ireland regulates these operations at a national and local level through organic legislation and an array of permits. Ireland’s National Planning Board is the primary regulator for planning and construction, while the Irish Environmental Protection Agency issues industrial emissions licenses that regulate environmental and operational permitting. Safety regulation in Ireland is regulated pursuant to the Control of Major Accidents regime, which sets out various safety criteria that an LNG facility must meet. We are in the process of applying for all necessary permits to build and complete the Ireland Facility. The issuance of many of these permits will be subject to administrative or judicial challenges, including by non-governmental groups that act on behalf of citizens. For example, in September 2018, an Irish non-governmental organization filed a judicial challenge to the extension of a planning permission associated with our Ireland Facility. In a February 2019 written decision arising out of this judicial challenge, Ireland’s High Court referred several questions relating to the extensions to the European Court of Justice. In February 2020, the European Parliament voted to retain a group of energy infrastructure projects as eligible for EU funding, including the Ireland Facility and broader Shannon LNG project. However, this decision may face further challenges and while this judicial review proceeds, we intend to file for a new planning permission that, if approved, would replace the permission whose extension is currently under challenge. We intend to begin construction of the Ireland Facility after we have obtained a replacement planning permission (or, if earlier, received a favorable resolution to the challenge to the extension of our existing permission) and secured contracts with downstream customers for volumes that are sufficient to support the development.
U.S. and International Maritime Regulations of LNG Vessels
The International Maritime Organization (“IMO”) is the United Nations agency that provides international regulations governing shipping and international maritime trade. The requirements contained in the International Safety Management Code for the Safe Operation of Ships and for Pollution Prevention (the “ISM Code”) promulgated by the IMO govern the shipping of our LNG cargoes and the operations of any vessels we use in our operations. Among other requirements, the ISM Code requires the party with operational control of a vessel to develop an extensive safety management system that includes, among other things, the adoption of a policy for safety and environmental protection setting forth instructions and procedures for operating its vessels safely and also describing procedures for responding to emergencies.

Vessels that transport gas, including LNGCs, are also subject to regulation under various international programs such as the International Code for the Construction and Equipment of Ships Carrying Liquefied Gases in Bulk (the “IGC Code”) published by the IMO. The IGC Code provides a standard for the safe carriage of LNG and certain other liquid gases by prescribing the design and construction standards of vessels involved in such carriage, and includes specific air emissions limits, including on sulfur oxide and nitrogen oxide emissions from ship exhausts.
We contract with leading vessel providers in the LNG industry and look to them to ensure that each of our chartered vessels is in compliance with applicable international and in-country requirements. Nevertheless, the IMO continues to review and introduce new regulations and it is impossible to predict what additional regulations, if any, may be passed by the IMO and what effect, if any, such regulation may have on our operations.
Local Partners
One of our subsidiaries, Atlantic Distribution Holdings SRL, has entered into a partnership framework agreement (the “PFA”), with DevTech Environment Limited (“DevTech”). We have partnered with DevTech to pursue strategic investment opportunities related to energy, transportation and infrastructure projects in Jamaica with a total projected cost of development, construction or acquisition of no more than $5 million per project.
Pursuant to the terms of the PFA, when we make an investment related to services provided by DevTech, DevTech will receive 10% of the equity capital in the new investment in exchange for a capital contribution in that proportion. In addition, DevTech will receive profits interests entitling DevTech to 5% of all future distributions once the parties have received a return on the investment equal to their capital contributions. Certain of our subsidiaries have entered into a suite of agreements pursuant to which DevTech became a part owner of our subsidiary NFE North Distribution Limited and received economic interests substantially equivalent to those set forth in the PFA.
Suppliers and Working Capital
We expect to continue to supply our downstream customers with LNG and natural gas sourced from a combination of long-term, LNG contracts with attractive terms, purchases on the open market, and from our Miami Facility.
Due to the nature of our business, we currently carry significant amounts of LNG inventory to meet delivery requirements of customers and assure ourselves of a continuous allotment of goods from suppliers.
Seasonality
Our operations can be affected by seasonal weather, which can temporarily affect our revenues, the delivery of LNG and the construction of our facilities. For example, activity in the Caribbean is often lower during the North Atlantic hurricane season of June through November, and following a hurricane, activity may decrease further as there may be business interruptions as a result of damage or destruction to our facilities or the countries in which we operate. Due to these seasonal fluctuations, results of operations for individual quarterly periods may not be indicative of the results that may be realized on an annual basis. In addition, severe winter weather in the Northeast United States may impact the construction of our Pennsylvania Facility and affect the delivery of feedgas to the facility or LNG to and from ports in the region, among other things. Severe weather in Ireland, the Caribbean, Central America or Southern or Western Africa may also delay completion of our Facilities under development and related infrastructure.
Our Insurance Coverage
We maintain customary insurance coverage for our business and operations. Our domestic insurance related to property, equipment, automobile, general liability and workers’ compensation is provided through policies customary for the business and exposures presented, subject to deductibles typical in the industry. Internationally, we also maintain insurance related to property, equipment, automobile, pollution liability, general liability and the portion of workers’ compensation not covered under a governmental program.
We maintain property insurance, including named windstorm and flood, related to the operation of the Miami Facility and the Jamaica Facilities and builders risk insurance at our Facilities and facilities under development.
Formation Transactions and Structure
NFE was formed as a Delaware limited liability company by New Fortress Energy Holdings on August 6, 2018. NFE is a holding company whose only material asset consists of its indirect membership interests in NFI, which owns all of our operating subsidiaries. NFE is the sole managing member of NFI, is responsible for all operational, management and administrative decisions relating to NFI’s business and consolidates financial results of NFI and its subsidiaries.

NFE’s initial public offering closed on February 4, 2019 (the “IPO”). In connection with the IPO, NFE issued 20,000,000 Class A shares to the public, representing limited liability company interests with 100% of the economic rights of NFE. In addition, the underwriters of the IPO exercised their option to purchase an additional 837,272 Class A shares. Including the additional Class A shares, NFE issued 20,837,272 Class A shares, representing total proceeds of $268.0 million, net of underwriting discounts and offering expenses.
Toward a Carbon-Free Future
As we work to reduce emissions for our customers around the world, our long-term goal is to be one of the world’s leading providers of carbon-free energy. Today, we believe that natural gas remains the most cost-effective and environmentally-friendly complement for intermittent renewable energy, aiding the growth of these technologies. Over time, we believe that low-cost renewable hydrogen will play an increasingly significant role as a carbon-free fuel to support renewables and displace fossil fuels. We formed a division to pursue initiatives that will position us to capitalize on this emerging industry. With our customer-centric focus and expertise in energy infrastructure, logistics and power, we believe this is a tremendous opportunity for us to positively impact our planet. In October 2020, we announced our intention to partner with Long Ridge Energy Terminal and GE Gas Power to transition a power plant to be capable of burning 100% green hydrogen over the next decade, and our investment in H2Pro, an Israel-based company developing a novel, efficient, and low-cost green hydrogen production technology.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS
The following summary supersedes and replaces the discussion in the accompanying prospectus under the heading “U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR NON-U.S. HOLDERS OF CLASS A SHARES.”
The following is a summary of the material U.S. federal income tax considerations related to the purchase, ownership and disposition of our Class A common stock by a non-U.S. holder (as defined below), that holds our Class A stock as a “capital asset” (generally property held for investment). This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations, administrative rulings and judicial decisions, all as in effect on the date hereof, and all of which are subject to change, possibly with retroactive effect. We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary. We have not sought any ruling from the Internal Revenue Services (the “IRS”) with respect to the statements made and the conclusions reached in the following summary, and there can be no assurance that the IRS or a court will agree with such statements and conclusions.
This summary does not address all aspects of U.S. federal income taxation that may be relevant to non-U.S. holders in light of their personal circumstances. In addition, this summary does not address the Medicare tax on certain investment income, U.S. federal estate or gift tax laws, any state, local or non-U.S. tax laws or any tax treaties. This summary also does not address tax considerations applicable to investors that may be subject to special treatment under the U.S. federal income tax laws, such as:
•	banks, insurance companies or other financial institutions;
•	tax-exempt or governmental organizations;
•
qualified foreign pension funds (or any entities all of the interests of which are held by a qualified foreign pension fund) or any other person that is subject to special rules or exemptions under the Foreign Investment in Real Property Tax Act;

•	dealers in securities or foreign currencies;
•	persons whose functional currency is not the U.S. dollar;
•	“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;
•	traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;
•	persons subject to the alternative minimum tax;
•	partnerships or other pass-through entities for U.S. federal income tax purposes or holders of interests therein;
•	persons deemed to sell our Class A common stock under the constructive sale provisions of the Code;
•	persons that acquired our Class A common stock through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;
•	certain former citizens or long-term residents of the United States; and
•
persons that hold our Class A common stock as part of a straddle, appreciated financial position, synthetic security, hedge, conversion transaction or other integrated investment or risk reduction transaction.

PROSPECTIVE INVESTORS ARE ENCOURAGED TO CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATION, AS WELL AS ANY TAX CONSEQUENCES OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK ARISING UNDER THE U.S. FEDERAL ESTATE OR GIFT TAX LAWS OR UNDER THE LAWS OF ANY STATE, LOCAL, NON-U.S. OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE INCOME TAX TREATY.

Non-U.S. Holder Defined
For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of our Class A common stock that is not for U.S. federal income tax purposes a partnership or any of the following:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (i) whose administration is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (ii) which has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner, upon the activities of the partnership and upon certain determinations made at the partner level. Accordingly, we urge partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) considering the purchase of our Class A common stock to consult their tax advisors regarding the U.S. federal income tax considerations of the purchase, ownership and disposition of our Class A common stock by such partnership.
Dividends and Other Distributions
Distributions of cash or other property on our Class A common stock will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent those distributions exceed our current and accumulated earnings and profits, the distributions will instead be treated as a non-taxable return of capital to the extent of the non-U.S. holder’s tax basis in our Class A common stock (and will reduce such tax basis) and thereafter as capital gain from the sale or exchange of such Class A common stock. See “—Gain on Disposition of Class A Common Stock.”
Subject to the withholding requirements under FATCA (as defined below) and the rules with respect to effectively connected dividends, each of which is discussed below, any dividend made to a non-U.S. holder on our Class A common stock generally will be subject to U.S. withholding tax at a rate of 30% of the gross amount of the dividend unless an applicable income tax treaty provides for a lower rate. To receive the benefit of a reduced treaty rate, a non-U.S. holder must provide the applicable withholding agent with an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) certifying qualification for the reduced rate.
Dividends paid to a non-U.S. holder that are effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, are treated as attributable to a permanent establishment maintained by the non-U.S. holder in the United States) generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). Such effectively connected dividends will not be subject to U.S. withholding tax (including backup withholding described below) if the non-U.S. holder satisfies certain certification requirements by providing the applicable withholding agent with a properly executed IRS Form W-8ECI certifying eligibility for exemption. If the non-U.S. holder is a corporation for U.S. federal income tax purposes, it may also be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty) on its effectively connected earnings and profits (as adjusted for certain items), which will include effectively connected dividends.
Gain on Disposition of Class A Common Stock
Subject to the discussion below under “-Backup Withholding and Information Reporting,” a non-U.S. holder generally will not be subject to U.S. federal income tax or withholding on any gain realized upon the sale or other taxable disposition of our Class A common stock unless:
•
the non-U.S. holder is an individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or other taxable disposition occurs and certain other conditions are met;

•
the gain is effectively connected with a trade or business conducted by the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the United States); or

•
our Class A common stock constitutes a United States real property interest in the event that we are or become a United States real property holding corporation (“USRPHC”) for U.S. federal income tax purposes and as a result such gain is treated as effectively connected with a trade or business conducted by the non-U.S. holder in the United States.

A non-U.S. holder described in the first bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate as specified by an applicable income tax treaty) on the amount of such gain, which generally may be offset by U.S. source capital losses.
A non-U.S. holder whose gain is described in the second bullet point above or, subject to the exceptions described in the next paragraph, the third bullet point above generally will be taxed on a net income basis at the rates and in the manner generally applicable to United States persons (as defined under the Code). If the non-U.S. holder is a corporation for U.S. federal income tax purposes whose gain is described in the second bullet point above, then such gain would also be included in its effectively connected earnings and profits (as adjusted for certain items), which may be subject to a branch profits tax (at a 30% rate or such lower rate as specified by an applicable income tax treaty).
With respect to the third bullet point above, generally, a corporation is a USRPHC if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we currently are not a USRPHC for U.S. federal income tax purposes, although this determination is not free from doubt, and we may become a USRPHC in the future depending on the manner in which we expand our business. In the event that we are or become a USRPHC, as long as our Class A common stock is treated as “regularly traded on an established securities market” (within the meaning of the U.S. Treasury Regulations) at the time of the disposition, only a non-U.S. holder that actually or constructively owns, or owned at any time during the shorter of the five-year period ending on the date of the disposition or the non-U.S. holder’s holding period for the Class A common stock, more than 5% of our Class A common stock will be treated as disposing of a U.S. real property interest and will be taxed (as described in the preceding paragraph) on gain realized on the disposition of our Class A common stock as a result of our status as a USRPHC. If we are or become a USRPHC and our Class A common stock was not considered to be regularly traded on an established securities market, such holder (regardless of the percentage of stock owned) would be treated as disposing of a U.S. real property interest and would be subject to U.S. federal income tax on a taxable disposition of our Class A common stock (as described in the preceding paragraph), and a 15% withholding tax would apply to the gross proceeds from such disposition. In addition, if we are or become a USRPHC, we may be required to withhold 15% of any distribution to a non-U.S. holder to the extent such distribution is not treated as paid from our current or accumulated earnings and profits if either our Class A common stock is not then treated as regularly traded on an established securities market or the non-U.S. holder owns in excess of 5% of our Class A common stock.
NON-U.S. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT TO THE APPLICATION OF THE FOREGOING RULES TO THEIR OWNERSHIP AND DISPOSITION OF OUR CLASS A COMMON STOCK.
Backup Withholding and Information Reporting
Any dividends paid to a non-U.S. holder must be reported annually to the IRS and to the non-U.S. holder. Copies of these information returns may be made available to the tax authorities in the country in which the non-U.S. holder resides or is established. Payments of dividends to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form).
Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our Class A common stock effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (at the applicable rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E (or other applicable or successor form) and certain other conditions are met. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our Class A common stock effected outside the United States by a non-U.S. office of a broker. However, unless such broker has documentary evidence in its records that the non-U.S. holder is not a United States person and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our Class A shares effected outside the United States by such a broker if it has certain relationships within the United States.
Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability (if any) of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained, provided that the required information is timely furnished to the IRS.
Additional Withholding Requirements under FATCA
Sections 1471 through 1474 of the Code, and the U.S. Treasury regulations and administrative guidance issued thereunder (“FATCA”), impose a 30% withholding tax on any dividends paid on our Class A common stock if paid to a “foreign financial institution” or a “non-financial foreign entity” (each as defined in the Code) (including, in some cases, when such foreign financial institution or non-financial foreign entity is acting as an intermediary), unless (i) in the case of a foreign financial institution, such institution enters into an agreement with the U.S. government to withhold on certain payments, and to collect and provide to the U.S. tax authorities substantial information regarding U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are non-U.S. entities with U.S. owners); (ii) in the case of a non-financial foreign entity, such entity certifies that it does not have any “substantial United States owners” (as defined in the Code) or provides the applicable withholding agent with a certification identifying the direct and indirect substantial United States owners of the entity (in either case, generally on an IRS Form W-8BEN-E); or (iii) the foreign financial institution or non-financial foreign entity otherwise qualifies for an exemption from these rules and provides appropriate documentation (such as an IRS Form W-8BEN-E). Foreign financial institutions located in jurisdictions that have an intergovernmental agreement with the United States governing these rules may be subject to different rules. Under certain circumstances, a holder might be eligible for refunds or credits of such taxes. Non-U.S. holders are encouraged to consult their own tax advisors regarding the effects of FATCA on an investment in our Class A common stock.
INVESTORS CONSIDERING THE PURCHASE OF OUR CLASS A COMMON STOCK ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF THE U.S. FEDERAL INCOME TAX LAWS TO THEIR PARTICULAR SITUATIONS AND THE APPLICABILITY AND EFFECT OF U.S. FEDERAL ESTATE AND GIFT TAX LAWS AND ANY STATE, LOCAL OR NON-U.S. TAX LAWS AND TAX TREATIES.

UNDERWRITING
Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, Morgan Stanley & Co. LLC has agreed to purchase, and we have agreed to sell to Morgan Stanley & Co. LLC, 5,482,352 shares of our Class A common stock.
Morgan Stanley & Co. LLC is referred to herein as the “underwriter.” The underwriter is offering the shares of Class A common stock subject to their acceptance of the shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of Class A common stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of Class A common stock offered by this prospectus supplement if any such shares are taken. However, the underwriter is not required to take or pay for the shares covered by the underwriter’s option to purchase additional shares of Class A common stock described below.
Underwriters	Number of Shares of Class A Common Stock
Morgan Stanley & Co. LLC	5,482,352
Total	5,482,352
We have granted to the underwriter an option, exercisable for 30 days from the date of this prospectus supplement, to purchase up to 400,000 additional shares of Class A common stock at the public offering price listed on the cover page of this prospectus supplement. To the extent the option is exercised, the underwriter will become obligated, subject to certain conditions, to purchase these additional shares of Class A common stock. In addition, the underwriter has agreed to reimburse up to approximately $370,000 of our expenses in connection with the exercise of such option.
The following table shows the per share and total underwriting discounts and commissions to be paid to the underwriter by us. Such amounts are shown assuming both no exercise and full exercise of the underwriter’s option to purchase additional shares of Class A common Stock.
	No Exercise	Full Exercise
Per Share	$1.4242	$1.4242
Total	$7,807,966	$8,377,646
Shares sold by the underwriter to the public will initially be offered at the public offering price set forth on the cover of this prospectus. After the initial offering of the shares, the offering price and the other selling terms may be changed by the underwriter. The offering of the shares by the underwriter is subject to receipt and acceptance and to the underwriter's right to reject any order in whole or in part.
We, our executive officers and directors have agreed with the underwriter, subject to certain exceptions, not to dispose of or hedge any of their Class A common stock or securities convertible into or exchangeable for Class A common stock during the period from the date of this prospectus supplement continuing through the date 45 days after the date of this prospectus supplement, except with the prior written consent of Morgan Stanley & Co. LLC. This agreement does not apply to any existing employee benefit plans. None of our other significant shareholders are entering into such agreements.
In connection with this offering, the underwriter may purchase and sell Class A common stock in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriter of a greater number of shares than they are required to purchase in the offering, and a short position represents the amount of such sales that have not been covered by subsequent purchases. A “covered short position” is a short position that is not greater than the amount of additional Class A common stock for which the underwriter’s option described above may be exercised. The underwriter may cover any covered short position by either exercising their option to purchase additional Class A common stock or purchasing shares in the open market. In determining the source of shares to cover the covered short position, the underwriter will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase additional Class A common stock pursuant to the option described above. “Naked” short sales are any short sales that create a short position greater than the amount of additional Class A common stock for which the option described above may be exercised. The underwriter must cover any such naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Class A common stock in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of various bids for or purchases of Class A common stock made by the underwriter in the open market prior to the completion of the offering.
Purchases to cover a short position and stabilizing transactions, as well as other purchases by the underwriter for its own account, may have the effect of preventing or retarding a decline in the market price of our Class A common stock, and together with the imposition of the penalty bid, may stabilize, maintain or otherwise affect the market price of our Class A common stock. As a result, the price of our Class A common stock may be higher than the price that otherwise might exist in the open market. The underwriter is not required to engage in these activities and may end any of these activities at any time.
We estimate that the total expenses of this offering, excluding underwriting discounts and commissions, will be approximately $0.5 million.
We have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.
The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriter and its affiliates have provided, and may in the future provide, a variety of these services to the Company and to persons and entities with relationships with the Company, for which they received or will receive customary fees and expenses. The underwriter is also acting as the initial purchaser in the Concurrent Secured Notes Offering.
In the ordinary course of their various business activities, the underwriter and its affiliates, officers, directors and employees may purchase, sell or hold a broad array of investments and actively traded securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments for their own account and for the accounts of their customers, and such investment and trading activities may involve or relate to assets, securities and/or instruments of the Company (directly, as collateral securing other obligations or otherwise) and/or persons and entities with relationships with the Company. The underwriter and its affiliates may also communicate independent investment recommendations, market color or trading ideas and/or publish or express independent research views in respect of such assets, securities or instruments and may at any time hold, or recommend to clients that they should acquire, long and/or short positions in such assets, securities and instruments.
Selling Restrictions
Notice to Prospective Investors in the Dubai International Financial Centre
This prospectus supplement relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The Class A common stock to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the Class A common stock offered hereby should conduct their own due diligence on the Class A common stock. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Notice to Prospective Investors in Australia
No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission (“ASIC”), in relation to this offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”), and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.
Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.
The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under this offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.
This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.
Notice to Prospective Investors in Hong Kong
The Class A common stock may not be offered or sold in Hong Kong by means of this prospectus or any other document other than to (a) professional investors as defined in the Securities and Futures Ordinance of Hong Kong (Cap. 571, Laws of Hong Kong) (“SFO”) and any rules made under the SFO or (b) in other circumstances which do not result in this prospectus supplement being deemed to be a “prospectus,” as defined in the Companies Ordinance of Hong Kong (Cap. 32, Laws of Hong Kong) (“CO”), or which do not constitute an offer to the public within the meaning of the CO or the SFO; and no person has issued or had in possession for the purposes of issue, or will issue or has in possession for the purposes of issue, whether in Hong Kong or elsewhere, any advertisement, invitation or document relating to our shares of common stock which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to our Class A common stock which are or are intended to be disposed of only to persons outside Hong Kong or only to professional investors as defined in the SFO.
Notice to Prospective Investors in Japan
The Class A common stock have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.
Notice to Prospective Investors in Singapore
This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the Class A common stock be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor under Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the “SFA”), (ii) to a relevant person pursuant to Section 275(1), or any person pursuant to Section 275(1A), and in accordance with the conditions specified in Section 275, of the SFA, or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.
Where Class A common stock are subscribed or purchased under Section 275 of the SFA by a relevant person which is:
a)
a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

b)	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities (as defined in Section 239(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the Class A common stock pursuant to an offer made under Section 275 of the SFA except:
a)	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(i)(B) of the SFA;
b)	where no consideration is or will be given for the transfer;
c)	where the transfer is by operation of law;
d)	as specified in Section 276(7) of the SFA; or
e)	as specified in Regulation 32 of the Securities and Futures (Offers of Investments) (Shares and Debentures) Regulations 2005 of Singapore.
Notice to Prospective Investors in Canada
The Class A common stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the Class A common stock must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
Notice to Prospective Investors in the United Kingdom
In addition, in the United Kingdom, this document is being distributed only to, and is directed only at, and any offer subsequently made may only be directed at persons who are “qualified investors” (as defined in the Prospectus Directive) (i) who have professional experience in matters relating to investments falling within Article 19 (5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Order”) and/or (ii) who are high net worth companies (or persons to whom it may otherwise be lawfully communicated) falling within Article 49(2)(a) to (d) of the Order (all such persons together being referred to as “relevant persons”). This document must not be acted on or relied on in the United Kingdom by persons who are not relevant persons. In the United Kingdom, any investment or investment activity to which this document relates is only available to, and will be engaged in with, relevant persons.
Notice to Prospective Investors in the European Economic Area
In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State, no offer of shares may be made to the public in that Relevant Member State other than:
A.	to any legal entity which is a qualified investor as defined in the Prospectus Directive;
B.	to fewer than 150 natural or legal persons (other than qualified investors as defined in the Prospectus Directive), subject to obtaining the prior consent of the underwriter; or
C.	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of shares shall require the Company or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive or supplement a prospectus pursuant to Article 16 of the Prospectus Directive and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged and agreed to and with each of the underwriter and the Company that it is a “qualified investor” within the meaning of the law in that Relevant Member State implementing Article 2(1)(e) of the Prospectus Directive.

In the case of any shares being offered to a financial intermediary as that term is used in Article 3(2) of the Prospectus Directive, each such financial intermediary will be deemed to have represented, acknowledged and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.
For the purposes of this provision, the expression an “offer of shares to the public” in relation to any shares in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase shares, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (as amended, including by Directive 2010/73/EU), and includes any relevant implementing measure in the Relevant Member State.
Notice to Prospective Investors in Switzerland
The shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (“SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This document does not constitute a prospectus within the meaning of, and has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Neither this document nor any other offering or marketing material relating to the offering, the Company, the shares have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of shares will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA (FINMA), and the offer of shares has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes (“CISA”). The investor protection afforded to acquirers of interests in collective investment schemes under the CISA does not extend to acquirers of shares.
Notice to Investors
Each purchaser of our Class A common stock that is (i) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (ii) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the “Code”) or (iii) an entity deemed to hold “plan assets” of any such employee benefit plan, plan or account, by acceptance of any Class A common stock, will be deemed to have represented and warranted that a fiduciary acting on its behalf is causing it to purchase the Class A common stock and that such fiduciary:
a)
Is a bank, an insurance carrier, a registered investment adviser, a registered broker-dealer or an independent fiduciary with at least $50 million of assets under management or control as specified in 29 CFR Section 2510.3-21(c)(1)(i) (excluding an IRA owner if the purchaser is an IRA);

b)	Is independent (for purposes of 29 CFR Section 2510.3-21(c)(1)) of NFE, the underwriter and its affiliates (the “Transaction Parties”);
c)
Is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies, including the purchaser’s transactions with the Transaction Parties contemplated hereby;

d)
Has been advised that none of the Transaction Parties has undertaken or will undertake to provide impartial investment advice, or has given or will give advice in a fiduciary capacity, in connection with the purchaser’s transactions with the Transaction Parties contemplated hereby;

e)
Is a “fiduciary” under Section 3(21)(a) of ERISA or Section 4975(e)(3) of the Code, or both, as applicable, with respect to, and is responsible for exercising independent judgment in evaluating, the purchaser’s transactions with the Transaction Parties contemplated hereby; and

understands and acknowledges the existence and nature of the underwriting discounts, commissions and fees, and any other related fees, compensation arrangements or financial interests, described in this prospectus supplement; and

understands, acknowledges and agrees that no such fee or other compensation is a fee or other compensation for the provision of investment advice, and that none of the Transaction Parties, nor any of their respective directors, officers, members, partners, employees, principals or agents has received or will receive a fee or other compensation from the purchaser or such fiduciary for the provision of investment advice (rather than other services) in connection with the purchaser’s transactions with the Transaction Parties contemplated hereby.

LEGAL MATTERS
Certain legal matters in connection with this offering will be passed upon for us by Cravath, Swaine & Moore LLP. Certain legal matters in connection with this offering will be passed on for the underwriter by Skadden, Arps, Slate, Meagher & Flom LLP.
EXPERTS
The consolidated financial statements of NFE LLC as of December 31, 2019 and December 31, 2018, and for each of the three years in the period ended December 31, 2019, included in our Annual Report and incorporated by reference in this prospectus supplement and accompanying prospectus, have been audited by Ernst & Young LLP, independent registered public accounting firm, as stated in their report thereon incorporated by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Exchange Act. Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, except for any information superseded by information contained directly in this prospectus supplement or any subsequently filed document deemed incorporated by reference. This prospectus supplement incorporates by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•	NFE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020;
•
NFE’s Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2020, June 30, 2020 and September 30, 2020, filed with the SEC on May 6, 2020, August 4, 2020 and October 29, 2020, respectively;

•	NFE’s Current Reports on Form 8-K, filed with the SEC on January 13, 2020, January 16, 2020, June 9, 2020, June 12, 2020, August 7, 2020, August 17, 2020, August 19, 2020 and September 2, 2020;
•	NFE’s Registration Statement on Form 8-A/A for registration of Class A common stock pursuant to Section 12(b) of the Exchange Act, filed on August 7, 2020; and
•
the portions of NFE’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 28, 2020, that are incorporated by reference into NFE’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Item 2.02 or 7.01 of Form 8-K.
We will, upon request, provide to any prospective investor to whom a copy of this prospectus supplement is delivered, a copy of any and all information that has been incorporated by reference herein.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
New Fortress Energy Inc.
Investor Relations
111 W. 19th Street, 8th Floor
New York, NY 10011
(516) 268-7400

Prospectus
New Fortress Energy LLC

Class A Shares
Preferred Shares
Depositary Shares
Debt Securities
Warrants
and
145,050,664 Class A Shares Offered by Selling Securityholders
This prospectus relates to Class A shares representing limited liability company interests (the “Class A shares”), preferred shares representing limited liability company interests (the “preferred shares”), depositary receipts, representing fractional shares of our preferred shares (the “depositary shares”), debt securities, which may be senior debt securities or subordinated debt securities, and warrants to purchase shares of our Class A shares, preferred shares or our debt securities which we may offer and sell from time to time in one or more offerings up to an aggregate public offering price of $250,000,000. The selling securityholders may also offer and sell up to 145,050,664 Class A shares from time to time. We will not receive any of the proceeds from the sale of our Class A shares by the selling securityholders.
We will provide the specific prices and terms of these securities in one or more supplements to this prospectus at the time of offering. You should read this prospectus and the accompanying prospectus supplement carefully before you make your investment decision.
This prospectus may not be used to sell securities unless accompanied by a prospectus supplement.
Investing in our securities involves a number of risks. See “Risk Factors” on page 6 before you make your investment decision.
We or the selling securityholders may offer securities through underwriting syndicates managed or co-managed by one or more underwriters or dealers, through agents or directly to purchasers. If required, the prospectus supplement for each offering of securities will describe the plan of distribution for that offering. For general information about the distribution of securities offered, please see “Plan of Distribution” in this prospectus.
Our Class A shares are listed on NASDAQ Global Select Market under the trading symbol “NFE.” Each prospectus supplement will indicate whether the securities offered thereby will be listed on any securities exchange.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus or any accompanying prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 6, 2020

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) using a “shelf” registration process. Under this process, we may sell from time to time any combination of the securities described in this prospectus up to an aggregate public offering price of $250,000,000. In addition, certain of our security holders may sell up to 145,050,664 Class A shares from time to time in one or more offerings. This prospectus only provides you with a general description of the securities that we and the selling securityholders may offer. Each time we or any securityholders offer, issue or sell securities, we will provide a supplement to this prospectus that contains specific information about the terms of that offering, including the specific amounts, prices and terms of the securities offered. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us, together with the additional information described under the heading “Where You Can Find More Information.”
Neither we nor the selling securityholders have authorized anyone to provide you with any information other than that contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any free writing prospectus prepared by or on behalf of us. Neither we nor the selling securityholders take responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. Neither we nor the selling securityholders are making offers to sell the securities in any jurisdiction in which an offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make an offer or solicitation.
The information in this prospectus is accurate as of the date on the front cover. You should not assume that the information contained in this prospectus is accurate as of any other date.
When used in this prospectus, the terms “NFE,” “we,” “our” and “us” refer to New Fortress Energy LLC and its consolidated subsidiaries, unless otherwise specified or the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our SEC filings are available to the public at the SEC’s website at www.sec.gov.
The SEC allows us to “incorporate by reference” information into this prospectus and any accompanying prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus and any accompanying prospectus supplement, except for any information superseded by information contained directly in this prospectus, any accompanying prospectus supplement, any subsequently filed document deemed incorporated by reference or any free writing prospectus prepared by or on behalf of us. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that we have previously filed with the SEC (other than information deemed furnished and not filed in accordance with SEC rules, including Items 2.02 and 7.01 of Form 8-K).
•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020;
•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 5, 2020;
•	our Current Reports on Form 8-K, filed with the SEC on January 13, 2020 and January 16, 2020;
•
the portions of our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Shareholders, filed on April 28, 2020, which are incorporated by reference in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020; and

•
the description of the Class A shares set forth in Exhibit 4.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, filed with the SEC on March 4, 2020, and any amendment or report filed thereafter for the purpose of updating such information.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (i) after the date of the initial filing of the registration statement of which this prospectus is a part and prior to effectiveness of the registration statement and (ii) after the date of this prospectus and before the termination of the offering also shall be deemed to be incorporated herein by reference. We are not, however, incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K.
If requested, we will provide to each person, including any beneficial owner, to whom a prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference into such documents. To obtain a copy of these filings at no cost, you may write or telephone us at the following address:
New Fortress Energy LLC
Investor Relations
111 W. 19th Street, 8th Floor
New York, NY 10011
(516) 268-7400

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement and any documents incorporated by reference contain statements that are “forward-looking” within the meaning of the Private Securities Litigation Reform Act of 1995.
All statements contained in this prospectus other than historical information are forward-looking statements that involve known and unknown risks and relate to future events, our future financial performance or our projected business results. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “targets,” “potential” or “continue” or the negative of these terms or other comparable terminology. Such forward-looking statements are necessarily estimates based upon current information and involve a number of risks and uncertainties. Actual events or results may differ materially from the results anticipated in these forward-looking statements as a result of a variety of factors. Forward-looking statements are subject to risks and uncertainties, including but not limited to the risks described in this prospectus, any accompanying prospectus supplement and any documents incorporated by reference, including the “Risk Factors” sections of this prospectus, any accompanying prospectus supplement and our reports and other documents filed with the SEC. When considering forward-looking statements, you should keep in mind the risks, uncertainties and other cautionary statements made in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference. While it is impossible to identify all factors, factors that could cause actual results to differ materially from those estimated by us include:
•	our limited operating history;
•	loss of one or more of our customers;
•
inability to procure natural gas in its liquid state at or below its boiling point at or near atmospheric pressure (“LNG”) on a fixed-price basis, or otherwise to manage LNG price risks, including hedging arrangements;

•	the completion of construction on our LNG terminals, facilities, power plants or liquefaction facilities and the terms of our construction contracts for the completion of these assets;
•
cost overruns and delays in the completion of one or more of our LNG terminals, facilities, power plants or liquefaction facilities, as well as difficulties in obtaining sufficient financing to pay for such costs and delays;

•	our ability to obtain additional financing to effect our strategy;
•	failure to produce or purchase sufficient amounts of LNG or natural gas at favorable prices to meet customer demand;
•	hurricanes or other natural or manmade disasters;
•
the severity and duration of world health events, including the recent novel coronavirus (“COVID-19”) pandemic and related economic and political impacts on our or our custeomers' or suppliers’ operations and financial status;

•	failure to obtain and maintain approvals and permits from governmental and regulatory agencies;
•	operational, regulatory, environmental, political, legal and economic risks pertaining to the construction and operation of our facilities;
•	inability to contract with suppliers and tankers to facilitate the delivery of LNG on their chartered LNG tankers;
•	volatility or cyclical or other changes in the demand for and price of LNG and natural gas;
•
uncertainty regarding the timing, pace and extent of an economic recovery in the United States, the other jurisdictions in which we operate and elsewhere, which in turn will likely affect demand for crude oil and natural gas;

•	failure of natural gas to be a competitive source of energy in the markets in which we operate, and seek to operate;

•	competition from third parties in our business;
•	inability to re-finance our outstanding indebtedness;
•	changes to environmental and similar laws and governmental regulations that are adverse to our operations;
•	inability to enter into favorable agreements and obtain necessary regulatory approvals;
•	the tax treatment of us or of an investment in our Class A shares;
•	the completion of the Exchange Transaction (as defined in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2020, filed with the SEC on May 5, 2020);
•	a major health and safety incident relating to our business;
•	increased labor costs, and the unavailability of skilled workers or our failure to attract and retain qualified personnel; and
•	risks related to the jurisdictions in which we do, or seek to do, business, particularly Florida, Jamaica and the Caribbean.
All forward-looking statements speak only as of the date of this prospectus or, in the case of any accompanying prospectus supplement or documents incorporated by reference, the date of any such document. You are cautioned not to place undue reliance on any forward-looking statements made by us or on our behalf. The cautionary statements referred to in this section also should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. We undertake no duty to update these forward-looking statements, even though our situation may change in the future, except as may be required by law. Furthermore, we cannot guarantee future results, events, levels of activity, performance, projections or achievements.

THE COMPANY
We are a global integrated gas-to-power infrastructure company that seeks to use natural gas to satisfy the world’s large and growing power needs. We deliver targeted energy solutions to customers around the world, thereby reducing their energy costs and diversifying their energy resources, while also reducing pollution and generating compelling margins. Our near-term mission is to provide modern infrastructure solutions to create cleaner, reliable energy while generating a positive economic impact worldwide. Our long-term mission is to become one of the world’s leading carbon emission-free independent power providing companies.
We deliver targeted energy solutions by employing a four-part integrated LNG production and delivery model:
LNG Supply and Liquefaction – We supply LNG to our customers by entering into long-term, largely fixed-price LNG supply contracts. We have successfully capitalized on current market conditions to secure long-term LNG contracts with attractive terms. In addition, we supply LNG to our customers from liquefaction facilities, including our existing liquefaction and storage facility in Miami, Florida (the “Miami Facility”).
Shipping – We have long-term charters for liquefied natural gas carriers (“LNGCs”) and floating storage and regasification units (“FSRUs”). These assets transport LNG from ports to our downstream terminals and gasify LNG for ultimate delivery to our customers.
Logistics – We own or control the logistics assets necessary to deliver LNG to our customers through our “logistics pipeline”, which enables us to transport LNG from our downstream terminals and facilities to our customers.
Terminals – Through our network of current and planned downstream terminals and facilities, we are strategically positioned to deliver gas and power solutions to our customers seeking either to transition from environmentally dirtier distillate fuels such as ADO and heavy fuel oil (“HFO”) or to purchase natural gas to meet their current fuel needs.
NFE was formed as a Delaware limited liability company by New Fortress Energy Holdings LLC (“NFEH”) on August 6, 2018. NFE is a holding company whose only material asset consists of its indirect membership interests in New Fortress Intermediate Holdings LLC (“NFI”), which owns all of the outstanding membership interests in NFE Atlantic Holdings LLC. NFE is the sole managing member of NFI, is responsible for all operational, management and administrative decisions relating to NFI’s business and consolidates financial results of NFI and its subsidiaries.
Our first amended and restated limited liability company agreement (the “operating agreement”) provides for two classes of shares, Class A shares and Class B shares, representing limited liability company interests in us (the “Class B shares”). Only the holders of our Class A shares are entitled to participate in any dividends our board of directors may declare. Each Class A share is also entitled to one vote on the limited matters to be voted on by our shareholders.
Class B shares are not entitled to receive dividends but are entitled to vote on the same basis as the Class A shares. Holders of Class A shares and Class B shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except as otherwise required by applicable law. We do not intend to list the Class B shares on any stock exchange. All of our Class B shares are owned by NFEH.
Our organizational structure allows NFEH to retain a direct equity ownership in NFI, which is classified as a partnership for U.S. federal income tax purposes. Although we were formed as a limited liability company, we have elected to be taxed as a corporation for U.S. federal income tax purposes. Pursuant to our operating agreement and the NFI limited liability company agreement (the “NFI LLC Agreement”), our capital structure and the capital structure of NFI generally replicate one another and provide for customary antidilution mechanisms in order to maintain the one-for-one exchange ratio between the common units of NFI (“NFI LLC Units”) and our Class A shares.
Our principal executive office is located at 111 W. 19th Street, 8th Floor, New York, NY 10011 and our telephone number is (516) 268-7400. We maintain a website at www.newfortressenergy.com. The information on our website is not incorporated by reference in this prospectus or any accompanying prospectus supplement, and you should not consider it a part of this prospectus or any accompanying prospectus supplement.

RISK FACTORS
Investing in our securities involves risk. See the risk factors described in our most recent Annual Report on Form 10-K (together with any material changes thereto contained in subsequently filed Quarterly Reports on Form 10-Q) and those contained in our other filings with the SEC that are incorporated by reference in this prospectus and any accompanying prospectus supplement. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. These risks could materially affect our business, financial condition or results of operations and cause the value of our securities to decline. You could lose all or part of your investment.

USE OF PROCEEDS
Except as otherwise set forth in any accompanying prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes, including the financing of our operations, the possible repayment of indebtedness, and possible business acquisitions.
Unless set forth in an accompanying prospectus supplement, we will not receive any proceeds in the event that securities are sold by a selling securityholder.

DESCRIPTION OF SECURITIES
This prospectus contains summary descriptions of the Class A shares, preferred shares, depositary shares, debt securities and warrants that may be offered and sold from time to time. These summary descriptions are not meant to be complete descriptions of each security. However, at the time of an offering and sale, this prospectus together with the accompanying prospectus supplement will contain the material terms of the securities being offered.

DESCRIPTION OF SHARES
General
The following description of shares of New Fortress Energy LLC (the “Company,” “NFE,” “our” or “we”) is based upon the provisions of the Delaware Limited Liability Company Act (the “Delaware LLC Act”), our amended and restated certificate of formation, as amended, and the Company’s First Amended and Restated Limited Liability Company Agreement (our “operating agreement”). The summary is not complete and is subject to, and is qualified in its entirety by express reference to, the provisions of applicable law and to the operating agreement. The terms of our operating agreement are incorporated by reference as an exhibit to the registration statement of which this prospectus is a part. See “Where You Can Find More Information.”
Authorized Shares
Under our operating agreement, we are authorized to issue an unlimited number of shares representing limited liability company interests of the Company. As of the date hereof, two classes of shares have been designated: Class A Shares and Class B Shares. Our Class A Shares are registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and are listed on the Nasdaq Global Select Market (“NASDAQ”) under the symbol “NFE.” Our Class B Shares are not registered pursuant to Section 12 of the Exchange Act nor listed on any securities exchange.
Class A Shares
Voting Rights. Each holder of our Class A shares or Class B shares is entitled to one vote for each share held on the limited matters properly submitted to the shareholders for their vote. Holders of our Class A shares or Class B shares do not have cumulative voting rights. Holders of our Class A shares and Class B shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except with respect to the amendment of certain provisions of our operating agreement that would alter or change the powers, preferences or special rights of the Class B shares so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law.
Dividend Rights. Holders of our Class A shares are entitled to ratably receive dividends when and if declared by our board of directors out of funds legally available for that purpose, subject to any statutory or contractual restrictions on the payment of dividends and to any prior rights and preferences that may be applicable to any outstanding preferred shares.
Liquidation Rights. Upon our liquidation, dissolution, distribution of assets or other winding up, the holders of Class A shares are entitled to receive ratably the assets available for distribution to the shareholders after payment of liabilities and the liquidation preference of any of our outstanding preferred shares.
Other Matters. The Class A shares have no preemptive or conversion rights and are not subject to further calls or assessment by us. There are no redemption or sinking fund provisions applicable to the Class A shares. All outstanding Class A shares are fully paid and non-assessable.
Class B Shares
Generally. The New Fortress Intermediate LLC (“NFI”) unitholders hold one Class B share for each unit of NFI (the “NFI LLC Unit”) that they hold. Accordingly, the NFI unitholders have a number of votes in NFE equal to the aggregate number of NFI LLC Units that they hold. Class B shares cannot be transferred without transferring an equal number of NFI LLC Units and vice versa.
Voting Rights. Holders of our Class B shares are entitled to one vote per share held of record on all matters to be voted upon by the shareholders. Holders of our Class A shares and Class B shares vote together as a single class on all matters presented to our shareholders for their vote or approval, except with respect to the amendment of certain provisions of our amended and restated certificate of incorporation that would alter or change the powers, preferences or special rights of the Class B shares so as to affect them adversely, which amendments must be by a majority of the votes entitled to be cast by the holders of the shares affected by the amendment, voting as a separate class, or as otherwise required by applicable law. The holders of Class B shares do not have cumulative voting rights in the election of directors.

Dividend and Liquidation Rights. Holders of our Class B shares do not have any right to receive dividends, unless the dividend consists of our Class B shares or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for Class B shares paid proportionally with respect to each outstanding Class B share and a dividend consisting of Class A shares or of rights, options, warrants or other securities convertible or exercisable into or exchangeable for Class A shares on the same terms is simultaneously paid to the holders of Class A shares. Holders of our Class B shares do not have any right to receive a distribution upon our liquidation or winding up.
Redemption Right. Pursuant to the limited liability company agreement of NFI, each holder of NFI LLC Units has the right to redeem his or her NFI LLC Units, together with an equal number of Class B Shares, for Class A Shares (or cash at the Company’s election, subject to customary conversion rate adjustments for stock splits, stock dividends and reclassifications).
Preferred Shares
Pursuant to our operating agreement, our board of directors by resolution may establish one or more series of preferred shares having such number of shares, designations, dividend rates, relative voting rights, conversion or exchange rights, redemption rights, liquidation rights and other relative participation, optional or other special rights, qualifications, limitations or restrictions as may be fixed by the board without any further shareholder approval. The rights with respect to a series of preferred shares may be more favorable to the holder(s) thereof than the rights attached to our Class A shares.
Transfer Agent and Registrar
Duties
American Stock Transfer & Trust Company, LLC is the registrar and transfer agent for the Class A shares. We pay all fees charged by the transfer agent for transfers of Class A shares except the following, which must be paid by our Class A shareholders:
•	surety bond premiums to replace lost or stolen certificates, taxes and other governmental charges;
•	special charges for services requested by a holder of a Class A share; and
•	other similar fees or charges.
There are no charges to our Class A shareholders for disbursements of any dividends. We indemnify the transfer agent, its agents and each of their stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.
Resignation or Removal
The transfer agent may resign, by notice to us, or be removed by us.
Transfer of Class A shares and Class B shares
Upon the transfer of a Class A share or a Class B share in accordance with our operating agreement, the transferee of the Class A share or Class B share shall be admitted as a member with respect to the class of shares transferred when such transfer and admission are reflected in our books and records. Each transferee:
•	automatically becomes bound by the terms and conditions of our operating agreement;
•	represents that the transferee has the capacity, power and authority to enter into our operating agreement; and
•
makes the consents, acknowledgements and waivers contained in our operating agreement, such as the approval of all transactions and agreements that we entered into in connection with our formation and initial public offering.

We will cause any transfers to be recorded on our books and records from time to time (or shall cause the transfer agent to do so, as applicable).

We may, at our discretion, treat the nominee holder of a Class A share or Class B share as the absolute owner. In that case, the beneficial holder’s rights are limited solely to those that it has against the nominee holder as a result of any agreement between the beneficial owner and the nominee holder.
Class A shares and Class B shares are securities and any transfers are subject to the laws governing the transfer of securities.
Until a Class A share or Class B share has been transferred on our books, we and the transfer agent may treat the record holder of the Class A share or Class B share as the absolute owner for all purposes, except as otherwise required by law or stock exchange regulations.

DESCRIPTION OF DEPOSITARY SHARES
This section describes the general terms and provisions of the depositary shares. The applicable prospectus supplement will describe the specific terms of the depositary shares offered by that prospectus supplement and any general terms outlined in this section that will not apply to those depositary shares.
We may issue depositary receipts representing interests in shares of particular series of preferred shares which are called depositary shares. We will deposit the preferred shares of a series which are the subject of depositary shares with a depositary to be named in the applicable prospectus supplement, which will hold the preferred shares for the benefit of the holders of the depositary shares, in accordance with a deposit agreement between the depositary and us. The holders of depositary shares will be entitled to all the rights and preferences of the preferred shares to which the depositary shares relate, including dividend, voting, conversion, redemption and liquidation rights, to the extent of their interests in the preferred shares.
While the deposit agreement relating to a particular series of preferred shares may have provisions applicable solely to that series of preferred shares, all deposit agreements relating to preferred shares we issue will include the following provisions:
Dividends and Other Distributions
Each time we pay a cash dividend or make any other type of cash distribution with regard to preferred shares of a series, the depositary will distribute to the holder of record of each depositary share relating to that series of preferred shares an amount equal to the dividend or other distribution per depositary share the depositary receives. If there is a distribution of property other than cash, the depositary either will distribute the property to the holders of depositary shares in proportion to the depositary shares held by each of them, or the depositary will, if we approve, sell the property and distribute the net proceeds to the holders of the depositary shares in proportion to the depositary shares held by them.
Withdrawal of Preferred Shares
A holder of depositary shares will be entitled to receive, upon surrender of depositary receipts representing depositary shares, the number of whole or fractional shares of the applicable series of preferred shares, and any money or other property, to which the depositary shares relate.
Redemption of Depositary Shares
Whenever we redeem shares of preferred shares held by a depositary, the depositary will be required to redeem, on the same redemption date, depositary shares constituting, in total, the number of shares of preferred shares held by the depositary which we redeem, subject to the depositary’s receiving the redemption price of those shares of preferred shares. If fewer than all the depositary shares relating to a series are to be redeemed, the depositary shares to be redeemed will be selected by lot or by another method we determine to be equitable.
Voting
Any time we send a notice of meeting or other materials relating to a meeting to the holders of a series of preferred shares to which depositary shares relate, we will provide the depositary with sufficient copies of those materials so they can be sent to all holders of record of the applicable depositary shares, and the depositary will send those materials to the holders of record of the depositary shares on the record date for the meeting. The depositary will solicit voting instructions from holders of depositary shares and will vote or not vote the preferred shares to which the depositary shares relate in accordance with those instructions.
Liquidation Preference
In the event of our liquidation, dissolution or winding up, the holder of each depositary share will be entitled to what the holder of the depositary share would have received if the holder had owned the number of shares (or fraction of a share) of preferred shares which is represented by the depositary share.
Conversion
If shares of a series of preferred shares are convertible into Class A shares or other of our securities or property, holders of depositary shares relating to that series of preferred shares will, if they surrender depositary receipts representing depositary shares and appropriate instructions to convert them, receive the Class A shares or other securities or property into which the number of shares (or fractions of shares) of preferred shares to which the depositary shares relate could at the time be converted.

Amendment and Termination of a Deposit Agreement
We and the depositary may amend a deposit agreement, except that an amendment which materially and adversely affects the rights of holders of depositary shares, or would be materially and adversely inconsistent with the rights granted to the holders of the preferred shares to which they relate, must be approved by holders of at least two-thirds of the outstanding depositary shares. No amendment will impair the right of a holder of depositary shares to surrender the depositary receipts evidencing those depositary shares and receive the preferred shares to which they relate, except as required to comply with law. We may terminate a deposit agreement with the consent of holders of a majority of the depositary shares to which it relates. Upon termination of a deposit agreement, the depositary will make the whole or fractional shares of preferred shares to which the depositary shares issued under the deposit agreement relate available to the holders of those depositary shares. A deposit agreement will automatically terminate if:
•	All outstanding depositary shares to which it relates have been redeemed or converted.
•	The depositary has made a final distribution to the holders of the depositary shares issued under the deposit agreement upon our liquidation, dissolution or winding up.
Miscellaneous
There will be provisions: (1) requiring the depositary to forward to holders of record of depositary shares any reports or communications from us which the depositary receives with respect to the preferred shares to which the depositary shares relate; (2) regarding compensation of the depositary; (3) regarding resignation of the depositary; (4) limiting our liability and the liability of the depositary under the deposit agreement (usually to failure to act in good faith, gross negligence or willful misconduct); and (5) indemnifying the depositary against certain possible liabilities.

DESCRIPTION OF DEBT SECURITIES
We may offer debt securities in one or more series, which may be senior debt securities or subordinated debt securities and which may be convertible into another security.
The following description briefly sets forth certain general terms and provisions of the debt securities. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which the following general terms and provisions may apply to the debt securities, will be described in an accompanying prospectus supplement. Unless otherwise specified in an accompanying prospectus supplement, our debt securities will be issued in one or more series under an indenture to be entered into between us and U.S. Bank, National Association, as trustee, or such other trustee named therein. A form of the indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The terms of the debt securities will include those set forth in the indenture and those made a part of the indenture by the Trust Indenture Act of 1939 (“TIA”). You should read the summary below, any accompanying prospectus supplement and the provisions of the indenture in their entirety before investing in our debt securities.
The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The prospectus supplement relating to any series of debt securities that we may offer will contain the specific terms of the debt securities. These terms may include, among others, the following:
•	the title and aggregate principal amount of the debt securities and any limit on the aggregate principal amount of such series;
•	any applicable subordination provisions for any subordinated debt securities;
•	the maturity date(s) or method for determining same;
•	the interest rate(s) or the method for determining same;
•
the dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable and whether interest will be payable in cash, additional securities or some combination thereof;

•	whether the debt securities are convertible or exchangeable into other securities and any related terms and conditions;
•	redemption or early repayment provisions;
•	authorized denominations;
•	if other than the principal amount, the principal amount of debt securities payable upon acceleration;
•	place(s) where payment of principal and interest may be made, where debt securities may be presented and where notices or demands upon the company may be made;
•	the form or forms of the debt securities of the series including such legends as may be required by applicable law;
•
whether the debt securities will be issued in whole or in part in the form of one or more global securities and the date as of which the securities are dated if other than the date of original issuance;

•	whether the debt securities are secured and the terms of such security;
•	the amount of discount or premium, if any, with which the debt securities will be issued;
•	any covenants applicable to the particular debt securities being issued;
•	any additions or changes in the defaults and events of default applicable to the particular debt securities being issued;
•	the guarantors of each series, if any, and the extent of the guarantees (including provisions relating to seniority, subordination and release of the guarantees), if any;
•	the currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, the debt securities will be payable;

•	the time period within which, the manner in which and the terms and conditions upon which we or the holders of the debt securities can select the payment currency;
•	our obligation or right to redeem, purchase or repay debt securities under a sinking fund, amortization or analogous provision;
•	any restriction or conditions on the transferability of the debt securities;
•	provisions granting special rights to holders of the debt securities upon occurrence of specified events;
•	additions or changes relating to compensation or reimbursement of the trustee of the series of debt securities;
•
provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture and the execution of supplemental indentures for such series; and

•
any other terms of the debt securities (which terms shall not be inconsistent with the provisions of the TIA, but may modify, amend, supplement or delete any of the terms of the indenture with respect to such series of debt securities).

General
We may sell the debt securities, including original issue discount securities, at par or at a substantial discount below their stated principal amount. Unless we inform you otherwise in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series or any other series outstanding at the time of issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of securities under the indenture.
We will describe in an accompanying prospectus supplement any other special considerations for any debt securities we sell that are denominated in a currency or currency unit other than U.S. dollars. In addition, debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, and the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked will be described in an accompanying prospectus supplement.
United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in an accompanying prospectus supplement.
We expect most debt securities to be issued in fully registered form without coupons and in denominations of $2,000 and any integral multiple of $1,000 in excess thereof. Subject to the limitations provided in the indenture and in an accompanying prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the designated corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.
Global Securities
Unless we inform you otherwise in an accompanying prospectus supplement, the debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary identified in an accompanying prospectus supplement. Unless and until a global security is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor.
Governing Law
The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York.

DESCRIPTION OF WARRANTS
We may issue warrants for the purchase of shares of our Class A shares, preferred shares or our debt securities. We may issue warrants independently or together with other securities, and they may be attached to or separate from the other securities. Each series of warrants will be issued under a separate warrant agreement that we will enter into with a bank or trust company, as warrant agent, as detailed in an accompanying prospectus supplement. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation, or agency or trust relationship, with you.
The prospectus supplement relating to a particular issue of warrants will describe the terms of those warrants, including, when applicable:
•	the offering price;
•	the currency or currencies, including composite currencies, in which the purchase price and/or exercise price of the warrants may be payable;
•	the number of warrants offered;
•	the exercise price and the amount of securities you will receive upon exercise;
•	the procedure for exercise of the warrants and the circumstances, if any, that will cause the warrants to be automatically exercised;
•	the rights, if any, we have to redeem the warrants;
•	the date on which the right to exercise the warrants will commence and the date on which the warrants will expire;
•	the name of the warrant agent; and
•	any other material terms of the warrants.
Each issue of warrants will be evidenced by warrant certificates. After warrants expire they will become void. The prospectus supplement may provide for the adjustment of the exercise price of the warrants.
Warrants may be exercised at the appropriate office of the warrant agent or any other office indicated in an accompanying prospectus supplement. Before the exercise of warrants, holders will not have any of the rights of holders of the securities purchasable upon exercise and will not be entitled to payments made to holders of those securities.
The description in an accompanying prospectus supplement of any warrants we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable warrant agreement, which will be filed with the SEC if we offer warrants. For more information on how you can obtain copies of any warrant agreement if we offer warrants, see “Where You Can Find More Information.” We urge you to read the applicable warrant agreement and any accompanying prospectus supplement in their entirety.

SELLING SECURITYHOLDERS
This prospectus also relates to the offer and sale from time to time of up to 145,050,664 Class A shares by certain of our shareholders identified in the table below, who we refer to in this prospectus as the “selling securityholders.” The selling securityholders identified below may currently hold or acquire at any time Class A shares in addition to those registered hereby.
Beneficial ownership is determined in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them. Unless otherwise noted, the mailing address of each listed beneficial owner is 111 W. 19th Street, 8th Floor, New York, New York 10011.
The information in the below table (other than the percentages of our outstanding Class A shares beneficially owned) in respect of the selling securityholders was furnished by or on behalf of the selling securityholders and is as of May 1, 2020. Except as may be noted in this section, none of the selling securityholders has, or within the past three years has had, any material relationship with us or any of our affiliates.
NFEH is party to a shareholders’ agreement with us pursuant to which NFEH and certain of its permitted transferees have the right, in certain circumstances, to require us to register their shares of our Class A shares under the Securities Act for sale into the public markets.
No offer or sale under this prospectus may be made by any securityholder unless that holder is listed in the table below, in any supplement to this prospectus or in an amendment to the related registration statement that has become effective. We will supplement or amend this prospectus if applicable to include additional selling securityholders upon provision of all required information to us and subject to the terms of any relevant agreement between us and the selling securityholders.
The selling securityholders are not obligated to sell any of the Class A shares offered by this prospectus. Because the selling securityholders identified in the table may sell some or all of the Class A shares owned by them that are included in this prospectus, and because there are currently no agreements, arrangements or understandings with respect to the sale of any such Class A shares, no estimate can be given as to the number of shares covered by this prospectus that will be held by the selling securityholders upon termination of this offering. Therefore, for the purposes of the following table we have assumed that the selling securityholders will sell all of the Class A shares beneficially owned by them that are covered by this prospectus, but will not sell any other Class A shares that they may currently own.
	Class A Shares Beneficially Owned Prior to the Offering		Class A Shares Offered Hereby	Class A Shares Beneficially Owned After the Offering
	Number	%(1)		Number	%(1)
Selling Securityholders
New Fortress Energy Holdings(2)	144,342,572	85.6%	144,342,572	—	—

Directors and Executive Officers
Christopher S. Guinta	279,518	*	279,518	—	—
Desmond Iain Catterall	71,429	*	71,429	—	—
David J. Grain	114,294	*	71,429	—	—
C. William Griffin	308,429	*	71,429	—	—
John J. Mack	181,429	*	71,429	—	—
Katherine E. Wanner	77,129	*	71,429	—	—
Matthew Wilkinson	83,929	*	71,429	—	—
*	Represents beneficial ownership of less than one percent of shares outstanding. See footnote (1).
(1)
As of May 1, 2020, we had 24,236,495 Class A shares outstanding and 144,342,572 Class B shares outstanding, and all Class B shares outstanding were owned by NFEH. All of the selling securityholders, other than NFEH, held less than 1% of the total Class A shares and none of the Class B shares outstanding.

(2)
NFEH, which directly holds the Class B shares of the Company, is majority-owned and controlled by Fortress Equity Partners (A) LP (the “Fortress Shareholder”), a Delaware limited partnership. The Fortress Shareholder is managed by FIG LLC, a Delaware limited liability company, which is an affiliate of Fortress Investment Group LLC. Fortress Shareholder is controlled by Wesley R. Edens, our Chief Executive Officer and Chairman of the Board of Directors. Mr. Edens exercises voting power over the shares held by New Fortress Energy Holdings and may be deemed to be the beneficial owner thereof. Each of Mr. Edens and Mr. Randal A. Nardone, a member of our Board of Directors, has the right to acquire beneficial ownership of his pro rata portion of the Class B shares and corresponding NFI LLC Units held directly by New Fortress Energy Holdings at his election pursuant to the NFI LLC Agreement and may be deemed to share dispositive power over such Class B shares and NFI LLC Units.

DESCRIPTION OF OUR OPERATING AGREEMENT AND PROVISIONS OF DELAWARE LAW
Organization and Duration
Our limited liability company was formed on August 6, 2018, and will remain in existence until dissolved in accordance with our operating agreement.
Purpose
Under our operating agreement, we are permitted to engage in any business activity that lawfully may be conducted by a limited liability company organized under Delaware law and, in connection therewith, to exercise all of the rights and powers conferred upon us pursuant to the agreements relating to such business activity.
Agreement to be Bound by our Operating Agreement; Power of Attorney
By purchasing our Class A shares, you will be admitted as a member of our limited liability company and will be deemed to have agreed to be bound by the terms of our operating agreement. Pursuant to this agreement, each Class A shareholder and each person who acquires Class A shares from a Class A shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our operating agreement.
Amendment of Our Operating Agreement
Amendments to our operating agreement may be proposed only by or with the consent of our board of directors. To adopt a proposed amendment, our board of directors is required to seek written approval of the holders of the number of shares required to approve the amendment or call a meeting of our shareholders to consider and vote upon the proposed amendment. Except as set forth below, an amendment must be approved by holders of a majority of the outstanding shares.
Prohibited Amendments. No amendment may be made that would:
•	enlarge the obligations of any shareholder without such shareholder’s consent, unless approved by at least a majority of the type or class of shares so affected;
•	provide that we are not dissolved upon an election to dissolve our limited liability company by our board of directors that is approved by holders of a majority of the outstanding shares;
•	change the term of existence of our company; or
•
give any person the right to dissolve our limited liability company other than our board of directors’ right to dissolve our limited liability company with the approval of holders of a majority of the total combined voting power of our outstanding shares.

The provision of our operating agreement preventing the amendments having the effects described in any of the clauses above can be amended upon the approval of holders of at least two-thirds of the outstanding shares.
No Shareholder Approval. Our board of directors may generally make amendments to our operating agreement without the approval of any shareholder or assignee to reflect:
•	a change in our name, the location of our principal place of our business, our registered agent or our registered office;
•	the admission, substitution, withdrawal or removal of shareholders in accordance with our operating agreement;
•
the merger of our company or any of its subsidiaries into, or the conveyance of all of our assets to, a newly-formed entity if the sole purpose of that merger or conveyance is to effect a mere change in our legal form into another limited liability entity;

•
a change that our board of directors determines to be necessary or appropriate for us to qualify or continue our qualification as a company in which our members have limited liability under the laws of any state;

•	a change in our legal form from a limited liability company to a corporation;
•
an amendment that our board of directors determines, based upon the advice of counsel, to be necessary or appropriate to prevent us, members of our board, or our officers, agents or trustees from in any manner being subjected to the provisions of the Investment Company Act of 1940, the Investment Advisers Act of 1940, or “plan asset” regulations adopted under the Employee Retirement Income Security Act of 1974, or ERISA, whether or not substantially similar to plan asset regulations currently applied or proposed;

•	an amendment that our board of directors determines to be necessary or appropriate for the authorization of additional securities;
•	any amendment expressly permitted in our operating agreement to be made by our board of directors acting alone;
•	an amendment effected, necessitated or contemplated by a merger agreement that has been approved under the terms of our operating agreement;
•
any amendment that our board of directors determines to be necessary or appropriate for the formation by us of, or our investment in, any corporation, partnership or other entity, as otherwise permitted by our operating agreement;

•	a change in our fiscal year or taxable year and related changes; and
•	any other amendments substantially similar to any of the matters described in the clauses above.
In addition, our board of directors may make amendments to our operating agreement without the approval of any shareholder or assignee if our board of directors determines that those amendments:
•	do not adversely affect the shareholders in any material respect;
•
are necessary or appropriate to satisfy any requirements, conditions or guidelines contained in any opinion, directive, order, ruling or regulation of any federal or state agency or judicial authority or contained in any federal or state statute;

•
are necessary or appropriate to facilitate the trading of shares or to comply with any rule, regulation, guideline or requirement of any securities exchange on which the shares are or will be listed for trading, compliance with any of which our board of directors deems to be in the best interests of us and our shareholders;

•	are necessary or appropriate for any action taken by our board of directors relating to splits or combinations of shares under the provisions of our operating agreement; or
•	are required to effect the intent expressed in this prospectus or the intent of the provisions of our operating agreement or are otherwise contemplated by our operating agreement.
Termination and Dissolution
We will continue as a limited liability company until terminated under our operating agreement. We will dissolve upon: (1) the election of our board of directors to dissolve us, if approved by holders of a majority of our outstanding shares; (2) the sale, exchange or other disposition of all or substantially all of our assets and those of our subsidiaries; (3) the entry of a decree of judicial dissolution of our limited liability company; or (4) at any time that we no longer have any shareholders, unless our business is continued in accordance with the Delaware LLC Act.
Books and Reports
We are required to keep appropriate books of our business at our principal offices. The books are maintained for both tax and financial reporting purposes on an accrual basis. For financial reporting purposes and for tax purposes, our fiscal year is the calendar year. Our operating agreement provides that our shareholders have the right, subject to certain restrictions stated therein, to obtain access to certain of our books and records upon reasonable demand for any purpose reasonably related to such shareholder’s interest as a shareholder; provided, however, that we are only be required to provide access to our books and records to shareholders who have held over 1% of our total outstanding shares for a period of at least one year from the date of such request. We use reasonable efforts to furnish to you an annual report containing audited consolidated financial statements and a report on those consolidated financial statements by our independent public accountants. We are be deemed to have made any such report available if we file such report with the SEC on EDGAR or make the report available on a publicly available website that we maintain.
Anti-Takeover Effects of Delaware Law and Our Operating Agreement
The following is a summary of certain provisions of our operating agreement that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a shareholder might consider to be in its best interest, including those attempts that might result in a premium over the market price for the Class A shares held by Class A shareholders.
Issuance of Additional Interests
Our operating agreement authorizes us to issue an unlimited number of additional limited liability company interests for the consideration and on the terms and conditions determined by our board of directors without the approval of the shareholders, subject to the requirements of NASDAQ. These additional limited liability company interests may be utilized for a variety of corporate purposes, including future offerings to raise additional capital and corporate acquisitions. The existence of authorized but unissued limited liability company interests could render more difficult or discourage an attempt to obtain control over us by means of a proxy contest, tender offer, merger or otherwise.
Delaware Business Combination Statute—Section 203
We are a limited liability company organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction that would cause a change in our control.
Section 203 of the DGCL, which restricts certain business combinations with interested shareholders in certain situations, does not apply to limited liability companies unless they elect to utilize it. Our operating agreement does not currently elect to have Section 203 of the DGCL apply to us. In general, this statute prohibits a publicly held Delaware corporation from engaging in a business combination with an interested shareholder for a period of three years after the date of the transaction by which that person became an interested shareholder, unless the business combination is approved in a prescribed manner.
Other Provisions of Our Operating Agreement
Our operating agreement provides that our board shall consist of not fewer than three and not more than nine directors as the board of directors may from time to time determine, subject to the consent rights of the Consenting Entities described under “—Consent Rights” below. Our board of directors is divided into three classes that are, as nearly as possible, of equal size. Each class of directors is elected for a three-year term of office, but the terms are staggered so that the term of only one class of directors expires at each annual general meeting. We believe that classification of our board of directors will help to assure the continuity and stability of our business strategies and policies as determined by our board of directors. Additionally, there is no cumulative voting in the election of directors. This classified board provision could have the effect of making the replacement of incumbent directors more time consuming and difficult. At least two annual meetings of shareholders, instead of one, will generally be required to effect a change in a majority of our board of directors.
The classified board provision could increase the likelihood that incumbent directors will retain their positions. The staggered terms of directors may delay, defer or prevent a tender offer or an attempt to change control of us, even though a tender offer or change in control might be believed by our shareholders to be in their best interest.
In addition, our operating agreement provides that any director or the entire board of directors may be removed, with or without cause, at any time, by holders of a majority of the total combined voting power of all of our outstanding Class A shares and Class B shares then entitled to vote at an election of directors.
In addition, our board of directors shall have the power to appoint a person as a director to fill a vacancy on our board occurring as a result of the death, disability, disqualification removal or resignation of a director, or as a result of an increase in the size of our board of directors.

Pursuant to our operating agreement, preferred shares may be issued from time to time, and the board of directors is authorized to determine and alter all designations, preferences, rights, powers and duties without limitation. See “Description of Shares—Preferred Shares.” Our operating agreement does not provide our shareholders with the ability to call a special meeting of the shareholders.
Ability of Our Shareholders to Act
Our operating agreement does not permit our shareholders to call special shareholders meetings. Special meetings of shareholders may be called by a majority of the board of directors or a committee of the board of directors that has been duly designated by the board of directors and whose powers include the authority to call such meetings. Written notice of any special meeting so called shall be given to each shareholder of record entitled to vote at such meeting not less than 10 or more than 60 days before the date of such meeting, unless otherwise required by law.
Our operating agreement also prohibits our shareholders from consenting in writing to take any action in lieu of taking such action at a duly called annual or special meeting of our shareholders.
Our operating agreement provides that nominations of persons for election to our board of directors may be made at any annual meeting of our shareholders, or at any special meeting of our shareholders called for the purpose of electing directors, (a) by or at the direction of our board of directors or (b) by certain shareholders. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a shareholder, such shareholder must have given timely notice thereof in proper written form to our secretary. To be timely, a shareholder’s notice must be delivered to or mailed and received at our principal executive offices (i) in the case of an annual meeting, not less than 90 days nor more than 120 days prior to the anniversary of the date on which we first made publicly available (whether by mailing, by filing with the SEC or by posting on an internet website) our proxy materials for the immediately preceding annual meeting of shareholders; provided, however, that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, notice by a shareholder in order to be timely must be so received not later than the close of business on the tenth day following the day on which such notice of the date of the annual meeting was mailed or such public disclosure of the date of the annual meeting was made, whichever first occurs and (ii) in the case of a special meeting, not later than the tenth day following the day on which such notice of the date of the special meeting was mailed or such public disclosure of the date of the special meeting was made, whichever first occurs.
Removal of Members of Our Board of Directors
A director or the entire board of directors may be removed, with or without cause, at any time, by holders of at least 80% of the total combined voting power of all of our outstanding Class A shares and Class B shares then entitled to vote at an election of directors. The vacancy in the board of directors caused by any such removal would be filled by a vote of the majority of directors then in office.
Limited Liability
The Delaware LLC Act provides that a member who receives a distribution from a Delaware limited liability company and knew at the time of the distribution that the distribution was in violation of the Delaware LLC Act shall be liable to the company for the amount of the distribution for three years. Under the Delaware LLC Act, a limited liability company may not make a distribution to a member if, after the distribution, all liabilities of the company, other than liabilities to members on account of their shares and liabilities for which the recourse of creditors is limited to specific property of the company, would exceed the fair value of the assets of the company. For the purpose of determining the fair value of the assets of a company, the Delaware LLC Act provides that the fair value of property subject to liability for which recourse of creditors is limited shall be included in the assets of the company only to the extent that the fair value of that property exceeds the nonrecourse liability.

Forum Selection
Our operating agreement provides that unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for:
•	any derivative action or proceeding brought on our behalf;
•	any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, employees or agents to us or our shareholders;
•	any action asserting a claim against us or any director or officer or other employee of ours arising pursuant to any provision of the Delaware LLC Act or our operating agreement; or
•
any action asserting a claim against us or any director or officer or other employee of ours that is governed by the internal affairs doctrine, in each such case subject to such Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein.

The exclusive forum provision would not apply to suits brought to enforce any liability or duty created by the Securities Act of 1933, as amended (the “Securities Act”), or the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction. To the extent that any such claims may be based upon federal law claims, Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. Furthermore, Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.
Our operating agreement also provides that any person or entity purchasing or otherwise acquiring any interest in our shares is deemed to have notice of, and to have consented to, this forum selection provision. Although we believe these provisions benefit us by providing increased consistency in the application of Delaware law for the specified types of actions and proceedings, the provisions may have the effect of discouraging lawsuits against our directors, officers, employees and agents. The enforceability of similar exclusive forum provisions in other companies’ operating agreements or certificates of incorporation has been challenged in legal proceedings, and it is possible that, in connection with one or more actions or proceedings described above, a court could rule that this provision in our operating agreement is inapplicable or unenforceable.
Consent Rights
So long as the Consenting Entities and their affiliates collectively, directly or indirectly, own at least 30% of the outstanding Class A shares and Class B shares, we have agreed not to take, and will take all necessary action to cause our subsidiaries not to take, the following direct or indirect actions (or enter into an agreement to take such actions) without the prior consent of each of the Consenting Entities (so long as such Consenting Entity or its Affiliates owns at least one share):
•	any material change, through any acquisition, disposition of assets or otherwise, in the nature of our business or operations and our subsidiaries as of the date of our operating agreement;
•	terminating Wesley Edens as our chief executive officer or as Chairman of the Board of Directors and hiring or appointing his successor;
•
any transaction that, if consummated, would constitute a Change of Control (as defined in our operating agreement) or entering into any definitive agreement or series of related agreements that govern any transaction or series of related transactions that, if consummated, would result in a Change of Control;

•	any increase or decrease in the size of the Board of Directors, committees of the Board of Directors and board and committees of our subsidiaries;

•	any voluntary election by us or any of our subsidiaries to liquidate or dissolve or commence bankruptcy or insolvency proceedings or the adoption of a plan with respect to any of the foregoing; and
•
any amendment, modification or waiver of our operating agreement or any other of our governing documents following the date of our operating agreement that materially and adversely affects any Consenting Entity or any of their affiliates.

Corporate Opportunity
Under our operating agreement, to the extent permitted by law:
•
NFEH and its respective affiliates have the right to, and have no duty to abstain from, exercising such right to, engage or invest in the same or similar business as us, do business with any of our clients, customers or vendors or employ or otherwise engage any of our officers, directors or employees;

•
if NFEH and its respective affiliates or any of their officers, directors or employees acquire knowledge of a potential transaction that could be a corporate opportunity, it has no duty to offer such corporate opportunity to us, our Class A shareholders or affiliates;

•	we have renounced any interest or expectancy in, or in being offered an opportunity to participate in, such corporate opportunities; and
•
in the event that any of our directors and officers who is also a director, officer or employee of NFEH and their respective affiliates acquire knowledge of a corporate opportunity or is offered a corporate opportunity, provided that this knowledge was not acquired solely in such person’s capacity as our director or officer and such person acted in good faith, then such person is deemed to have fully satisfied such person’s fiduciary duty and is not liable to us if NFEH and their respective affiliates pursues or acquires the corporate opportunity or if such person did not present the corporate opportunity to us.

PLAN OF DISTRIBUTION
We or the selling securityholders may sell the securities being offered hereby in one or more of the following ways from time to time:
•	to underwriters for resale to purchasers;
•	directly to purchasers;
•	through agents or dealers to purchasers;
•	in “at-the market” offerings (as defined in Rule 415 under the Securities Act of 1933);
•	through a combination of any of these methods; or
•	through any other method permitted by applicable law and described in a prospectus supplement.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and any accompanying prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and any accompanying prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and any accompanying prospectus supplement.
We will identify the specific plan of distribution in a prospectus supplement, including:
•	the terms of the offering;
•	the names of the underwriters, dealers, agents or direct purchasers and their compensation;
•	the purchase price of the securities and the net proceeds we will receive from the sale;
•	any delayed delivery obligations to take the securities;
•	the nature of the underwriters’ obligations to take the securities;
•	any securities exchange or market on which the securities may be listed; and
•	other facts material to the transaction.
Underwriters, dealers and agents
If we use underwriters in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. If we use an underwriting syndicate, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If we use underwriters for a sale of securities, the underwriters will acquire the securities for their own accounts. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent and the underwriters will be obligated to purchase all of the offered securities if any are purchased.
If dealers are used in an offering, we may sell the securities to the dealers as principals. The dealers then may resell the securities to the public at varying prices which they determine at the time of resale. The names of the dealers and the terms of the transaction will be specified in a prospectus supplement.
If agents are used in an offering, the names of the agents and the terms of the agency will be specified in a prospectus supplement. Unless otherwise indicated in a prospectus supplement, the agents will act on a best-efforts basis for the period of their appointment.
Dealers and agents named in a prospectus supplement may be underwriters as defined in the Securities Act of 1933 and any discounts or commissions they receive from us and any profit on their resale of the securities may be treated as underwriting discounts and commissions under the Securities Act of 1933. We will identify in the applicable prospectus supplement any underwriters, dealers or agents and will describe their compensation. We may have agreements with the underwriters, dealers and agents to indemnify them against specified civil liabilities, including liabilities under the Securities Act of 1933.
Underwriters, dealers or agents and their associates may engage in other transactions with and perform other services for us in the ordinary course of business.
If so indicated in a prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by institutional investors to purchase securities pursuant to contracts providing for payment and delivery on a future date. We may enter contracts with commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutional investors. The obligations of any institutional investor will be subject to the condition that its purchase of the offered securities will not be illegal at the time of delivery. The underwriters and other agents will not be responsible for the validity or performance of contracts.
Direct sales
We may sell securities directly to one or more purchasers without using underwriters or agents.
At-the-market offerings
We may also sell the securities offered by any applicable prospectus supplement in “at-the-market offerings” within the meaning of Rule 415 of the Securities Act of 1933, to or through a market maker or into an existing trading market, on an exchange or otherwise.
Trading markets and listing of securities
Unless otherwise specified in the applicable prospectus supplement, each class or series of securities will be a new issue with no established trading market, other than our Class A shares, which are listed on NASDAQ Global Select Market. We may elect to list any other class or series of securities on any exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a class or series of securities, but the underwriters will not be obligated to do so and may discontinue any market making at any time without notice. We cannot give any assurance as to the liquidity of the trading market for any of the securities.
Stabilization activities
In connection with an offering, an underwriter may purchase and sell securities in the open market. These transactions may include short sales, stabilizing transactions and purchases to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of securities than they are required to purchase in the offering. “Covered” short sales are sales made in an amount not greater than the underwriters’ option to purchase additional securities, if any, from us in the offering. If the underwriters have an over-allotment option to purchase additional securities from us, the underwriters may close out any covered short position by either exercising their over-allotment option or purchasing securities in the open market. In determining the source of securities to close out the covered short position, the underwriters may consider, among other things, the price of securities available for purchase in the open market as compared to the price at which they may purchase securities through the over-allotment option. “Naked” short sales are any sales in excess of such option or where the underwriters do not have an over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the securities in the open market after pricing that could adversely affect investors who purchase in the offering.
Accordingly, to cover these short sales positions or to otherwise stabilize or maintain the price of the securities, the underwriters may bid for or purchase securities in the open market and may impose penalty bids. If penalty bids are imposed, selling concessions allowed to syndicate members or other broker-dealers participating in the offering are reclaimed if securities previously distributed in the offering are repurchased, whether in connection with stabilization transactions or otherwise. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. The impositions of a penalty bid may also affect the price of the securities to the extent that it discourages resale of the securities. The magnitude or effect of any stabilization or other transactions is uncertain. These transactions may be effected on NASDAQ Global Select Market or otherwise and, if commenced, may be discontinued at any time.

U.S. FEDERAL INCOME TAX CONSIDERATIONS FOR
NON-U.S. HOLDERS OF CLASS A SHARES
The following is a summary of U.S. federal income considerations generally applicable to non-U.S. holders (as defined below) of the ownership and disposition of our Class A shares. The following summary is based on current provisions of the Internal Revenue Code of 1986, as amended, or the Code, Treasury regulations and judicial and administrative authority, all of which are subject to change or differing interpretation, possibly with retroactive effect. State, local, foreign, and estate tax consequences are not summarized, nor are tax consequences to special classes of investors or investors subject to special rules, including, but not limited to, certain former citizens and former long-term residents of the United States, a “controlled foreign corporation,” a “passive foreign investment company,” a corporation that accumulates earnings to avoid U.S. federal income tax, a partnership or other “pass through” entity or an investor in any such entity, a holder who is subject to special exemptions or other special rules under the Foreign Investment in Real Property Tax Act of 1980 (“FIRPTA”), persons who own (actually or constructively) more than 5% of our Class A shares, a tax-exempt organization, a bank or other financial institution, a broker, dealer or trader in securities, commodities or currencies, a person holding our Class A shares as part of a hedging, conversion, straddle, constructive sale or other risk reduction transaction or an insurance company. Tax consequences may vary depending upon the particular status of an investor. The summary is limited to non-U.S. holders who purchase our Class A shares for cash pursuant to an offering under this prospectus and who hold our Class A shares as a “capital asset“(generally, property held for investment). Each potential investor should consult its tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership and disposition of our Class A shares.
For purposes of this summary, the term “non-U.S. holder” means a beneficial owner of our Class A shares (other than a partnership or other pass-through entity) that is not: a citizen or individual resident of the United States; a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) organized in or under the laws of the United States, any state thereof or the District of Columbia; an estate the income of which is subject to U.S. federal income taxation regardless of its source; or a trust if (i) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) the trust has a valid election in effect to be treated as a U.S. person.
If a partnership (including any entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds our Class A shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner in a partnership holding our Class A shares, you should consult your tax advisor as to the particular U.S. federal income tax consequences applicable to you.
Distributions
Distributions with respect to our Class A shares will be treated as dividends to the extent paid from our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. If a distribution exceeds our current and accumulated earnings and profits, then subject to the next sentence, the excess will be treated first as a return of capital to the extent of a holder’s adjusted tax basis in our Class A shares and thereafter as capital gain from the sale or exchange of such Class A shares, subject to the tax treatment described below in “—Dispositions.'' If we are or become a U.S. real property holding corporation (as described below), we may be required to withhold 15% of any distribution to a non-U.S. holder that exceeds our current and accumulated earnings and profits if either our Class A shares are not then treated as regularly traded on an established securities market or the non-U.S. holder owns in excess of 5% of our Class A shares.
Generally, distributions treated as dividends paid to a non-U.S. holder with respect to our Class A shares will be subject to a 30% U.S. withholding tax, or such lower rate as may be specified by an applicable income tax treaty. Distributions treated as dividends that are effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable tax treaty, are attributable to a U.S. permanent establishment of such non-U.S. holder) are generally subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person and are exempt from the 30% withholding tax (assuming compliance with certain certification requirements). Any such effectively connected distributions received by a non-U.S. holder that is a corporation may also, under certain circumstances, be subject to an additional “branch profits tax” at a rate of 30% (or lower applicable treaty rate).

To claim the benefit of an applicable tax treaty or an exemption from withholding because the income is effectively connected with the non-U.S. holder's conduct of a trade or business in the United States, a non-U.S. holder generally will be required to provide a properly executed Internal Revenue Service Form W-8BEN or W-8BEN-E (if the holder is claiming the benefits of an income tax treaty) or Form W-8ECI (for income effectively connected with a trade or business in the United States) or other suitable form. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under a relevant tax treaty.
Dispositions
A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax with respect to gain realized on the sale, exchange or other disposition of our Class A shares unless:
•
the gain is effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. holder);

•
in the case of a non-U.S. holder that is a non-resident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met; or

•
we are or have been a “United States real property holding corporation” (“USRPHC”) at any time within the shorter of the five-year period ending on the date of such sale, exchange, or other taxable disposition or the period that such non-U.S. holder held our Class A shares and either (a) our Class A shares were not treated as regularly traded on an established securities market at the time of the sale, or (b) such non-U.S. holder owns or owned (actually or constructively) more than 5% of our Class A shares at any time during the shorter of the two periods mentioned above.

If gain or loss on the disposition of our Class A shares is effectively connected with a non-U.S. holder's conduct of a trade or business within the United States (and, if required by an applicable tax treaty, is attributable to a U.S. permanent establishment of such non-U.S. Holder), such gain or loss will be subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person, and in the case of a non-U.S. holder that is a foreign corporation, such gain may also be subject to an additional branch profits tax at a rate of 30% (or a lower applicable treaty rate). If a non-U.S. holder is an individual that is present in the United States for 183 or more days in the taxable year of disposition and certain other requirements are met, the non-U.S. holder generally will be subject to a flat income tax at a rate of 30% (or lower applicable treaty rate) on any capital gain recognized on the disposition of our Class A shares, which may be offset by certain U.S. source capital losses.
With respect to the third bullet above, a corporation generally is a USRPHC if the fair market value of its U.S. real property interests, as defined in the Code and applicable Treasury regulations, equals or exceeds 50% of the aggregate fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. Although we believe that we currently are not a USRPHC, this determination is not free from doubt, and we could become a USRPHC in the future depending on the manner in which we expand our business. In addition, although we anticipate that our Class A shares will be treated as “regularly traded on an established securities market” following this offering, no assurance can be given that our Class A shares will continue to be so treated in the future. If the third bullet above applies to a non-U.S. holder, gain recognized on the disposition of our common shares generally will be subject to U.S. federal income tax under FIRPTA on a net income basis in the same manner as if the non-U.S. holder were a U.S. person. In addition, if our stock ceased to be "regularly traded," the transferee in any disposition would generally be required to withhold 15% of the amount realized on the disposition under FIRPTA. Non-U.S. holders should consult their tax advisors regarding the foregoing rules.
Information Reporting and Backup Withholding
Information returns are required to be filed with the Internal Revenue Service in connection with payments of dividends on our Class A shares. Unless you comply with certification procedures to establish that you are not a U.S. person, information returns may also be filed with the Internal Revenue Service in connection with the proceeds from a sale or other disposition of our Class A shares. You may be subject to backup withholding on payments on our Class A shares or on the proceeds from a sale or other disposition of our Class A shares unless you comply with certification procedures to establish that you are not a U.S. person or otherwise establish an exemption. Your provision of a properly executed applicable Internal Revenue Service Form W-8 certifying your non-U.S. status will generally permit you to avoid backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is timely furnished to the Internal Revenue Service.
Foreign Account Tax Compliance Act
Legislation enacted in 2010 and existing guidance issued thereunder require withholding at a rate of 30% on dividends in respect of our Class A shares held by or through certain foreign financial institutions (including investment funds), unless such institution enters into an agreement with the United States Department of the Treasury to report, on an annual basis, information with respect to interests in, and accounts maintained by, the institution to the extent such interests or accounts are held by certain U.S. persons and by certain non-U.S. entities that are wholly or partially owned by U.S. persons and to withhold on certain payments. Accordingly, the entity through which our Class A shares are held will affect the determination of whether such withholding is required. Similarly, dividends in respect of our Class A shares held by an investor that is a non-financial non-U.S. entity that does not qualify under certain exemptions will be subject to withholding at a rate of 30%, unless such entity either (i) certifies that such entity does not have any “substantial United States owners” or (ii) provides certain information regarding the entity's “substantial United States owners,” which we or the applicable withholding agent will in turn provide to the Internal Revenue Service. An intergovernmental agreement between the United States and an applicable foreign country, or future Treasury regulations or other guidance, may modify the foregoing requirements. We will not pay any additional amounts to stockholders in respect of any amounts withheld. Stockholders are encouraged to consult their tax advisors regarding the possible implications of the legislation on their investment in our Class A shares.

ERISA CONSIDERATIONS
The following is a general summary of certain considerations associated with the acquisition and holding of securities offered hereunder by employee benefit plans that are subject to Title I of ERISA, plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA), non-U.S. plans (as described in Section 4(b)(4) of securities) or other plans that are not subject to the foregoing but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement (each, a “Plan”).
This summary is based on the provisions of ERISA and the Code (and related regulations and administrative and judicial interpretations) as of the date of this prospectus. This summary does not purport to be complete, and no assurance can be given that future legislation, court decisions, regulations, rulings or pronouncements will not significantly modify the requirements summarized below. Any of these changes may be retroactive and may thereby apply to transactions entered into prior to the date of their enactment or release. This discussion is general in nature and is not intended to be all inclusive, nor should it be construed as investment or legal advice. Each time we or any securityholders offer, issue or sell securities, we will provide a supplement to this prospectus that may contain supplemental information to this summary.
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of an ERISA Plan or the management or disposition of the assets of an ERISA Plan, or who renders investment advice for a fee or other compensation to an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan. We and our affiliates will not act in a fiduciary capacity with respect to any Plan's investment in our securities.
In considering an investment in a security offered pursuant hereto with a portion of the assets of any Plan, a fiduciary should consider the Plan’s particular circumstances and all of the facts and circumstances of the investment and determine whether the acquisition and holding of such security is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code, or any Similar Law relating to the fiduciary’s duties to the Plan, including, without limitation:
•	whether the investment is prudent under Section 404(a)(1)(B) of ERISA and any other applicable Similar Laws;
•	whether, in making the investment, the ERISA Plan will satisfy the diversification requirements of Section 404(a)(1)(C) of ERISA and any other applicable Similar Laws;
•	whether the investment is permitted under the terms of the applicable documents governing the Plan;
•	whether in the future there may be no market in which to sell or otherwise dispose of the security;
•
whether the acquisition or holding of such security will constitute a “prohibited transaction” under Section 406 of ERISA or Section 4975 of the Code (please see discussion under “—Prohibited Transaction Issues” below); and

•	whether the Plan will be considered to hold, as plan assets, (i) only such security or (ii) an undivided interest in our underlying assets (please see the discussion under “—Plan Asset Issues” below).
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engages in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engages in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of our securities by an ERISA Plan with respect to which the issuer or certain other parties is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption.
Because of the foregoing, our securities (including interests therein) should not be acquired or held by any person investing “plan assets” of any Plan, unless such acquisition and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or a similar violation of any applicable Similar Laws.
Plan Asset Issues
Additionally, a fiduciary of a Plan should consider whether the Plan will, by investing in our equity securities, be deemed to own an undivided interest in our assets, with the result that we would become a fiduciary of the Plan and our operations would be subject to the regulatory restrictions of ERISA, including its prohibited transaction rules, as well as the prohibited transaction rules of the Code and any other applicable Similar Laws.
The Department of Labor (the “DOL”) regulations, as modified by Section 3(42) of ERISA (the “Plan Asset Regulation”) provide guidance with respect to whether the assets of an entity in which ERISA Plans acquire equity interests would be deemed “plan assets” under some circumstances. Under the Plan Asset Regulation, an entity’s assets generally would not be considered to be “plan assets” if, among other things:
•
equity interests acquired by ERISA Plans are “publicly offered securities” (as defined in the DOL regulations)—i.e., the equity interests are part of a class of securities that is widely held by 100 or more investors independent of the issuer and each other, are “freely transferable” (as defined in the DOL regulations), and are either registered under certain provisions of the federal securities laws or sold to the ERISA Plan as part of a public offering under certain conditions;

•
the entity is an “operating company” (as defined in the DOL regulations)—i.e., it is primarily engaged in the production or sale of a product or service, other than the investment of capital, either directly or through a majority-owned subsidiary or subsidiaries; or

•
there is no significant investment by benefit plan investors, which is defined to mean that immediately after the most recent acquisition by an ERISA Plan of any equity interest in the entity, less than 25% of the total value of each class of equity interest (disregarding certain interests held by persons (other than benefit plan investors) with discretionary authority or control over the assets of the entity or who provide investment advice for a fee (direct or indirect) with respect to such assets, and any affiliates thereof) is held by ERISA Plans, IRAs and certain other Plans (but not including governmental plans, foreign plans and certain church plans), and entities whose underlying assets are deemed to include plan assets by reason of a Plan’s investment in the entity.

Due to the complexity of these rules and the excise taxes, penalties and liabilities that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering acquiring and/or holding our equity securities on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the investment in such securities. Purchasers of our securities have the exclusive responsibility for ensuring, and will be deemed (and in certain cases may be required) to represent, that their acquisition and holding of such securities complies with the fiduciary responsibility rules of ERISA and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The sale of any security to a Plan is in no respect a representation or recommendation by us or any of our respective affiliates or representatives that such an investment meets all relevant legal requirements with respect to investments by any such Plan or that such investment is appropriate or advisable for any such Plan.

LEGAL MATTERS
Unless otherwise indicated in any accompanying prospectus supplement, Skadden, Arps, Slate, Meagher & Flom LLP will provide opinions regarding the authorization and validity of the securities. Skadden, Arps, Slate, Meagher & Flom LLP may also provide opinions regarding certain other matters. Any underwriters will be advised about legal matters by their own counsel, which will be named in an accompanying prospectus supplement.
EXPERTS
Ernst & Young LLP (“E&Y”), independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2019, as set forth in their report, which is incorporated by reference in this prospectus. Our financial statements are incorporated by reference in reliance on E&Y’s report, given on their authority as experts in accounting and auditing.